ARTICLE 1

                             THE CONTRACT DOCUNTENTS


1.1


     The following documents shall constitute integral parts of this Agreement (this "Agreement"), the whole collectively to be known and referred to as "the Contract":

(a) This document;

(b) The Contract Documents including the following:


Exhibit "A" Bid Proposal and Form, including the General Conditions and
        Requirements

Exhibit "B" Bid Modifications, including the Project General Conditions and
        Requirements

Exhibit "C" List of applicable Contract Drawings. Plans and Specifications

Exhibit "D" Schedule of Values

Exhibit "E" Unit Price Schedule

Exhibit "F" Job Schedule (actual)

Exhibit "G" General Terms of Insurance and Certificate of Insurance (actual)

Exhibit "H" "How to Get Paid" memo

Exhibit "I" W-9 Tax Identification Number Form

Exhibit "J" Cost Break Down by Trades Schedule [lender optional]

Exhibit "K" Assignment of Project Documents [lender optional]

Exhibit "L" Contractor's Consent Form [lender optional]

Exhibit "M" Tax Exempt Certificate [if applicable]

Exhibit 'N" Construction Payment Request Form

Exhibit "0" The Commitment Memorandum

Exhibit "P" Scope of Work-Form

Exhibit "Q" The Precontract Memorandum

Exhibit "R" Notice to Proceed

     (c) All Addenda;

     (d) All Supplementary Agreements to the Contract.

     (e)Civil and Architectural Drawings, Plans and Specifications issued by the Architect dated May22, 1996, per Exhibit C

     (f) Structural Drawings, Plans and Specifications dated June 5, 1996 per Exhibit C


     Any discrepancy or claimed ambiguity between or among the substantive terms of this document and any other Contract Document shall be controlled by giving priority to such documents in the following order, the first having the highest priority:

     (a) This Document;

     (b) The Commitment Memorandum (Exhibit 0)

     (c) The General Conditions and Requirements; and

     (d) The Specifications and Drawings.

PRIME CONTRACT BETWEEN  EKLECCO AND CONTRACTOR



                                 CONTRACT#PC-38

     This AGREEMENT is (illegible) effective as of the 17th day of June. 1996 (the "Effective Date"), between (the "Contractor") and the Owner ("EklecCo").

The Project is:                    Palisades Center

Scope of Work:                     Erection of Structural Steel

The Contractor is:                 US Bridge of New York, Inc.
                                   53-09 97th Place
                                   Corona, NY 11368
                                   Phone (718) 699-0100
                                   Fax   (718) 760-5696

Contractor's Authorized Agent:     Ronald or Joseph Polito

Contract's Authorized Attorney:

EklecCo's Authorized Agent:        Thomas J. Valenti, ("Agent")

EklecCo's Authorized Attorney:     Eric Alderman Associates, LLP
                                   4 Clinton Square, Suite 101
                                   Syracuse NY 13202
                                   (315) 422-6666 Telephone
                                   (315) 422-5050 Fax

The Architect is:                  Dal Pos Architects
                                   4 Clinton Square
                                   Syracuse NY 13202
                                   (315) 422-0201

The Site Engineer is:              O'Brien & Gere Engineers
                                   500 Brittonfield Parkway
                                   East Syracuse NY 13057
                                   (315) 437-1600

The Mechanical Engineer is:        Robson & Woese Inc.
                                   5895 Enterprise Parkway
                                   East Syracuse NY 13057
                                   (315) 445-2650

Structural Engineer is:            Thorson Baker & Associates
                                   8979 Brecksville Road
                                   Brecksville OH 44141
                                   (216) 546-9720

EklecCo and Contractor agree as set forth in the following pages.

                                    ARTICLE 2

                        THE WORK; TERMINATION OF THE WORK


2.1

     In  consideration  of the  payments  to be made by EklecCo as  provided  in
Article 6 below. Contractor agrees, at its own sole cost and expense, to furnish and perform, without exception, all the labor, services and management and to furnish and install all the materials, plant and equipment necessary to complete in good, substantial, workmanlike, warranted and approved manner the Work, described by the Contract Documents, as well as all other work incidental or related thereto reasonably necessary for a complete and acceptable Scope of Work for this Project (the "Work") within the time specified and in accordance with the terms, conditions and provisions of the Contract:

     Contractor has been informed by EklecCo and acknowledges that it is Contractor's sole and independent responsibility to obtain all necessary information and documents to bid the Contract. Contractor has satisfied itself, without limitation, that to submit a complete, knowing, binding, LUMP SUM BID, its bid has been based on all inquiry and documents it deems necessary and appropriate, and it will in all respects comply in its Work with all local, town, county, state and federal health, environmental, zoning, building, plumbing, electrical, sanitary, safety or other codes, ordinances, rules, regulations, laws or requirements, and that without exception or condition, Contractor shall be bound by the LUN~ SUNI CONTRACT PRICE (Article 6), except as specifically set forth in the Contract or a Supplementary Agreement. However, nothing in this section 2.1 shall impose on Contractor responsibilities relating to obtaining Site Plan approval.


2.2

     The Work including and without limitation is that included in Bid Proposal and Form and Contract Requirements, the General Conditions and Requirements, the Contract and Exhibit "P"

2.2.1.

     Contractor shall perform its Work to the satisfaction of EklecCo. Contractor shall abide by all orders, directions and requirements of EklecCo or EklecCo's Agent. EklecCo or Agent shall be entitled to: interpret the Contract and any Supplementary Agreement: will, in its commercial reasonable judgment, decide all questions in connection with the Work; and may reasonably modify portions of the Work and the Specifications to meet unforeseen conditions or circumstances arising during the course of the Work. EklecCo, in its commercially reasonable judgment, will determine the quality and acceptability of all parts of the Contractor's Work.

     (a) Contractor warrants that all Work, phasing and timing of Work, and all materials, equipment and appliances are to be as specified in the Contract, and all Work is warranted and guaranteed to be performed in a workmanlike manner, acceptable to EklecCo. EklecCo and its agents, architects and engineers shall be the judge of the quality and acceptability of materials and all aspects of the Work.

     (b) EklecCo or Agent may from time to time issue additional instructions to Contractor as may be necessary to amplify, augment, modify or clarify the Contract or the Contract Documents. These instructions may be in the form of drawings, specifications, interpretations and orders, and will be in connection with a Supplementary Agreement, unless in connection with a Supplementary Agreement, such additional instructions shall not be at additional cost to EklecCo.

     (c) The issuance by EklecCo of any payment for any Work prior to Final Completion, or prior to Final Acceptance and Final Payment by Lender, or, where applicable, Tenant, shall not preclude EklecCo, Agent, Lender or Tenant, as applicable, from questioning the acceptability, quality or validity of Contractor's Work, and shall not constitute a bar or waiver of any rights or require payment therefor, where it appears to EklecCo Agent, Lender or Tenant, as applicable, that the Work or materials are inadequate, defective or insufficient in any manner.

2.2.2

     In the event the materials or Work are unacceptable prior to the time any payment is due, upon receipt of written notice from EklecCo. Contractor shall have three (3) days to correct the defects at its own expense, and any payment then due under the Contract shall become due as part of the next regular pay request period or within 45 days of the completion date of the correction. In the event the defect cannot be cured within three (3) days, Contractor shall nevertheless commence substantial work toward the cure within three (3) days and provide EklecCo with a written schedule thereafter for completion and prosecute and complete all work necessary to correct the defect(s) with all necessary and possible speed and diligence.

2.2.3

     In the event that defects in the materials or Work are discovered after paying Contractor any sum due, and within 365 days of the date of completion and final acceptance of the Work, then, upon receipt of written notice from EklecCo. Contractor shall have ten (10) days to correct the defects at its own expense. If Contractor fails, in the sole judgment of EklecCo, to so correct satisfactorily, within the time specified, EklecCo shall have the right to cure the defects, and Contractor shall reimburse EklecCo for any and all costs incurred therein, as described in section 2.2.4 below. In the event the defect cannot be cured within ten (10) days. Contractor shall nevertheless commence substantial work toward the cure within ten (10) days and issue to EklecCo a written schedule for completion and thereafter prosecute and complete all work necessary to correct the defect(s) with all necessary and possible speed and diligence.

2.2.4

     If, in the sole judgment of EklecCo, Contractor at any time fails to satisfactorily correct the defects within the time specified in section 2.2.3 above, EklecCo shall have, in addition to any right provided by law, each of the following rights:

     (a) Correct the defects or cause another Contractor to correct the defects, and deduct all of the costs therefor from the amount owed Contractor, and, in addition, collect from Contractor any cost of correction of the defects in excess of the amount owed the Contractor, including any premium associated with a supplemental contract,

     (b) Accept the Work and issue a credit to EklecCo for the defective or deficient quality, against the Contract amount then or to become due, and

     (c) In the event of Contractor's delay, default or failure timely to correct a defect in the Work or materials, Contractor acknowledges there will be unascertainable costs associated with the delay in addition to other ascertainable costs. If the Work is not satisfactorily performed within the time specified in the Contract, or within any time extension granted by EklecCo, Contractor shall pay to EklecCo, in order to compensate EklecCo solely for unascertainable costs caused by such delay, the sum of $1,000 per day as settled and liquidated damages for such portion of the damages caused by such nonperformance. Such payment shall be in addition to and in no event shall relieve Contractor from liability for those damages and costs which can be ascertained and for any other direct and consequential damages resulting from any reasons other than delay, or as specified in the Contract.

2.3

     Contractor shall protect its Work until Final Completion and Final Acceptance of the Work by EklecCo, and Contractor shall make good or replace at no expense to EklecCo any damage to its Work from whatever cause which may occur prior to Final Acceptance by EklecCo, except Force Majeure (see section 2.8 below) or as covered by applicable Builder's Risk Insurance.

2.3.1.

     The issuance by EklecCo of any payment for any Work prior to Final Completion, or Final Acceptance and Final Payment by EklecCo, or, where applicable, Lender or Tenant, shall not preclude EklecCo, Agent, Lender or Tenant from questioning the acceptability, quality or validity of Contractor's Work, and shall not constitute a bar or waiver of any rights, or require payment therefor, where it appears to EklecCo, Lender or Tenant that the Work or materials are inadequate, defective or insufficient m any manner

2.4.1

     Upon 72 hours Notice to Contractor, and without prejudice to any other rights or remedies EklecCo may have by law or under the Contract, EklecCo may terminate Contractor's right to proceed with its Work or a portion thereof in the event of any of the following:

     (a) If in EklecCo's commercially reasonable judgment, Contractor refuses or fails to timely or adequately supply a sufficiency of properly skilled workmen, or equipment, or materials of the proper quality, or to perform any of its obligations hereunder with sufficient diligence to insure completion of the Work within the time specified: or

     (b) If Contractor shall fail to obey: any local, state or federal laws, rules, regulations, permits, ordinances; or the directions from, through or as a result of any quality control or other inspectors for the project; or reasonable and material orders from EklecCo; or fail to obtain necessary or required licenses or permits; otherwise substantially violate any provision of the Contract; or

     (c) If Contractor becomes insolvent, adjudicated bankrupt or shall tile a petition for voluntary bankruptcy, reorganization or other relief pursuant to Federal bankruptcy laws, or makes an assignment for the benefit of creditors. In this regard, Contractor shall he required, upon EklecCo's request and at any time, to provide EklecCo with reasonable documentation as to its financial condition; or

     (d) If a receiver or liquidator shall be appointed for Contractor or any of its property and shall not be dismissed within twenty (20) days after such appointment, or the proceedings in connection therewith shall not be stayed upon appeal within the said twenty (20) days: or

     (e) If EklecCo becomes dissatisfied for just cause with the manner in which Contractor is prosecuting the Work; or

     (f)If Contractor's Work shows negligent acts or omissions or intentional or reckless disregard for EklecCo's rights or the best interests of the Project; or

     (g) Upon termination of EklecCo's right to proceed for reasons outside EklecCo's control, a material change in the financial circumstances of the Project after the commencement date of this Contract, or as provided elsewhere in this Agreement.

2.4.2

     Upon Contractor's receipt of Notice of Termination of Contractor's right to proceed with the Work, EklecCo shall be entitled to enter upon the Site and to have the Work completed in such manner as EklecCo in its sole and absolute discretion may determine.

     Contractor agrees to assign and deliver to EklecCo all material and material orders related to the Project.

2.4.3

     If EklecCo terminates Contractor's right to proceed with the Work for any reason, Contractor shall not be entitled to receive any further payment, except as provided in section 2.4.4 below.

CONTRACTOR'S SURETY MUST BE NOTIFIED BY CONTRACTOR OF THE
FOLLOWING SECTION 2.4.4:

2.4.4

     Upon terminating the Work or Contractor's notice to proceed, if the unpaid balance otherwise due and payable to Contractor exceeds the costs of completing the Work (the "Completion Costs") as provided in this section 2.4.4 , including, without limitation, the costs of additional inspection, architectural or engineering services, premiums on supplemental contracts, an allowance of eighteen percent (10%) for EklecCo's supervision and overhead, plus attorneys' fees and costs and any damage for delays, such excess shall he paid to the Contractor. If the Completion Costs exceed the unpaid balance, the Contractor and its Surety shall he liable to EklecCo for the excess and shall reimburse EklecCo for such excess within twenty (20) days following written Notice. For the purpose of this calculation, in NO event shall the unpaid balance due Contractor at any time, including upon a termination for ANY reason; (I) exceed the quantum meruit value of the work performed by Contractor; (ii) be calculated by reference to a contract schedule of values; or (iii) exceed the Lump Sum Contract Price, when taken together with all of EklecCo's Completion Costs for the Work, Upon termination of Contractor's right to proceed for any reason within section 2.4.1 (g) of this Agreement, Contractor shall be entitled to reasonable demobilization costs, but shall be entitled to any lost profits, consequential loss, lost opportunity costs, or any other costs or damages of a like or similar nature.

2.4.5

     As a condition of any payment or account reconciliation under this Article, Contractor must provide all applicable backup and executed Waiver of Lien Forms in a form acceptable to EklecCo, from each of Contractor's subcontractors, and their vendors and material suppliers.

2.5

     Contractor agrees to cooperate fully with EklecCo, and, as applicable, Lender and Tenant, and other contractors, subcontractors, trades, utilities and governmental authorities and agents in the faithful and timely completion of the Project. This section 2.5 shall be included in all Contracts between Contractor and its subcontractors, and between EklecCo and all other contractors at the Project.

2.6

     Contractor agrees that it included in its Lump Sum Contract Price for the Work under the Contract ANY potential additional work due to the fact that it does not have an exclusive Site for the Work, that the Project may in whole or in part be "fast tracked" or performed under adverse weather, coordination or site or off-site conditions. Contractor agrees it will make no claim for additional costs for those reasons or because of interferences of any trades, other contractors, utility work or similar interferences, or the necessity or desirability of or delays occasioned by coordination issues, delay in deliveries, by opening certain portions of the Project to traffic, delivery of materials, installation of utilities and roads, or partial or full occupancy before the entire Work is completed.

2.7

     Contractor shall cooperate with other contractors, subcontractors and trades employed at the Project including in the cleanup of the Project site.

2.7.1

     Contractor agrees that if it is awarded this Scope of Work, it will meet, as soon as practicable, with all other contractors which will he on site during the duration of Contractor's Work, and agrees to resolve all inter-contractor conflicts and coordination problems. EklecCo's Agent shall be available to moderate such disputes only after contractors have been unable to resolve any such dispute without Agent's intervention within a time deemed reasonable by Agent, then the Contractor agrees that EklecCo shall have the authority to determine the resolution of the dispute and effect enforcement of such resolution through all lawful means, including the imposition of Back Charges to a Contract.

2.7.2

     Contractor will be solely responsible for maintaining a clean working area at all times and for properly trucking all material off the job Site daily (see
Article 3, section O of the General Conditions and Requirements). For this Project, Contractor is required to utilize Miehle Sanitation for all waste hauling from the site.

2.8

     Contractor shall not be liable for, charged with or assessed any damages if Contractor is delayed in the progress of the Work by any act or occurrence beyond Contractor's reasonable control, including, but not limited to, any act of God, or the public enemy, unforeseeable acts of any municipality, local, state or federal agencies or other public bodies or governmental agencies or departments, insurrection, fire not of Contractor's cause, restrictions or freight embargoes ("Force Majeure"). In the event Contractor is delayed by reason of any of the foregoing, then the time for completion of the Work shall be extended for such reasonably comparable period as to take into consideration all such delays by a "no cost" schedule Change Order. Contractor shall give EklecCo reasonably prompt, but in no event later than 72 hours Notice, of the occurrence of any such delay and the details as to the delay's anticipated duration and effect upon the completion date or adjusted completion date for the Work, failure to provide such Notice shall act as and constitute a WAIVER by Contractor of any claim for time extension under this section 2.8.

2.9

     It shall be part of Contractor's Work to comply with all laws, rules, ordinances, orders and directions as provided in this Contract, and to provide all documentation required of Contractor by this Contract or otherwise reasonably required by EklecCo pursuant to this Contract.

2.9.1

     As part of its Work, and included in its Lump Sum Contract Price provided in Article below, Contractor shall keep all documents and backup, perform all reporting, and make all payments of, necessary for and in compliance with, all state, local and federal laws and regulations pertaining to wages and benefits, including, but not limited to any contractual agreements affecting the Project concerning prevailing or other wages and benefits and any agreement(s) with one or more trades pertaining to the Project.

2.10

     The Parties acknowledge that EklecCo is responsible to provide inspection and testing services for the Project, and, as applicable, for the Work, except, in the event the Contractor fails to properly notify the Inspection Services of the need or timing for any testing, or Contractor fails to meet performance or other Contract standards, and/or Contractor is required to rectify unacceptable Work which causes additional Inspection Services or expenses, or delay in the Work of another contractor or trade, Contractor shall he responsible and pay for any and all additional Inspection, Testing and related fees and expenses.

                                    ARTICLE 3

                             COMPLETION OF THE WORK

3.1

     TIME IS OF TIE ESSENCE OF THE CONTRACT. Contractor proceeds with the Work at its own risk and expense unless the Work is commenced pursuant to a Notice to Proceed. The Work to be performed under the Contract shall he commenced no later than June 17, 1996 and completed no later than (See Exhibit "F') subject to authorized modifications or extensions. Contractor understands and agrees that the completion date and duration, not commencement date control Contractor's obligations as to the timing of the Work. Substantial and Final completion shall he determined according to Article 8 of this Agreement and Article 6B of the General Conditions and Requirements.

                                    ARTICLE 4

                            MODIFICATIONS OF THE WORK


4.1

     Modification of the Work shall be pursuant to a written Change Order or Settlement Agreement authorized and executed by Agent, or a Backcharge, collectively or individually, each hereafter referred to as a "Supplementary Agreement".

4.2

     Any change, alteration, adjustment or deviation (a "Modification") from or of the Contract shall be made only upon written Supplementary Agreement, approved by EklecCo, and may, therefore, become an add, deduct or equal no change to the amount of the Work and/or the Lump Sum Contract Price due, as set forth in Article 6 of this Agreement.

4.2.1

     EklecCo may make Modifications in the Work as provided in the Contract Documents. The Contractor shall he reimbursed only for material Modifications in the Work resulting in a Change Order or Settlement Agreement, then, only as authorized by EklecCo, in advance, by an executed Change Order or Settlement Agreement, and then, payment shall be due only after the subject Work is completed. Payment to Contractor on Change Orders shall be pursuant to Article 7 below.

4.2.2

     For Modifications authorized by Change Order, the cost of the Change Order shall be determined by EklecCo in its reasonable commercially judgment, in one of the following ways:

     (a) Unit prices or hourly rates previously approved; or

     (b) An agreed lump sum price; or

     (c) A negotiated price set forth in a Change Order; or

     (d) Cost of Materials, Equipment and Labor plus a Fee.

4.2.3

     The Contractor's Fee on any Change Order shall be:

     (a) For work performed by the Contractor's own forces (that is workers on the Contractor's direct payroll): ten percent (10%).

     (b) For work performed by a Sub-contractor's forces: five percent (5%).

4.3

     No Modification of the Work shall be effective unless first approved by EklecCo or as required by the Construction Lender unless it interferes with the progress of the project.

4.4

     If Contractor fails to comply with section 2.10 or section 4~5 of this Contract, then Contractor shall pay for all costs and expenses of the Inspection and Testing service, or other trade that is affected by Contractors failure to comply. In the event Contractor disputes the imposition of any such cost or exposure, EklecCo reserves the right to resolve such dispute as provided in section 2.7.1 of this Contract.

4.5

     Contractor has been given one or more of a schedule to complete its Scope of Work. which is annexed as Exhibit 'F" to this Contract, outlining start and completion dates and duration periods for each scope. In any circumstance in which the start date of the schedule remains unaffected, Contractor shall have no right to additional fees, costs or expenses relating to schedule change. In the event of a schedule change which effects the duration, total hours on site or end date of the schedule, Contractor may request a Change Order pursuant to section 4.2.1 above, provided, that the change is due in whole or in part to the acts, omissions, or conduct of another contractor or trade, and then, the remedy for any such claim for additional compensation shall either be monetarily paid for by the trade or other trade that is responsible for such delay, or will be a change in the schedule at EklecCo's discretion.


                                    ARTICLE 5

               CONTRACTORS REPRESENTATIONS, WARRANTY AND GUARANTEE


5.1

     (a) CONTRACTOR REPRESENTS AND WARRANTS ITS WORK AS FREE FROM DEFECTS IN MATERIALS AND WORKMANSHIP AND FIT FOR THE PURPOSES FOR WHICH IT IS INTENDED OR FORESEEABLY MAY BE USED. CONTRACTOR GUARANTEES ALL OF ITS WORK AGAINST DEFECTS IN MATERIALS OR WORKMANSHIP FOR THE RESPECTIVE PERIODS STATED IN THE CONTRACT DOCUMENTS, BUT NOT LESS THAN A PERIOD OF TWELVE (12) MONTHS FOLLOWING THE DATE OF FINAL ACCEPTANCE OF SUCH WORK BY EKLECCO. CONTRACTOR SHALL EXECUTE A SEPARATE WRITTEN GUARANTEE IF REQUESTED BY EKLECCO.

     (b) UNDER THE GUARANTEE OF THIS ARTICLE 5, CONTRACTOR SHALL MAKE GOOD, AT ITS OWN EXPENSE AND WITHOUT DELAY, ANY DEFECTS OR FAILURE OF ANY PART OF THE WORK DUE TO POOR OR FAULTY WORKMANSHIP, MATERIALS, MANUFACTURE OR INSTALLATION, OR DUE TO THE FAILURE OF ANY EQUIPMENT OR MATERIALS TO SATISFACTORILY PERFORM AS REQUIRED BY THE CONTRACT, THE SPECIFICATIONS OR THIS REPRESENTATION,WARRANTY AND GUARANTY. CONTRACTOR SHALL ALSO, AT ITS OWN EXPENSE, MAKE GOOD ANY DIRECT OR
CONSEQUENTIAL  DAMAGE  TO  EKLECCO  OR ANY PART OF THE  PROJECT  CAUSED  BY SUCH
FAILURE.

     WITH RESPECT TO LATENT DEFECTS, CONTRACTOR AGREES THAT ANY LATENT DEFECT IN MATERIAL OR WORKMANSHIIP WHICH IS IDENTIFIED WITHIN TWENTY-FOUR (24) MONTHS FOLLOWING THE DATE OF FINAL ACCEPTANCE OF THE WORK AND PAYMENT OF THE FINAL
RETENTION AMOUNTS ("GUARANTY PERIOD") SHALL BE CORRECTED AT THE CONTRACTOR'S EXPENSE WITHIN SIXTY (60) DAYS FOLLOWING NOTICE; PROVIDED, HOWEVER THAT IF THE DEFECT OR REQUIRED CORRECTION ADVERSELY AFFECTS THE OPERATION OF THE PROJECT OR THE CONTINUATION OF ANY WORK, THE CORRECTION SHALL TAKE PLACE IMMEDIATELY. ANY WORK REPLACED OR REBUILT DURING THE ABOVE MENTIONED GUARANTY PERIOD SHALL BE SIMILARLY GUARANTEED FOR A TWELVE (12) MONTH PERIOD STARTING FROM THE DATE OF ACCEPTANCE OF THE REPAIR, RECONSTRUCTION OR REPLACEMENT.

5.2

     (a) WITHOUT LIMITING THE EFFECT OF OTHER WARRANTIES OR REPRESENTATIONS. EXPRESSED OR IMPLIED, RELATING TO THE CONTRACT, CONTRACTOR WARRANTS AND REPRESENTS THAT THE CONTRACTOR CAREFULLY HAS EXAMINED ALL THE CONTRACT DOCUMENTS, THE SITE OF THE PROJECT AND IS FAMILIAR WITH ALL ASPECTS OF THE SITE AND PROJECT AS THEY RELATE TO THE WORK HEREIN SPECIFIED. THE SCHEDULE OF WORK AND THE ACTUAL OR POTENTIAL WEATHER, SITE, SITE SUPERVISION, CONTROL AND COORDINATION, PROJECT, SCHEDULE AND CONTRACTOR PROBLEMS THAT MAY ADVERSELY AFFECT THE CONTRACTOR'S WORK, ITS SCHEDULE AND THE PROFITABILITY OF ITS BID, AND THAT NONETHELESS, CONTRACTOR HAS BID AND CONTRACTED THE WORK AS SET FORTH ON A LUMP SUM BASIS AND ACTED IN ACCORDANCE WITH THAT KNOWLEDGE, UNDERSTANDING AND EXAMINATION. AND HAS MADE A PART OF THE CONTRACT ANY L[MITATIONS TO THE CONTRACT OR CONTRACTOR'S WORK ARISING FROM SUCH EXAMINAT'ION. CONTRACTOR UNDERSTANDS THAT EKLECCO HAS RELIED ON CONTRACTOR'S COMPLIANCE WITH THIS SECTION 5.2 IN AWARDING THE CONTRACT.

     (b) CONTRACTOR FURTHER WARRANTS THAT CONTRACTOR IS FINANCIALLY SOLVENT. EXPERIENCED IN THE WORK, EXPERIENCED IN THE SIZE AND MAGNITUDE OF THE WORK, CAPABLE OF PERFORMING "FAST TRACK" PROJECTS AND COMPETENT TO PERFORM THE WORK IN ACCORDANCE WITH THE REQUIREMENTS OF THE CONTRACT AND THE SCHEDULE SET FORTH IN THE CONTRACT DOCUMENTS.


     (c) DURING THE PERFORMANCE OF ITS WORK, CONTRACTOR WILL AT ALL TIMES COMPLY WITH. AND WILL NOT VIOLATE ANY APPLICABLE FEDERAL, STATE, COUNTY, OR LOCAL STATUTES, LAWS, ORDERS, REGULATIONS. RULES, ORDINANCES, CODES, LICENSES AND PERMITS OF ANY COURT, AGENCY OR GOVERNMENTAL AUTHORITIES, INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO ENVIRONMENTAL MATTERS, INCLUDING WITHOUT LIMITATION, (I) THE CLEAN AIR ACT, THE FEDERAL WATER POLLUTION CONTROL ACT OF 1972, THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976 ("RCRA" ), 42 U.S.C.
SECTION 69 ET SEQ. THE COMPREHENSIVE ENVIRONNNTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980 (AND ANY AMENDMENTS OR EXTENSIONS THEREOF)("CERCLA"), 42 U.S.C. SECTION 9601 ET SEQ.. THE TOXIC SUBSTANCES CONTROL ACT ("TSCA"). THE HAZARDOUS MATERIALS TRANSPORTATION ACT, AS AMENDED (49 U.S.C. SECTION 1801 ET SEQ.), THE RESOURCE CONSERVATION LAW AND ANY AMENDMENTS OR EXTENSIONS TO ANY SUCH STATUTES, LAWS, ORDERS, REGULATIONS, RULES, ORDINANCES, CODES. LICENSES AND PERMITS, AND (II) ALL OTHER APPLICABLE ENVIRONMENTAL REQUIREMENTS.

5.3

     CONTRACTOR SHALL NOT TERMINATE ANY SUBCONTRACT FOR THE PROJECT HAVING A CONTRACT OR WORK WITH A VALUE OVER ONE HUNDRED THOUSAND DOLLARS ($100,000), WITHOUT THE PRIOR W'RIT'TEN APPROVAL OF EKLECCO AND, AS APPLICABLE, ITS TENANT AND CONSTRUCTION LENDER.

     5.4 CONTRACTOR HAS TAKEN ALL STEPS NECESSARY TO LAWEULLY AUTHORIZE THE EXECUTION OF THIS CONTRACT, AND THAT THIS IS A LAWEULLY BINDING AGREEMENT WHICH DOES NOT VIOLATE ANY OTHER AGREEMENT TO WHICH CONTRACTOR OR ITS PRINCIPALS ARE A PARTY OR ARE BOUND.

                                    ARTICLE 6

                           THE LUMP SUM CONTRACT PRICE


6.1

     (a) EklecCo agrees to pay and Contractor agrees to accept the total. lump sum consideration of Eight Million Two Hundred Thousand Dollars $8,200,000 (00/100) (the "Lump Sum Contract Price"), as full and sole compensation for completion of the Work, installation of all materials, use of all equipment and performance of all obligations under the Contract. The Lump Sum Contract Price includes Contractor's calculation of and representation that Sales Tax is in the amount of $38,000.00. Nothing contained in this sections 6.1 shall in any way relieve Contractor from paying an amount of Sales Tax greater than that stated in this section, or in otherwise complying with the terms of section 6.1(a) and 6.1(b) below. By executing this Contract, EklecCo has not accepted any responsibility for paying Sales Tax, nor has EklecCo ratified or adopted Contractor's calculation of Sales Tax in the event that the Sales Tax actually due is greater.

     (b) In arriving at and agreeing to the Lump Sum Contract Price, Contractor has taken into consideration all of the requirements of this Contract, including section 2.6 above, and all costs and expenses incurred and all loss or damages which may be sustained by reason of delay and the elements, whether arising out of the place, adverse weather, general conditions or the nature of the Work, including the existence of other contractors on the job. or for or by reason of any unforeseen obstruction or difficulty encountered in the prosecution of the Work. and further taking into account all expenses incurred by, or in consequence of the or discontinuance of the Work as specified by the terms of its Contract, and for faithfully completing the Work in good. substantial, workmanlike warranted and approved manner as herein provided. and for maintaining the Work in good condition until Final Acceptance.

     (c) Subject to section 6.1(b) above, if the Contractor is delayed at any time in the progress of the Work by any act or neglect of EklecCo, or through any contractor directly employed by EklecCo, and as a result of such an act or neglect of EklecCo, or by material changes ordered by EklecCo in the Scope of the Work, or by reason of lire or any other reason completely beyond the control of the Contractor. then the sole remedy of Contractor is that the required completion date, or the duration of any affected Scope of Work as set forth in the final progress schedule as amended from time to time. shall be extended by the amount of time that the Contractor shall have been actually and directly delayed thereby. Contractor's sole right and remedy for delay defined under this section shall be not more than a day for day extension of time, provided, that each day of extension shall be added to the schedule consecutively, including Saturdays, Sundays and legally recognized holidays

6.2

     Contractor understands and acknowledges that there is in effect applicable to the Project a Prevailing Wage Agreement by which all workers on site shall be paid the Prevailing Wage, and the fringe benefits applicable to trades working on the Project.


                                    ARTICLE 7

                                PROGRESS PAYMENTS


7.1

     Based upon Contractor's Application for Payment properly submitted to EklecCo and subject to revision and/or approval by EklecCo, EklecCo shall make progress payments to Contractor on account of the Lump Sum Contract Price, as provided in the Contract Documents (see Exhibit H), for the period indicated on the Application for Payment as follows:

7.2.1

     On or before the 25th of each calendar month, Contractor shall submit to EklecCo a written and properly completed and documented Contractor's Requisition ("Requisition1'). upon a form provided by or approved by EklecCo, setting forth a certification of the amount of work performed, equipment used and materials installed by Contractor under the Contract through the date of Requisition, together with the value thereof, together with a certification and acknowledgment by Contractor and all subcontractors. vendors and suppliers that they have been paid in full for any work, equipment or materials which are the subject of any previous Requisition pursuant to section 7.8 below, together with any payment request documents required by Lender pursuant to section 7.3.2 below. If the day on which the Contractor is to deliver its Requisition to EklecCo, is a Saturday, Sunday or legally recognized holiday, such Requisition shall be due on the next succeeding day which is not a Saturday, Sunday or legally recognized holiday.

7.2.2

     If the Contractor1s Requisition is subject to audit, or if EklecCo has any reasonable doubt as to the validity or accuracy of the content of Contractor's Requisition, then Contractor's right to payment for the disputed amount or any amount necessarily relating to disputed Work or the completion of disputed Work, may, in EklecCo's sole discretion, be denied by EklecCo. SUCH DENIAL SHALL NOT,

UNDER ANY CIRCUMSTANCES, BE THE BASIS FOR CONTRACTOR'S SUSPENSION, DELAY OR ABANDONMENT OF THE WORK.

7.3.1

     Subject to sections 7.2 1 and 7.2.2 above. Contractor shall be entitled to receive progress payments for its Work performed during the payment periods established in the Contract. After EklecCo receives Contractor's properly completed and documented Requisition. and any required payment request form, and provided EklecCo has received payment, for the work from Lender or Tenant, as applicable, EklecCo shall mail to Contractor on or about the 15th day of the month the amount shown on the Requisition as the value of work completed and materials installed, less:

     (a) A retainage of 10% (the "Retainage"). Notwithstanding any other provision of the Contract, Retainage may not be released until after final issuance of a Certificate of Occupancy and all applicable payment terms of the Tenant's Lease or a Commercially Recognized Construction Loan Agreement (the "Construction Loan Agreement") between EklecCo and its Construction Lender are satisfied.

     (b) The aggregate of previous payments;

     (c) The Cash discount provided in section 7.4 below; and

     (d) All sums considered necessary by EklecCo. in its sole discretion, to reflect accurately: (1) The difference between the amount shown on such Requisition and the actual value of work performed and materials installed: or
(2) To protect EklecCo, the Project and Site from any claim or loss resulting from Contractor's failure to advance and complete the Work or otherwise to meet the terms of the Contract.

     (e)EklecCo shall not be subject to any penalty, nor shall Contractor be entitled to any damages in the event Contractor's payment is delayed, as applicable, by EklecCo's Lender's or Tenant's failure to timely advance a monthly or other payment to EklecCo when and as due.

7.3.2.

     Contractor shall execute and deliver such statements as to progress, certificates of completion, payments to subcontractors and suppliers, as EklecCo, Tenant or EklecCo's Construction Lender may request, in addition to all other requirements of this Article 7.


7.4

     EklecCo shall be entitled to a Cash Discount of two percent (2%) (the "Cash Discount") with respect to any payment timely made to Contractor pursuant to section 7.3.1 above. provided, EklecCo timely receives Contractor's Requisition, properly completed and documented; and where and as applicable (for e.g. see sections 7.2.2 and 7.9) if payment is made by EklecCo at a time other than as provided in section 7.3.1 or after resolution of any dispute relating to outstanding payment on a prior Requisition.

7.5

     In no event shall Contractor be entitled to receive any form of payment for Work prior to the earlier of EklecCo's actual receipt of payment from EklecCo or Lender or Tenant, as applicable, for that Work or twenty four (24) months after the completion of the Work.

7.6

     If the day on which EklecCo is to mail a payment to the Contractor is a Saturday. Sunday or legal holiday, such payment date shall be extended to the next succeeding day which is not a Saturday, Sunday or legal holiday.

7.7.1

     Contractor's Requisition for one-half of the Retainage may be submitted no sooner than thirty (30) days after Final Completion of the Contract Scope of Work, acceptance of the Work by EklecCo, and, if applicable, its Tenant or Construction Lender. Contractor's Requisition for the balance of the retainage may be submitted no sooner than 90 days after Final Completion of the Contract Scope of Work and acceptance of the Work by EklecCo, and, if applicable, its Tenant or Construction Lender, and receipt of Final Payment by EklecCo, unless earlier directed to be paid by the Tenant or Construction Lender(see section
7.7.2 below) Payments of retainage shall also be subject to Cash Discount under the terms of section 7.4 above.

7.7.2

     In the event EklecCo's Construction Lender or Tenant requires a return of Retainage different than provided in section 7.7.1 above. then EklecCo may require Contractor to obtain a Bond for Warranty Work or other sufficient security, as EklecCo chooses and deems appropriate, at Contractor's sole cost and expense.

7.8.1

     Before any payment shall be made by EklecCo, and as a condition thereof, Contractor shall submit to EklecCo in addition to a Contractor Payment Request (see Exhibit "N"), and any other documents reasonably required by EklecCo or EklecCo's Tenant or Construction Lender, a "Payment Receipt and Waiver of Right to File Lien" in a form acceptable to EklecCo with respect to labor performed, and equipment and materials furnished, through the date of Contractor's previous payment Requisition. Contractor also shall submit to EklecCo documentary evidence, acceptable to EklecCo, of payment by Contractor of and to all its subcontractors', suppliers' and vendors' bills for labor, equipment, materials and other expenses or indebtedness incurred by Contractor in the performance of the Work.

7.8.2

     In the event there are any unpaid bills or indebtedness for such labor, materials or other expenses, provided that no liens have been filed by any subcontractor, vendor or materialman. EklecCo may, at its discretion, withhold from any payment otherwise due to Contractor an amount sufficient to pay such indebtedness or expenses. In the event any such lien has been filed by any subcontractors, vendors or materialmen, Contractor shall within (3()) days of the filing of such lien satisfy of record said lien either by payment or filing are sufficient undertaking, all at Contractor's sole cost and expense (see section 9.3 below).

7.8.3

     Contractor shall at all times give to EklecCo sufficient evidence that the Project is free from all liens and claims arising out of the Contractor's work including, without limitation. estoppels or signed "Payment Receipt and Waiver of Right to File Lien" forms from all subcontractors and suppliers. in a form acceptable to its Construction Lender.

7.8.4

     Any omission or misstatement with respect to the Contractor's requirements of this section 7.8 shall be deemed material, and, Contractor agrees, shall constitute sufficient grounds to vacate any lien filed by Contractor until such time as the misstatement or omission is cured by payment in full to the Subcontractor or vendor. Contractor shall have this same provision in all of its subcontracts and purchase orders.

7.9

     If the Work performed by Contractor is on a unit price basis, Contractor understands that quantities of work performed as reflected on Contractor's Requisition for Payment must agree with EklecCo's computations of the quantities of Work performed. In any event, regardless if the Work performed is on a Lump Sum Contract Price, or unit price basis, if there is disagreement regarding quantities of Work performed, EklecCo may, in its sole discretion. pay the lower quantity pending resolution of the difference to EklecCo's satisfaction. In order to resolve such difference. Contractor promptly shall provide EklecCo with all documents, work papers, backup and calculations relating to unit costs and quantities upon EklecCo '5 request.

7.10

     Contractor's acceptance of Final Payment for the Work shall constitute a complete release and discharge of EklecCo from all claims and of all liability to Contractor for all things done or furnished in connection with the Work, including any act or neglect of EklecCo relating to or arising from the Contract. However, payment, final or otherwise, shall not operate to release Contractor or its surety from any obligation under the Contract, nor shall any payment be construed to be an acceptance of defective Work or improper materials.

                                    ARTICLE 8

                          FINAL ACCEPTANCE AND PAYMENT


8.l

     Final payment, constituting the entire unpaid balance of this Lump Sum Contract Price shall be paid by EklecCo to the Contractor in accordance with
Article 7, such that Final and complete Payment will be made. provided the Work. including all Supplementary Agreements and Change Orders, having been completed and Backcharges deducted. the Contract fully performed, the requirements listed in Article 6C of the General Conditions have been complied with, and the Application for Payment, including release of funds placed on "Hold" pursuant to
Article 7, have been accepted and approved by EklecCo.


8.2

     NOTWITHSTANDING ANY OTHER PROVISION OF THE CONTRACT, FINAL ACCEPTANCE AND PAYMENT MAY NOT BE MADE UNTIL ALL TERMS OF THE CONTRACT AND CONSTRUCTION LOAN AGREEMENT APPLICABLE TO ACCEPTANCE AND PAYMENT, ARE SATISFIED.


                                    ARTICLE 9

                         INSURANCE AND BOND REQUIREMENTS


9.1

     The Contractor shall carry insurance as listed below and furnish to EklecCo a certification of insurance before construction is started. The certification must indicate that the insurance will not be canceled when the work specified therein is in progress without 30 days prior written notice to EklecCo. EklecCo, and if reasonably requested by EklecCo, any local, state or federal entity having an interest in and jurisdiction over the property and EklecCo's Construction Lender, MUST be named as additional named insureds on ALL policies of insurance.


TYPE                                                        LIMITS OF INSURANCE
Workers Compensation & Disability Benefits                  Statutory
Employers Liability                                         $1,000,000.

Contractors General Liability
Each Occurrence (Combined Single Limit)                     $1,000,000.
General Aggregate (Per Project)                             $3,000,000.

Contractors Auto Liability
Each Occurrence (Combined Single Limit)                     $1,000,000.

Umbrella Coverage
Each Occurrence                                             $3,000,000.
Aggregate (Per Project)                                     $5,000,000.


Performance, Payment, Material                            As required by EklecCo
and Warranty Bonds

EklecCo's and Contractors Protective Liability
Each Occurrence                                             $2,000,000.


** Additional Named Insured: EklecCo

The insurance shall conform with the coverage described in Exhibit "G".

9.2

     Each party waives on behalf of each Party's insurer, any and all claim or right or right of subrogation of any such insurer against the other Party for loss or damage to the property so insured, other than loss or damage resulting from the will full act or neglect of the other Party. Each Party agrees to procure and maintain in force at all times during the application of this Contract, and all extensions and renewals hereof a waiver of subrogation clause attached to and made a part of each of its insurance policies in the following form:

                              WAIVER OF SUBROGATION

     This insurance shall not be invalidated should the insured waive in writing, prior to a loss, any or all rights of recovery against any Party for a loss occurring to the property described herein, caused by or resulting from the hazards or perils insured by this policy.

     Notice is accepted by this provision that the insured has agreed in writing, prior to a loss, to WAIVE any or all of such rights of recovery from EklecCo, its officers, partners, agents, employees, principals and invitees.

9.3

     Contractor shall pay off and discharge any and all debts and obligations incurred pursuant to performing the work set out in the Contract. including but not limited to obligations owed to vendors and suppliers of materials, and to subcontractors and

     Subcontractors' sub-subcontractors and their suppliers. Contractor specifically agrees to defend, indemnify and bold EklecCo, Lender and Tenant harmless from and against any and all claims or liability arising in any way out of or as a result of the performance of the Contract, including the reasonable costs of EklecCo's legal counsel for advice, negotiation, drafting and litigation, together with all lien, filing, bonding and litigation expenses.

9.4

     Notwithstanding any other provision of this Agreement, if arid to the extent EklecCo agrees to reimburse Contractor for insurance or bond requirements under this Article 9. such reimbursement shall be at cost only. Contractor shall not be entitled to charge profit or overhead on the cost of such insurance or bonds.

9.5

     Notwithstanding any other provision of this Agreement, EklecCo agrees it will not take a two percent (2%) discount against the payment of any requisition for the reimbursement cost nor will EklecCo hold any retainage on the reimbursement cost for any such insurance or bonds.

                                   ARTICLE 10

                             (Intentionally Omitted)


                                   ARTICLE 11

                            MISCELLANEOUS PROVISIONS


  11.1

     Terms used in this Agreement which are defined in the Contract Documents shall have the meanings designated in those Contract Documents.

 11.2

     The Contractor may not assign, sublet, subcontract or delegate any part or the whole of its Work, rights or duties, nor any money due or to become due to Contractor under the Contract. Any assignment, sublet, subcontract or delegation of its Work, rights or duties by Contractor shall be VOID, unless upon prior Notice to and written receipt of approval of EklecCo and, as applicable, its Tenant or Construction Lender.

11.3

     Contractor shall cooperate with EklecCo in the creation, maintenance, storage and retrieval of all documents applicable to the Project; Contractor shall retain all its records in retrievable form for six (6) years from the date of final acceptance; EklecCo shall have access to all Contractor's documents applicable to the Project upon request and no later than after 72 hours Notice.

11.4
               Contractor shall have absolutely no claim under any circumstances for consequential damages arising from or relating to the Contract.

11.5
               In the event EklecCo terminates Contractor's Notice to Proceed for a reason specified in section 2.4.1(g) above, Contractor shall have no claim for damages other than direct, actual and necessary demobilization costs arising from EklecCo's failure to proceed with or finish any part or all of the Project or Contractor's Scope of Work; EklecCo shall have NO obligation whatsoever to the Contractor in the absence of an executed Notice to Proceed issued to Contractor by EklecCo.

11.6
               Contractor shall be required to execute and deliver such statements as to progress, certificates of completion, payments to subcontractors and Suppliers, and the like, as EklecCo, or as applicable, its Lender or Tenant, may from time to time request.

11.7
               Where the Contract provides for the exercise of EklecCo's judgment or discretion. such judgment or discretion shall be reasonably exercised under all the conditions and circumstances existing, and/or anticipated by EklecCo at the time of the exercise of EklecCo's judgment or discretion.

                                   ARTICLE 12

               LIMITATION OF EKLECCO'S AND ITS PARTNERS' LIABILITY

12.1

     Contractor, its partners, shareholders, successors and assigns are limited solely to the estate, interest and property of EklecCo in the real property, and improvements to the real property. upon and for which the Work is being performed, for the satisfaction of any of Contractor's remedies, or for the satisfaction of any liens, rights or the collection of any damages, judgment or other judicial process with respect to any of the terms and conditions of the Contract, or any other obligations created by, under or related to the Contract.


12.2

     Contractor, shall not have any recourse to or against any other property or assets of EklecCo or its partners affiliates, alter egos, trusts, trustees, beneficiaries, successors, assigns, nor shall EklecCo or its agents, employees, partners, affiliates, representatives, insurers, nor shall any of EklecCo's banking institutions or trusts be subject to levy, execution or other prejudgment or judgment enforcement or attachment for the satisfaction of Contractor's remedies arising from or relating to the Contract.

12.3

     EklecCo's partners, affiliates, trusts, trustees and beneficiaries are not and shall not become personally liable under the Contract, nor shall they be named in any action arising from or relating to a breach of the Contract.

                                   ARTICLE 13

                       SAFETY PRECAUTIONS AND PROCEDURES.

13.1

     Contractor agrees to abide by the requirements of the Occupational Safety and Health Act of 1970, as amended, and all other federal, state, and local laws, rules, regulations or ordinances relating to the Work, including, but not limited to, the maintenance of records required by the Act at the Site, immediate compliance with any OSHA officer's request or notice of violation, and compliance with all standards of the Act now or in the future.

13.2

     Contractor  must comply  specifically  with OSHA  1910.1200  and maintain a
written  Hazard  Communication  Program,   including  but  not  limited  to  the
following:

     (a) proper container labeling:

     (b) procuring, maintaining and submitting copies to EklecCo of all Material Safety Data Sheets (MS DS) required on the job; and

     (c) employee training and information

13.3

     In addition, Contractor agrees to enact and follow its own safety policy, including but not limited to, the following:

     (a) Contractor's appointing one or more of its employees to act as a Project Safety Committee; and

     (b) Where applicable, Contractor shall follow the rules and procedures as outlined in EklecCo's Loss Prevention Manual, including compliance with the required Accident Reporting Procedures.

13.4

     Contractor is solely and fully responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the Work and Work Site including general Project Site conditions. Contractor acknowledges and agrees that it is fully responsible for the supervision and control of the Work and of Contractor's employees, subcontractors or supplies and the manner in which the Work is performed. Contractor acknowledges that most on-the-job accidents resulting in personal injury or property damage are related to the use of scaffolding accidents relating to elevations, ladders, construction staging or to the noncompliance by personnel to the OSHA rules, regulations or standards regarding wearing of hard hats, safety helmets and safety eye-wear. Contractor agrees that it will fully comply with all safety regulations. rules and standards which may have application to the Work relating to the use of scaffolding, ladders, elevations and construction staging and to the proper use of hard hats, safety helmets and safety eye-wear, and Contractor agrees that it shall be Contractor's sole responsibility to insure that each of its employees, subcontractors and suppliers are also fully aware of and in compliance with all such rules, regulations and standards at all times.


13.5

     Contractor shall fully protect, defend, indemnify and save EklecCo harmless from and against all liability, judgments damages, costs and expenses arising from the failure, omission, or neglect of Contractor or Contractor's employees, agents, subcontractors and suppliers to comply with the requirements of this
Article 13 and with the Occupational Safety and Health Act of 1970, as amended, other federal and state and local safety requirements. Contractor's obligation to defend, indemnity and save EklecCo harmless will extend to any citations(s) and proposed penalty(ies) issued to any entity by OSHA or other governmental agency arising out of performance of the Contract by Contractor, its employees or any subcontractor or supplier of Contractor.

                                   ARTICLE 14

                         ADDRESSES AND TERMS FOR NOTICES


14.1

     (a) All Notices shall be delivered in one of the following ways: certified mail, return receipt requested; telefax between the hours 5:30 a.m. and 7:00 p.m. Monday - Saturday with originating machine confirmation notice attached to the original hard copy and produced upon demand: or hand delivered with either a signed receipt or affidavit of service retained by the party giving Notice.

         If  to EklecCo:


                  EklecCo
                  4 Clinton Square
                  Syracuse, New York  13202
                  ATTN: Thomas J. Valenti
                  Phone: (315) 422 - 0090
                  Fax:     (315) 422 - 3569

         If to Contractor:

                  US Bridge of New York
                  53-09 97th Place
                  Corona, NY   11368
                  ATTN: Ronald or Joseph Polito
                  Phone:   (718) 699-0100
                  Fax:     (718) 760-5696


                                   ARTICLE 15

                                  GOVERNING LAW

15.1

     The Contract shall be governed by laws of the State of New York. This Agreement was entered into, and the place of trial of any action between EklecCo and the Contractor relating to the subject matter of the Contract shall be In New York Supreme Court, Onondaga County, New York.


                                   ARTICLE 16

                                 SAVINGS CLAUSE

16.1

     Should any part of the Contract be found to be invalid or illegal by reason of any existing or subsequently enacted legislation or by any decision of a court of competent jurisdiction, it [illegible] that such findings shall not [illegible] remainder of the Contract and the remaining paragraphs or parts shall remain in lull force and effect.

                                   ARTICLE 17

                                     WAIVERS

17.1

     No inspection or approval by EklecCo. Agent, the Tenant or Lender, or any of their respective employees, nor any order or certification by EklecCo, Agent. Tenant or Lender, nor payment shall operate as a waiver of any provisions of the Contract.

17.2

     (a) No failure of either Party to insist upon performance of any term of the Contract shall be deemed a waiver of the effect any other term of the Contract. unless specifically provided in the Contract.

     (b) No waiver of any breach of the Contract shall be construed to be a waiver of any other prior or subsequent breach.

17.3

     To the extent allowed by law, each Party waives its right to a trial by jury of any claims arising from a breach or interpretation of the Contract.



                                   ARTICLE 18

                               INTEGRATION CLAUSE


18.1

     (a) The Parties agree that there are no understandings or agreements with respect to the Contract which are not set forth herein, that the Contract and the Contract Documents contain the entire agreement between Contractor and EklecCo, and that the Contract Documents shall be the sole evidence of the content and meaning of the Contract Documents. The Contract cannot be modified except in writing signed by the Parties hereto.

     (b) All EklecCo's remedies in the Contract shall be construed as being cumulative in addition to any other remedy.


     IN WITNESS WHEREOF, the Parties have hereto set their hands and seals effective the day and year first above written.

     NOTICE: THIS IS A LEGALLY BINDING CONTRACT. IT AFFECTS SUBSTANTIAL LEGAL RIGHTS.

     THIS CONTRACT IS NOT A STANDARD AIA PRIME CONTRACT FORM. YOU SHOULD READ EACH PART AND THE WHOLE FULLY AND CAREFULLY BEFORE YOU EXECUTE IT. IF YOU HAVE ANY QUESTIONS, YOU SHOULD CONSULT WITH YOUR LAWYER.

     EKLECCO WILL STRICTLY BIND YOU TO THE REQUIREMENTS AND OBLIGATIONS OF THIS CONTRACT.

                  BID PROPOSAL FORM and INSTRUCTIONS TO BIDDER


DATE: 2/13/96
BID PACKAGE No. E-076S
SCOPE OF WORK BEING BID:                STRUCTURAL SHELL ERECTION


1.       PROJECT AND PROJECT LOCATION:

         Palisades Power Mall
         Route 59
         West Nyack. New York 10994

2A.      PROJECT DEVELOPER

         EklecCo

2B.       MAILING ADDRESS:

         4 Clinton Square
         Syracuse,  NY 13202
         315-422-0090
         315-422-3569 (fax)


2C.      CONTACT FOR QUESTlONS ON THIS BID PACKAGE

         Mike Barney                      315-422-0090
                                          315-422-3569 (fax)
3.       PURPOSE OF BID PROPOSAL

         The EklecCo intends with this bid Proposal Form to procure a Bidder to perform all necessary and associated work to adequately and properly complete the Scope of Work pursuant to this Bid Proposal. Bidders are welcome and encouraged to submit any and all potential design changes and alternates which may result In cost savings and/or acceleration of the schedule. Please submit base bid pursuant to the plans and specifications, and attach separately any potential alternates or comments. You may not change, add to or delete from the Scope of Work described In your base bid.

4.       GENERAL SCOPE OF WORK:

               Erection and installation of structural shell including precast concrete columns, steel columns, steel beams, floor decks, roof decks and roof joist according to the Plans and Drawings by Thorson Baker & Associates as per the drawing list attached as (Exhibit "A"), and Sequencing and Grading Plan by EklecCo attached as ("Exhibit C"). Also includes all other work normally associated with the erection and installation of structure at a shopping center, required by and necessary for a completed project as indicated in the bid documents.

5.        BID REUTRN:
         Bid Due:              March 1, 1996
         Deliver To:           Mike Barney
                               EklecCo
                               4 Clinton Square
                               Syracuse, NY 13202
         Or Via Fax:            (315) 422-3569.


6.       BID DRAWINGS FOR THE PALISADES POWER MALL

     A.  To  obtain  a  complete   set  of  drawings  and   specifications   for
approximately $40, please contact:

                        Liverpool Blue Print
                         429 1/2 Electronics Boulevard
                         Liverpool NY 13088
                         (315) 457-0472
                         Contact: Scott Taylor
                         Please request drawings for bid #E-076.

     B. Attached to this Bid Document are the following:

               I.   Drawing list attached as Exhibit "A"

               II. Sample copy of a Certificate of Insurance with necessary Project coverage requirements, attached as Exhibit "B".

               III. Sequencing and Grading plan attached as Exhibit "C".


7.      PERFORMANCE AND PAYMENT BONDS:

If requested by Developer, can bidder provide a performance and payment bond?

Yes                                   No               (Circle One)

 YOUR COST OF BOND PER THOUSAND: $ 10.00

NAME OF YOUR BONDING COMPANY:

     United American Guarantee Company Ltd. ADDRESS: 85 Central Street, Boston, Massachusetts 02103

CONTACT PERSON:                     Thomas P. Carrigan Sr.

TELEPHONE:                                  (617) 357 - 4470
FAX:                                        (617) 357 - 4480

NAME OF YOUR INSURANCE AGENT:       Serres, Visone & Rice
ADDRESS:                            108 Greenwich Street
                                    New York, NY   10006

CONTACT PERSON:                     Joseph DeMattina

TELEPHONE:                                  (212) 349 - 3500
FAX:                                        (212) 608 - 5112

8. DESCRIPTION OF WORK

Bidder will be expected and required to provide all necessary and appropriate labor, materials, toots, equipment, supervision and coordination to erect structural shell elements pursuant to the Plans and Specifications. The Bidder's Scope of Work shall also include but is not limited to:

     A. Bidder shall erect steel beams, columns, roof joist, shear studs, floor decking. roof decking, and precast columns, which will be delivered to the site.

     B. Bidder shall be responsible for accepting all pr~purchased steel, decking. and precast columns, and shall unload, ~l'ake-out, inventory, and inspect all such matenal.

     C. The Work must conform to all local, state and federal codes, rules, regulations and specifications and the directions of any agency or Authority having jurisdiction on this Project. including but not limited to the Town of Clarkstown, Rockland County, New York State Thruway Authority, New York State
Department of Transportation, OSHA and New York State Department of Environmental Conservation.

     D. The Project is subject to prevailing wage rates applicable to the West Nyack and Rockland County region, and all prevailing benefits of any collective bargaining agreements applicable to trades working on the Project. All work will be awarded on a merit basis.

     E. Bidder shall be responsible to coordinate with all other Bidders on site during the construction of this Project to ensure the proper completion of Bidder's scope of work within the specified time limits. Bidder's job supervisor shall participate fully in Bidders' meetings as required and needed.

     F. Bidder must supply all shear studs and erection bolts.

     G. Bidder will be responsible for securing and paying for all permits, licenses and fees required by this Scope of Work.

     H. Bidder shall include all applicable tax in its Lump Sum Bid.

     I. The EklecCo Prime Contract is available for review and discussion upon request.

     J. Bidder has incorporated the above items into its base bid and acknowledges that it is in receipt and fully includes such documents and requirements In Its Lump Sum Base Bid Price, with no exceptions.

9.        COST BREAKDOWN FOR COMPARISON EVALUATIONS

A: Structural Erection                                               $(Material)
                                                          $ 6,135,000.00 (Labor)
                                                            $ not included (tax)
                                                          $ 6,135,000.00 (TOTAL)

B. Steel Decking Installation                                        $(Material)
                                                          $ 3,525,000.00 (Labor)
                                                            $ not included (tax)
                                                          $ 3,525,000.00 (TOTAL)

C. Steel Joist Installation                                          $(Material)
                                                             $ 699,000.00(Labor)
                                                            $ not included (tax)
                                                            $ 699,000.00 (TOTAL)

D. Sheer Stud Supply and Installation                     $ 320,000.00(Material)
                                                            $ 865,000.00 (Labor)
                                                            $ not included (tax)
                                                          $ 1,185,000.00 (TOTAL)

E. Erection Bolt Supply and Installation                 $ 369,000.00 (Material)
                                                                        $(Labor)
                                                            $ not included (tax)
                                                            $ 369,000.00 (TOTAL)

F. General Conditions and Requirements                      $
          Mobilization                                      $ 315,000.00
          Supervision & Engineering                         $
          Insurance                                         $
          Other                                             $


G. TOTAL                                                  $ 689,000.00(Material)
                                                          $ 11,218,000.00(Labor)
                                                            $ not included (tax)
                                                          $ 12,222,000.00(TOTAL)



X         Twelve million two hundred and twenty two thousand 00/100 Dollars


9.       COST BREAKDOWN FOR COMPARISON EVALUATIONS

A: Structural Erection             $(Material)
                                   $ 5,874,000.00(Labor)
                                   $ not included (tax)
                                   $ 5,874,000.00(TOTAL)

B. Steel Decking Installation      $(Material)
                                   $ 2,460,000.00(Labor)
                                   $ not included (tax)
                                   $ 2,460,000.00(TOTAL)

C. Steel Joist Installation        $(Material)
                                   $ 565,000.00(Labor)
                                   $ not included (tax)
                                   $ 565,000.00(TOTAL)

D. Sheer Stud SuppIy and
     Installation                  $ 275,000.00(Material)
                                   $ 725,000.00(Labor)
                                   $ not included (tax)
                                   $ 1,000,000.00(TOTAL)

E. Erection Bolt Supply and
     Installation                  $ 325,000.00(Material)
                                   $(Labor)
                                   $ not included (tax)
                                   $ 325,000.00(TOTAL)

F. General Conditions and
     Requirements                  $
     Mobilization                  $ 300,000.00
     Supervision & Engineering     $
     Insurance                     $
     Other                         $


G. TOTAL                           $ 600,000.00(Material)
                                   $ 9,924,000.00 (Labor)
                                   $ not included (tax)
                                   $ 10,524,000.00(TOTAL)



X         Ten million five hundred and twenty four thousand 00/100 Dollars

10.      UNIT PRICES:

          A. Structural Shell Erection

             1.      Structural Steel                                           $per/ton
             2.      Precast Concrete Columns                                   $per/column
             3       Decking                                                    Sper/square
             4.      Roof Joist                                                 $per/ton
             5.      Sheer Studs                                                $per/stud
             6.      Erection Bolts                                             $per/bolt


11.      SUBSTITUTION AND/OR VALUE ENGINEERING

         Bidder is welcome to submit on separate company letterhead and attach with this Bid Proposal Form any potential substitutions for value engineering which could result in a cost savings to the Project. Bidder's base lump sum price should be bid pursuant to the plans and specifications. Any cost savings found to be acceptable will be incorporated into the final base lump sum price. Bidder is welcome to bid breakouts or small pieces of the erection job. Please submit any single tower price in writing on company letterhead.



12.  ADDITIONAL INFORMATlON REQUESTED:

         The following information must be submitted with the Bid Proposal Form:

         A.     Copy of Bidder's Certificate of Insurance.
         B. Reference list with contacts and telephone numbers of recent projects.
         C. Critical path schedule.

13.   BID SUBMITTED BY:
         Firm Name:                    U.S. Bridge of N.Y., Inc.
         Address:                      53-09 97th Place, Corona, NY   11368
         Contact:                      John G. Bauer
         Telephone No.:                (718) 699 - 0100
         Fax No.:                      (718) 760 - 5696
         Authorized Signature:
         Name: (Please Print):
         Title:                        CAO

February 13, 1996


From:     Michael Barney
          EklecCo
          Four Clinton Square
          Syracuse, N.Y. 13202
          315 422-0090

To:  All Structural Shell Erection Bidders:

Re:   Cost Breakdown Addendum

Please substitute item number 9 (Cost Breakdown for Comparison Evaluations) in bid package E076s with the following 6 page Cost Breakdown. This Addendum will give EklecCo the flexibility to evaluate and award sections of work if feasible.

Reference the enclosed Area Map in order to breakdown the bid Into the six (6) distinct areas for pricing. This small Area Map is identical to the larger Area Map enclosed with the original bid.


Sincerely,



Mike Barney
EklecCo


(2) Enclosures

[GRAPHIC]

9.  COST BREAKDOWN FOR COMPARISON EVALUATIONS

Area 1:

          A: Structural Erection                                                $                         (Material)
                                                                                 ----------------
                                                                                $                         (Labor)
                                                                                 ----------------
                                                                                $                         (tax)
                                                                                 ----------------
                                                                                $                         (TOTAL)
                                                                                 ----------------

          B. Steel Decking Installation                                         $                         (Material)
                                                                                 ----------------
                                                                                $                         (Labor)
                                                                                 ----------------
                                                                                $                          (tax)
                                                                                 ----------------
                                                                                $                          (TOTAL)
                                                                                 ----------------

          C. Steel Joist Installation                                           $                         (Material)
                                                                                 ----------------
                                                                                $                         (Labor)
                                                                                 ----------------
                                                                                $                         (tax)
                                                                                 ----------------
                                                                                $                         (TOTAL)
                                                                                 ----------------

          D. Sheer Stud SuppIy and Installation                                 $                         (Material)
                                                                                 ----------------
                                                                                $                         (Labor)
                                                                                 ----------------
                                                                                $                         (tax)
                                                                                 ----------------
                                                                                $                         (TOTAL)
                                                                                 ----------------

          E. Erection Bolt Supply and Installation                              $                         (Material)
                                                                                 ----------------
                                                                                $                         (Labor)
                                                                                  ---------------
                                                                                $                         (tax)
                                                                                 ----------------
                                                                                $                         (TOTAL)
                                                                                 ----------------

          F. General Conditions and Requirements                                $
                 Mobilization                                                   $
                 Supervision & Engineering                                      $
                 Insurance                                                      $
                 Other                                                          $


          G. TOTAL                                                              $                         (Material)
                                                                                --------------------------
                                                                                $                         (Labor)
                                                                                --------------------------
                                                                                $                         (tax)
                                                                                 -------------------------
                                                                                $                         (TOTAL)
                                                                                 -------------------------




Area 3:

          A: Structural Erection                                                $                         (Material)
                                                                                 ----------------
                                                                                $                         (Labor)
                                                                                 ----------------
                                                                                $                         (tax)
                                                                                 ----------------
                                                                                $                         (TOTAL)
                                                                                 ----------------

          B. Steel Decking Installation                                         $                         (Material)
                                                                                 ----------------
                                                                                $                         (Labor)
                                                                                 ----------------
                                                                                $                          (tax)
                                                                                 ----------------
                                                                                $                          (TOTAL)
                                                                                 ----------------

          C. Steel Joist Installation                                           $                         (Material)
                                                                                 ----------------
                                                                                $                         (Labor)
                                                                                 ----------------
                                                                                $                         (tax)
                                                                                 ----------------
                                                                                $                         (TOTAL)
                                                                                 ----------------

          D. Sheer Stud SuppIy and Installation                                 $                         (Material)
                                                                                 ----------------
                                                                                $                         (Labor)
                                                                                 ----------------
                                                                                $                         (tax)
                                                                                 ----------------
                                                                                $                         (TOTAL)
                                                                                 ----------------

          E. Erection Bolt Supply and Installation                              $                         (Material)
                                                                                 ----------------
                                                                                $                         (Labor)
                                                                                  ---------------
                                                                                $                         (tax)
                                                                                 ----------------
                                                                                $                         (TOTAL)
                                                                                 ----------------

          F. General Conditions and Requirements                                $
                 Mobilization                                                   $
                 Supervision & Engineering                                      $
                 Insurance                                                      $
                 Other                                                          $


          G. TOTAL                                                              $                         (Material)
                                                                                --------------------------
                                                                                $                                        (Labor)
                                                                                ----------------------------------------
                                                                                $                         (tax)
                                                                                 -------------------------
                                                                                $                         (TOTAL)
                                                                                 -------------------------




Area 4:

          A: Structural Erection                                                $                         (Material)
                                                                                 ----------------
                                                                                $                         (Labor)
                                                                                 ----------------
                                                                                $                         (tax)
                                                                                 ----------------
                                                                                $                         (TOTAL)
                                                                                 ----------------

          B. Steel Decking Installation                                         $                         (Material)
                                                                                 ----------------
                                                                                $                         (Labor)
                                                                                 ----------------
                                                                                $                          (tax)
                                                                                 ----------------
                                                                                $                          (TOTAL)
                                                                                 ----------------

          C. Steel Joist Installation                                           $                         (Material)
                                                                                 ----------------
                                                                                $                         (Labor)
                                                                                 ----------------
                                                                                $                         (tax)
                                                                                 ----------------
                                                                                $                         (TOTAL)
                                                                                 ----------------

          D. Sheer Stud SuppIy and Installation                                 $                         (Material)
                                                                                 ----------------
                                                                                $                         (Labor)
                                                                                 ----------------
                                                                                $                         (tax)
                                                                                 ----------------
                                                                                $                         (TOTAL)
                                                                                 ----------------

          E. Erection Bolt Supply and Installation                              $                         (Material)
                                                                                 ----------------
                                                                                $                         (Labor)
                                                                                  ---------------
                                                                                $                         (tax)
                                                                                 ----------------
                                                                                $                         (TOTAL)
                                                                                 ----------------

          F. General Conditions and Requirements                                $
                 Mobilization                                                   $
                 Supervision & Engineering                                      $
                 Insurance                                                      $
                 Other                                                          $


          G. TOTAL                                                              $                         (Material)
                                                                                --------------------------
                                                                                $                                        (Labor)
                                                                                ----------------------------------------
                                                                                $                         (tax)
                                                                                 -------------------------
                                                                                $                         (TOTAL)
                                                                                 -------------------------


Area 5:

          A: Structural Erection                                                $                         (Material)
                                                                                 ----------------
                                                                                $                         (Labor)
                                                                                 ----------------
                                                                                $                         (tax)
                                                                                 ----------------
                                                                                $                         (TOTAL)
                                                                                 ----------------

          B. Steel Decking Installation                                         $                         (Material)
                                                                                 ----------------
                                                                                $                         (Labor)
                                                                                 ----------------
                                                                                $                          (tax)
                                                                                 ----------------
                                                                                $                          (TOTAL)
                                                                                 ----------------

          C. Steel Joist Installation                                           $                         (Material)
                                                                                 ----------------
                                                                                $                         (Labor)
                                                                                 ----------------
                                                                                $                         (tax)
                                                                                 ----------------
                                                                                $                         (TOTAL)
                                                                                 ----------------

          D. Sheer Stud SuppIy and Installation                                 $                         (Material)
                                                                                 ----------------
                                                                                $                         (Labor)
                                                                                 ----------------
                                                                                $                         (tax)
                                                                                 ----------------
                                                                                $                         (TOTAL)
                                                                                 ----------------

          E. Erection Bolt Supply and Installation                              $                         (Material)
                                                                                 ----------------
                                                                                $                         (Labor)
                                                                                  ---------------
                                                                                $                         (tax)
                                                                                 ----------------
                                                                                $                         (TOTAL)
                                                                                 ----------------

          F. General Conditions and Requirements                                $
                 Mobilization                                                   $
                 Supervision & Engineering                                      $
                 Insurance                                                      $
                 Other                                                          $


          G. TOTAL                                                              $                         (Material)
                                                                                --------------------------
                                                                                $                                        (Labor)
                                                                                ----------------------------------------
                                                                                $                         (tax)
                                                                                 -------------------------
                                                                                $                         (TOTAL)
                                                                                 -------------------------




Mall Area:

          A: Structural Erection                                                $                         (Material)
                                                                                 ----------------
                                                                                $                         (Labor)
                                                                                 ----------------
                                                                                $                         (tax)
                                                                                 ----------------
                                                                                $                         (TOTAL)
                                                                                 ----------------

          B. Steel Decking Installation                                         $                         (Material)
                                                                                 ----------------
                                                                                $                         (Labor)
                                                                                 ----------------
                                                                                $                          (tax)
                                                                                 ----------------
                                                                                $                          (TOTAL)
                                                                                 ----------------

          C. Steel Joist Installation                                           $                         (Material)
                                                                                 ----------------
                                                                                $                         (Labor)
                                                                                 ----------------
                                                                                $                         (tax)
                                                                                 ----------------
                                                                                $                         (TOTAL)
                                                                                 ----------------

          D. Sheer Stud SuppIy and Installation                                 $                         (Material)
                                                                                 ----------------
                                                                                $                         (Labor)
                                                                                 ----------------
                                                                                $                         (tax)
                                                                                 ----------------
                                                                                $                         (TOTAL)
                                                                                 ----------------

          E. Erection Bolt Supply and Installation                              $                         (Material)
                                                                                 ----------------
                                                                                $                         (Labor)
                                                                                  ---------------
                                                                                $                         (tax)
                                                                                 ----------------
                                                                                $                         (TOTAL)
                                                                                 ----------------

          F. General Conditions and Requirements                                $
                 Mobilization                                                   $
                 Supervision & Engineering                                      $
                 Insurance                                                      $
                 Other                                                          $


          G. TOTAL                                                              $                         (Material)
                                                                                --------------------------
                                                                                $                                        (Labor)
                                                                                ----------------------------------------
                                                                                $                         (tax)
                                                                                 -------------------------
                                                                                $                         (TOTAL)
                                                                                 -------------------------


          TOTAL LUMP SUM BID FOR ALL AREAS (IF APPLICABLE)                      $                         TOTAL
                                                                                 -------------------------



                                                                         EklecCo


                          PALISADES POWER MALL PROJECT
                       GENERAL CONDITIONS AND REQUIREMENTS

                                      INDEX

1  ..........................   GENERAL PROVISIONS
                   A ........   General Provision                                    I
                   B ........   Definitions                                          1
                           1    The Contract                                         1
                           2    The Contract Documents                               1
                           3    The Work
                           4    The Project
                   C ........   Execution, Correlation, Intent and Interpretations   1
                   D ........   Copies Furnished and Ownership                       2
2  ..........................   OWNER
                   A ........   Definitions                                          2
                   B ........   Information to be Provided to Contractor             3
                   C ........   Administration of Contract                           3
3  ..........................   CONTRACTOR
                   A ........   Definitions                                          3
                   B ........   Review of Contract Documents                         4
                   C ........   Supervision and Construction Procedures              4
                   D ........   Labor and Materials                                  4
                   E ........   Warranty                                             S
                   F ........   Sales and Use Tax                                    6
                   G ........   Permits, Fees and Notices                            6


                   H ........   Superintendent                                       7
                   I ........   Responsibility for Those Performing the Work         7
                   J ........   Progress Schedule                                    7
                   K ........   Drawings and Specifications at the Site              8
                   L ........   Shop Drawings, Submittals, and Samples               8
                   M ........   Use of Site                                          9
                   N ........   Cutting and Patching Work                            9
                   0  .......   Cleaning Up                                          9
                   P ........   Access to Work                                       10
                   Q ........   Royalties and Payments                               10

4  ..........................   SUB-CONTRACTORS
                   A ........   Definition                                           10
                   B ........   Award of Subcontracts and Other Contracts
                                for Portions of the Work                             10
                   C ........   Subcontractual Relations                             11


5  ..........................   SEPARATE CONTRACTS
                   A ........   Owners Right to Award Separate Contracts             12
                   B ........   Responsibility Among Contractors                     12

6  ..........................   PAYMENTS AND COMPLETION
                   A ........   Schedule of Values                                   13
                   B ........   Substantial Completion                               13
                   C ........   Final Completion and Final Payment                   13

7  ..........................   PROTECTION OF PERSONS AND PROPERTY
                   A ........   Safety of Persons and Property                       14
                   B ........   Fire Protection                                      15
                   C ........   Emergencies                                          15


8  ..........................   INSURANCE
                   A ........   Contractor's Liability Insurance                     16

9  ..........................   UNCOVERING AND CORRECTION OF WORK
                   A ........   Uncovering the Work                                  16
                   B ........   Correction of Work                                   16
                   C ........   Acceptance of Defective or Non-Conforming Work       17

10  .........................   PERFORMANCEBOND                                      17

11  .........................   TESTS                                                17
12.                             PROJECT MEETINGS
                   A ...........   General Provisions                                18
                            1  .   Purpose                                           18
                   B ...........   Execution                                         18
                          I ....   Meeting Schedule                                  18
                           2  ..   Meeting Location                                  19
                           3  ..   Project Meetings                                  19
13. SUBMITTALS AND SUBSTITUTIONS
                   A ...........   General                                           20
                           1  ..   Description                                       20
                           2  ..   Quality Assurance                                 20


                           3    Submittals                                           21
                           4    Substitutions                                        21

                   B ........   Products                                             22
                           1    Shop Drawings                                        22
                           2    Manufacturers' Literature                            22

                   C ........   Execution                                            22
                           1    Identification of Submittals                         22
                           2    Grouping of Submittals                               23
                           3    Timing of Submittals                                 23
                           4    Consultant's Review                                  23



14  .........................   SCHEDULE OF VALUES
                   A ........   Description                                          24
                   B ........   Submittals                                           24
15  .........................   TEMPORARY FACILITIES AND CONTROLS
                   A ........   General                                              25
                           1    Description                                          25
                           2    Product Handling                                     25

                   B ........   Products                                             25
                           1    Temporary Utilities                                  25
                           2    Field Offices and Sheds                              26
                           3    Enclosures                                           27
                           4    Temporary Fencing                                    27
                           5    Communication Equipment

                   C ........   Execution                                            27

                           1    Maintenance and Removal                              27


16  .........................   RIGHT AND REMEDIES                                   28

                                                                         EklecCo


                       GENERAL CONDITIONS AND REQUIREMENTS


ARTlCLE 1 - GENERAL PROVISIONS



         A. ANY PROVISION OF THESE GENERAL CONDITIONS AND REQUIREMENTS WHICH IS IN CONFLICT WITH THE CONTRACT SHALL YIELD TO AND BE CONTROLLED BY THE APPLICABLE PROVISION (S) OF THE CONTRACT.


         B.       DEFINITIONS

                           1.THE CONTRACT - The Contract consists of the documents identified at Article I of the Contract. The Contract represents the entire and integrated agreement between the Parties and supersedes all prior negotiations, representations or agreements, either written or oral, including, to the extent inconsistent, the Bid Documents.

                  2. THE CONTRACT DOCUMENTS - The Contract Documents consist of all the written documents annexed to and made a part of the Contract referred to in Article 1 of the Contract, and other documents specifically referred to in the Contract as constituting the
                           Contract Documents, including without limitation: these General Conditions and Requirements, the Drawings, the Specifications, the Pre-Contract Memorandum, the Instruction to Bidders and other Bid Documents, all Addenda, the Scope of Work Form and all Modifications by Supplemental Agreement. A Modification or Supplemental Agreement is (I) a written addendum or amendment to the Contract signed by both Parties; or (2) a Back charge or Change Order.

                  3. THE WORK - The term "Work" means the construction and services required by the Contract Documents, and includes all labor, materials, equipment, coordination, supervision and services provided or to be provided by the Contractor to fulfill the Contractor's obligations under the Contract. All Work shall be completed of the highest quality, in a good and workmanlike manner, using only first-class new materials free of all liens and encumbrances.

                  4. THE PROJECT - The Project is the total construction developed or owned by EklecCo of which the Work performed under the Contract and Contract Documents may be the whole or a part.


         C.       EXECUTION, CORRELATION, INTENT AND INTERPRETATIONS

                    1. The Contract  Documents  shall be signed in not less than triplicate by EklecCo and the Contractor.

                  2. By executing the Contract, the Contractor represents that the Contractor has visited the Site, familiarized itself with the local and site conditions under which the Work is to be performed, and correlated its observations with the requirements of the Contract Documents.

                  3. The Contract Documents are complementary. and what is required by any one shall be as binding as if required by all. The intention of the Contract Documents is to include all labor, materials, equipment, services and other items necessary for the proper execution and completion of the Work. It is intended that work not covered under any heading, section, branch, class or trade of the Specifications nonetheless shall be supplied unless it is omitted elsewhere in the Contract Documents, or it is reasonably inferable therefrom as being unnecessary to produce the results intended by EklecCo.

                  4. The organization of the Specifications into divisions, sections, and articles, and the arrangements of Drawings shall not control the Contractor in dividing the Work among Sub-Contractors or in establishing the timing or extent of Work to be performed by any trade.

                    5. Words which have  well-known  technical or trade meanings are used herein in accordance with such recognized meanings.

                  6. Written interpretations necessary for the proper execution or progress of the Work, in the form of drawings or otherwise, will by issued by EklecCo or its Agent, architects and engineers, and once issued, shall become part of the Contract Documents.

                  7. Figured dimensions will take precedence over scale dimensions. Details shall take precedence over scale drawings. All dimensions shall be field verified by the Contractor whenever possible prior to the commencement of work. The Contractor shall immediately report all conflicts and discrepancies in writing to EklecCo.

                  8. In the case of an inconsistency or other circumstance giving rise to interpretation between Drawings and Specifications or within any Contract Document not clarified by addendum, the better quality or greater quantity of Work Shall be provided by Contractor in accordance with EklecCo' interpretation at no additional cost to EklecCo.


          D.      COPIES FURNISHED AND OWNERSHIP

                  1. All Drawings, Specifications and copies thereof furnished by EklecCo are, and shall remain its property. No part or the whole of any such Drawings and Specifications are to be used on any other project, and, with the exception of one contract set for each party to the Contract, any such documents are to be returned to EklecCo on request at the completion of the Work.


ARTICLE 2- OWNER


         A.       DEFINITIONS

                  I.       The  term  Owner  means  EklecCo,  or its  authorized
                           representative, irrespective of any title or designation given EklecCo in any contract between EklecCo and a third party.

                    2. The term  EklecCo is the  partnership  formerly  known as
               Pyramid Company of Rockland or its Agent, Thomas J. Valenti.



         B.       INFORMATION TO BE PROVIDED TO CONTRACTOR

                    1. EklecCo will furnish surveys describing the physical characteristics and legal limits for the Site of the Project.

                  2. The Contractor will be furnished one copy of Drawings and Project Manuals for a non-refundable fee. Additional sets will be furnished at the same rate.


          C.      ADMINISTRATTON OF CONTRACT

                  1. EklecCo will provide general administration of the Contract; Contractor is responsible for administration of the Work. EklecCo is not, and will not act in the capacity of a general contractor, contractor or construction manager, unless, at its sole option, it is required to do so by the breach or default of Contractor. However, EklecCo shall have no obligation to so act as a general contractor, contractor or construction manager, and under no circumstances shall any liability attach to EklecCo for so acting, nor shall EklecCo's so acting relieve Contractor of any of its rights hereunder.

                  2. EklecCo shall at all times have access to the Work wherever it is in preparation and progress. The Contractor shall provide adequate facilities for such access.

                  3. EklecCo may make periodic visits to the Site to familiarize itself generally with the progress and quality of the Work and to determine in general if the Work is proceeding in accordance with the Contract Documents. Such visits shall not in any way relieve Contractor from Contractor's sole and independent obligation to assure the progress and quality of its Work, and Contractor's coordination of its Work with others.

                  4. Based on observations, and any other information EklecCo deems appropriate, together with the Contractor's Requisition for Payment, EklecCo shall determine the amounts owing to the Contractor consistent with the Contract Documents, subject at all times to its Lender's approval.


ARTICLE 3- CONTRACTOR


         A.       DEFINITIONS

                  I. The term Contractor means the person, entity or organization identified as such in the Contract and is referred to throughout the Contract Documents as if singular in number. The term Contractor means the Contractor or its authorized representative.

          B.      REVIEW OF CONTRACT DOCUMENTS


         1.          The  Contractor  shall  carefully  study  and  compare  the
                   Contract Documents and any Supplementary Agreement, and shall, prior to execution, report in writing to EklecCo any error, misstatement, inconsistency or omission in any Contract Documents. The failure of Contractor to make such written report shall constitute a waiver of Contractor1s right to claim such as an error, inconsistency, omission or misstatement in the Contract Documents or Supplementary Agreements.

         2 If the Contractor performs any construction activity knowing it involves an error, inconsistency or omission in or from the Contract Documents, the Contractor shall assume responsibility for such performance and shall bear all costs for correction, and such performance shall constitute a waiver of any claim by Contractor against EklecCo, arising from such error, inconsistency or omission.

         3. The Contractor shall take all necessary and appropriate field measurements and observe and identify all conditions and other information and make them, together with the Contract Documents, known to and understood by its construction manager, together with the Contract Documents before commencing activities.


C.       SUPERVISION AND CONSTRUCTION PROCEDURES


          1. Contractor shall organize, supervise, coordinate and direct the Work, using its best skill and attention.
                   Contractor  shall be solely  responsible for all construction means, methods, techniques, sequences, phasing, coordination and procedures, and for coordinating and protecting all portions of the Work under the Contract.

         2. In relation to EklecCo, Contractor shall not be relieved of its obligations to perform the Work in accordance with the Contract Documents, either by activities or duties of the Architect, Engineer or by tests, inspections or approvals required or performed by persons other than the Contractor, even if hired or paid for by EklecCo.

         3.        The  Contractor   shall  be  responsible  for  inspection  of
                   portions of the Work of other contractors as well as the Contractor's own Work already performed to determine that such other contractor's portions are in proper condition to receive subsequent Work, independently of any other inspections which may be applicable to Contractor's Work.


D.       LABOR AND MATERIALS

     I. Unless otherwise specifically noted, the Contractor shall provide and pay for all labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for the proper and timely execution and completion of the Work.

     2. The Contractor  shall use whatever  materials are available which can be
pre-fabricated   provided  such  fabrication  is  consistent  with  the  quality requirements of the specifications.

                                                                         EklecCo

     3. The Contractor shall, at all times, enforce strict discipline, safety, cleanliness, proper conduct and good order among its employees, representatives, consultants, Sub-Contractors and Vendors, and shall not employ on the Project or for the Work any unfit person or entity or anyone unskilled in the task assigned to that person or entity.

     4. The Contractor shall advise EklecCo of the source from which its labor will be obtained. If labor is obtained by the Contractor pursuant to a collective bargaining agreement, the Contractor shall provide a copy of such agreement to EklecCo before the commencement of the Work at the Project. Contractor shall not assign or subcontract any portion of the Work without first notifying EklecCo and recovering EklecCo's written approval.

     5. Whenever the Contractor shall have a cause of action in a labor dispute against a labor organization for injunctive relief in the state or federal court, the Contractor shall have the duty to proceed forthwith to obtain such relief.

     6. Within twenty (20) days after the Contract has been executed, Contractor shall submit to EklecCo three (3) copies of a complete list of major products or materials proposed for installation, tabulated by specification section number and title, listing the following information:


     a. Name and address of manufacturer/supplier

     b. Trade name

     c. Model and catalog number

     d. Manufacturer's data, including reference standards and performance test data.


     7 EklecCo will consider only a formal written request for the substitution of products in place of those products specified (the "Specified").

     8. By making a request for substitution of material, equipment or labor (the "Proposed Substitute"), the Contractor shall make such request in writing, separately for each such substitution and shall:

     a) represent that the Contractor has personally investigated the Proposed Substitute and determined that it is equal or superior in all respects to that Specified;

     b) represent that the Contractor will provide the same warranty for the Proposed Substitute that the Contractor would for that Specified;

     c) certify that the cost data presented is complete and includes all related costs under this Contract;

     d) coordinate the installation of the Proposed Substitute, as accepted by EklecCo and Tenant, making such changes at Contractor's sole cost and expense as may be required for the Work to be complete in all respects according to schedule duration and completion;

     e) represent that the Proposed  Substitute complies with all architectural,
engineering  and  local,  state  and  federal  requirements,   rules,  laws  and
regulations;

     f) provide a list of all effects of substitution on this Contract or other contracts; and

     g) designate, as appropriate, availability of replacement, maintenance or repair.

E.       WARRANTY

     1. The Contractor warrants to EklecCo that all material and equipment furnished under this Contract will be new unless otherwise specified, and that all Work will be of good and workmanlike quality, free from faults and defects, fit for its intended purposes and in conformity with the Contract Documents. All Work not so conforming to all these standards may be considered by EklecCo as defective. If required by EklecCo, the Contractor shall furnish satisfactory evidence as to the kind and quality of materials and equipment.

     2. If required by EklecCo, Contractor shall provide a Warranty Bond at the time of acceptance of Contractor's Work, which Warranty Bond shall be at Contractor's expense, and contain, without limitation, a provision that attorney's fees due EklecCo as obligee under the Bond are included in the Bond coverage.


F.       SALES AND USE TAX


     I. The Contractor shall pay sales, consumer, use and similar taxes for the Work or any portions thereof provided by the Contractor which are legally, enacted when bids are received or negotiations concluded, whether or not yet effective or merely scheduled to go into effect.


G.       PERMITS. FEES AND NOTICES

     I. The Contractor shall timely secure and pay all permits, governmental fees and licenses necessary for the proper execution and completion of the Work, which are specified as Contractor's responsibility and applicable at the time the bids are received or negotiations concluded.

     2. The Contractor shall give all notices and comply with all laws, ordinances, rules, regulations and orders of any governmental or public authority bearing on the performance of the Work. If the Contractor observes that any of the Contract Documents pertaining to the Work are at variance therewith in any respect, it shall promptly notify EklecCo in writing, and any necessary changes shall be adjusted by appropriate Modification, at Contractor's sole cost and expense. If the Contractor performs the Work or any activity which is contrary to such laws, ordinances, rules and regulations, Contractor shall assume full responsibility therefore and shall bear all costs attributable thereto, including indemnification of EklecCo pursuant to the Contract.

     3. The Contractor shall provide all Notices and Samples required by the Contract Documents in a timely manner, best calculated to provide actual information and Notice to EklecCo.


     4. The Contractor shall notify EklecCo five (5) days prior to achieving any construction milestones.

     5. Contractor shall notify EklecCo testing agency at least 72 hours prior to placing of concrete to allow for inspection. Nothing contained herein shall relieve Contractor from its sole responsibility for engineering and construction of framework.


H.       SUPERINTENDENT

     1. The Contractor shall employ a competent, experienced and responsible Superintendent and necessary assistants who shall be at the Project Site at all times during the progress of the Work. The Superintendent shall represent the Contractor and all communications given to or received from the Superintendent shall be as binding as if communicated with Contractor. The Superintendent shall be knowledgeable of all phases of the Contract and the Work and requirements thereof.

     2. The Superintendent shall carry a portable phone at all times and shall be available to address questions or emergencies at the Site, 24 hours a day, seven days a week for the duration of the Project.


I.        RESPONSIBILITY FOR THOSE PERFORMING THE WORK


     1. The Contractor shall be fully responsible for the acts and omissions of all its employees and all its Consultants, Sub-Contractors and Vendors, their agents and employees, and all other persons performing any of the Work under agreement or contract with the Contractor.


J.       PROGRESS SCHEDULE

     1. Within 48 hours after being awarded the Work, Contractor shall submit a detailed progress schedule ("Progress Schedule") for the Work for EklecCo's approval. The Progress Schedule shall be related to the entire Project to the extent required by the Contract Documents. The Project Schedule shall indicate sequencing and the dates for the starting and completion of the various stages of construction and shall be revised by Contractor as required by the conditions of the Work subject to EklecCo approval, and consistent with the Contract. Nothing contained herein shall change the actual start and completion dates for all of the Work contained in Article 3 of the Contract. Failure to provide such Progress Schedule at any stage shall relieve EklecCo of any responsibility for a delay claim by Contractor, in addition to any other remedy otherwise available to EklecCo.

     2. The Contractor shall participate in all schedule and job meetings as directed by EklecCo.

     3. The Contractor shall prepare and keep current a schedule of submittals, for EklecCo's approval, which is coordinated with the Contractor's construction schedule and allows EklecCo reasonable time to review submittals.

     4. The Contractor shall conform to the most recent written schedules for the Project.

     5. Unless otherwise specified in the Contract Documents, a normal work day shall be considered twelve (12) hours a day, with work commencing at 6:00 A.NI. and ending at 6.00 P.M.; six (6) days a week. Unless otherwise specified in the Contract, only work necessary to complete the schedule beyond the Contractor's Scope of Work Lump Sum Contract Price, may result in Contractor's request for a Change Order, pursuant to Section 4.2.1 of the Contract.


K.       DRAWINGS AND SPECIFICATIONS AT THE SITE


     1. The Contractor shall maintain at the Site for EklecCo's benefit, one copy of all Drawings, Specifications, Addenda, approved Shop Drawings, Change Orders and other Modifications, in good order and marked to record all changes made during performance of the Work.

     2. Upon completion of the Work, As-Built Drawings in a form and content approved by EklecCo, shall be delivered by the Contractor to EklecCo. By submitting the "As-Built" Drawings, Contractor certifies and represents that the Work was built as shown on the drawings. This submission shall be a condition to EklecCo's making Final Payment.

     3. EklecCo may require that the Contractor secure EklecCo's approval of the current status of the Project Record Documents prior to submitting each request for progress payment, at the 30%, 60% and 90% steps of Contract completion.


L.       SHOP DRAWINGS. SUBMITTALS AND SAMPLES

     1. Shop Drawings are drawings, diagrams, illustrations, schedules, performance charts, brochures and other documents which are prepared by the Contractor or any Sub-Contractor, manufacturer, supplier or distributor, and which illustrate some portion of the Work.

     2. Product Data are illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information furnished by the Contractor to illustrate materials or equipment for some portion of the Work.

     3. Samples are physical examples furnished by the Contractor to illustrate materials, equipment or workmanship and to establish standards by which the Work will be judged by EklecCo.

     4. The Contractor shall review, stamp with its approval and submit with reasonable promptness and in orderly sequence, all Shop Drawings, Product Data and Samples required by the Contract Documents or by EklecCo so as to cause no delay in the Work or in the work of any other contractor. Shop Drawings, Product Data and Samples shall be properly identified as specified, or as EklecCo may require. At the time of submission, the Contractor shall inform EklecCo in writing of any deviation in the Shop Drawings or Samples form the requirements of the Contract Documents.

                                                                         EklecCo


     5. By approving and submitting Shop Drawings, Product Data and Samples, the Contractor thereby represents that it has determined and verified all field measurements, field construction criteria, materials, catalog numbers and similar data, or w ill do so, and that it has checked, coordinated and conformed each submittal with the requirements of the Work and of the Contract Documents.

     6. The Contractor shall direct specific attention in writing or on resubmitted Shop Drawings to revisions other than the correction requested by EklecCo or its architects or engineers on previous submissions.

     7. Approval of Shop Drawings, Product Data or Samples by EklecCo or its Agent shall not relieve Contractor of responsibility for any deviation from the requirements of the Contract Documents unless Contractor has informed EklecCo in writing of such deviation at the time of submission and EklecCo has given written approval to the specific deviation. In no event shall such approval by EklecCo relieve Contractor from responsibility for errors or omissions in the Submittals.

     8. No portion of the Work requiring a Shop Drawing, Product Data or Sample submission shall be commenced until the submission has been approved by EklecCo and Tenant's Appropriate Consultant. All such portions of the Work shall be in accordance with approved Shop Drawings, Product Data and Samples.


M.       USE OF SITE

     1. The Contractor shall confine operations at the Site to areas permitted by law, ordinances, permits, the direction of EklecCo and the Contract Documents and shall not unreasonably encumber the Site with materials or equipment, or interfere with access to or use of the Site by others.

     2. Upon reasonable Notice from EklecCo, or reasonable request from another Contractor due to staging or sequencing requirements, Contractor shall move or relocate materials or equipment as directed, at no cost to EklecCo.


N.       CUTTING AND PATCHING WORK


     1. The Contractor shall do all cutting, fitting or patching of its Work that may be required to make its several parts fit together properly and shall not endanger any Work by cutting, excavating or otherwise altering the Work or any part of it, unless specifically noted otherwise.


O.       CLEANING UP

     1. On a daily basis, Contractor shall keep the areas affected by its Work, and the Work, free from accumulation of waste materials or rubbish caused by its operations. Throughout its Work and at the completion of the Work, Contractor shall remove all its waste materials and rubbish from and about the Project as well as all its tools, construction equipment, machinery and surplus materials, and shall clean all glass surfaces and leave the Work "broom clean" or its equivalent, except as otherwise specified. The failure of Contractor to comply with this condition shall entitle EklecCo to arrange for such clean up and rubbish removal services as EklecCo in its sole discretion deems necessary, and to Back Charge Contractor for the actual or apportioned costs of same, plus all applicable administrative charges.

P.       ACCESS TO WORK


     1. The Contractor shall provide EklecCo access to the Work in preparation and progress wherever located, at all times.


Q. ROYALTIES AND PAYMENTS


     1. The Contractor shall pay all royalties and license fees. Contractor shall defend all suits and claims for infringement of any patent rights and shall save EklecCo harmless from all loss on account thereof including reasonable attorneys fees and litigation expenses, except that EklecCo shall be responsible for all such loss when a particular design, process or the product of a particular manufacturer or manufacturers is specified, but if the Contractor has reason to believe that the design, process or product specified is an infringement of a patent, the Contractor shall be responsible for such loss unless it promptly gives such information to EklecCo.


ARTICLE-4 SUB-CONTRACTORS


         A.       DEFINITION

     I.A Sub-Contractor is a person or organization who has a direct or indirect agreement or contract with a Contractor to perform any of the Work at the Site and includes, where appropriate, Vendors. The term "SubContractor" is referred to throughout the contract Documents as if singular in number and means a SubContractor or any authorized representative thereof. All subcontractors must appear on a list submitted by Contractor pursuant to Section B4 below.

     2. Nothing contained in the Contract Documents shall create any contractual relation between EklecCo and any Sub-Contractor.


     B. AWARD OF SUBCONTRACTS AND OTHER CONTRACTS FOR PORTIONS OF THE WORK

     1. Unless otherwise specified in the Contract Documents or in the bidding requirements, the Contractor shall furnish in writing to EklecCo with its bid, and update not later than 10 days after Notice of Award, the following: (a) a list of the principal portions of the Work and the names of persons or entities responsible for each one; (b) the names of persons or entities proposed as manufacturers for each of the products identified in the Scope of Work, and, where applicable, the name of the installing Sub-Contractor; (c) a Sub-Contractor/Vendor Evaluation Sheet for each Sub-Contractor or Vendor listed by Contractor pursuant to this paragraph, and EklecCo shall promptly notify the Contractor if EklecCo has reasonable objections to any Sub-Contractor or Supplier on such list; (d) a copy of each contract with each Sub-Contractor or Supplier, or an abstract of the terms of such contracts.


     2. The Contractor shall not contract with any Sub-Contractor, Vendor or any person or organization (including those who are to furnish materials or equipment fabricated to a special design) proposed for any portions of the Work designated in the Contract Documents, who has been rejected by EklecCo or Tenant. The Contractor will not be required to contract with any Sub-Contractor or person or organization against whom it has a reasonable objection.

     3. If in its sole judgment and discretion, EklecCo a Tenant or municipality or governing body having jurisdiction over work refuses to accept any Sub-Contractor, Vendor or person or organization on a list submitted by the Contractor in response to the requirements of the Contract Documents, the Contractor shall submit an acceptable substitute within three (3) business days.

     4. The Contractor shall not make any substitution for any Sub-Contractor or person or organization who has been accepted by EklecCo unless the substitution is accepted in advance in writing by EklecCo.

     5. Contractor shall not enter into any Subcontract the terms of which are in conflict with the Contract and Contract Documents. Contractor shall make a part of its contracts or Purchase Orders with Sub-Contractors and Vendors respectively, all such terms and requirements as are necessary to make such sub-contracts and Purchase Orders in compliance with the Contract Documents, and to promote the timely, efficient and effective goals of the Contract Documents.

     6. Nothing in this section shall be interpreted or construed to create any obligation of EklecCo to any Sub-Contractor, potential Sub-Contractor, Vendor or Supplier, except as provided under the statutory and common law of the State of New York.


C.       SUBCONTRACTUAL RELATIONS

     I. All work  performed  for the  Contractor  by a  Sub-Contractor  shall be pursuant to an appropriate written agreement between the Contractor and the Sub-Contractor (and where appropriate between Sub-Contractor and Sub-sub-contractors) which shall, at a minimum, contain provisions that:

     a. Preserve and protect the rights of EklecCo under the Contract with respect to the Work to be performed under the subcontract so that the subcontracting thereof will not prejudice such rights; and

     b. Require that such Work be performed in accordance with the requirements of the Contract Documents; and

     c. Require submission to the Contractor of applications for payments under each subcontract to which the Contractor is a party in proper form and within a reasonable time to enable the Contractor to apply for payment and which comply with EklecCo's payment terms; and

     d. Contain a waiver all rights the contracting parties may have against one another for damages caused by fire or other perils covered by the property insurance, except such rights as they may have to the proceeds of such insurance held by EklecCo as trustee; and

     e. Require as a condition of each payment, submission of a "Payment Receipt and Waiver of Right to File Lien" to the Contractor in the format required by EklecCo; and

     f. Contain all such provisions as are required for compliance by Contractor with the Contract, EklecCo's Construction or Permanent Loan Agreement, other contractor's contracts, any contract with the Town of Clarkstown, State of New York, The United States, any lender and any Contract between EklecCo and Tenant.


ARTICLE 5- SEPARATE CONTRACTS


         A.       OWNER'S RIGHT TO AWARD SEPARATE CONTRACTS


     I. EklecCo reserves the right to award separate contracts in connection with separate portions of the Project under these or similar Conditions of the Contract. This has been carefully considered by the Contractor in formulating and submitting its bid to EklecCo.

     2. When separate contracts are awarded for different portions of the Project, the "Contractor" in the Contract Documents in each case shall be the Contractor who signs each separate contract.


         B.       RESPONSIBILITY AMONG CONTRACTORS

     1. The Contractor shall afford other contractors reasonable opportunity for the introduction and storage of their materials and equipment and the execution of their work and shall properly connect and coordinate its Work with theirs.

     2. The Contractor shall inspect and promptly report to EklecCo any apparent discrepancies or defects in such work by other contractors that render it unsuitable for such proper execution and results. Failure of the Contractor to inspect and report shall constitute acceptance of the other contractor's work as fit and proper to receive the Contractor's Work, except as to defects which may develop in the other contractor's work after the execution of the Contractor's Work, in which case, Contractor shall be responsible to settle any dispute between it and any such other contractor.

                                                                         EklecCo


     3. The Contractor shall promptly remedy any damage to the Work, or work area of others, caused by the Contractor, to be completed prior to construction by other contractors. All such remedial work shall be considered as part of the Contract Work.

     4. If another contractor brings a claim against EklecCo, on account of any costs or damages alleged to have been sustained by such other contractor to its work or by delay in the availability or access to its work area, by reason of the act, omission or conduct of Contractor, EklecCo shall notify the Contractor, who shall defend such proceedings at the Contractor's sole expense, and if any judgment or award against EklecCo arises therefrom, the Contractor shall indemnify and hold EklecCo, its partners, agents, representatives and employees, harmless and shall promptly pay or satisfy any judgment or award, and shall reimburse EklecCo for all reasonable litigation costs and attorney's fees which EklecCo has incurred.


ARTICLE 6- PAYVIENTS AND COMPLETION


         A.       SCHEDULE OF VALUES

     1. Before the Contractor commences the Work, Contractor shall submit to EklecCo a Schedule of Values of the various portions of the Work, including quantities, aggregating the total consideration, fairly divided so as to facilitate payments to Contractor, prepared in such form as acceptable by EklecCo, and supported by such data to substantiate its correctness as EklecCo may require. Each item in the Schedule of Values shall include Contractor's proper share of applicable taxes, overhead and profit. This schedule, when approved by EklecCo, shall be used as a basis for the Contractor's Requisition for Payment, but may not be used by Contractor for any other purpose.


         B.       SUBSTANTIAL COMPLETION

     1. Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Contract Documents so EklecCo can occupy or utilize the Work for its intended use, and EklecCo can obtain a certificate of occupancy or other local approval for the Work, if appropriate.

     2. When the Contractor considers that the Work, or a portion thereof is substantially complete, EklecCo shall prepare and submit to Contractor, prior to EklecCo's acceptance, a comprehensive list (the "Punch List") of items to be completed or corrected. The Contractor shall proceed promptly to complete and correct items on the Punch List. Failure to include an item on the Punch List does not alter the responsibility of the Contractor to complete all Work in accordance with Contract Documents.

     3. Upon receipt of the Contractor's Punch List, EklecCo and/or the municipality or governing body having jurisdiction over the Work will make an inspection to determine whether the Work or designated portion thereof is substantially complete. If EklecCo's inspection discloses any item, whether or not included on the Contractor's Punch List, which is not in accordance with the requirements of the Contract Documents, the

                                                                         EklecCo


     Contractor shall complete or correct each such item. The Contractor shall then submit a request for another inspection by EklecCo to determine Substantial Completion.


         C.       FINAL COMPLETION AND FINAL PAYMENT

     I. Upon receipt of Contractor's written Notice that the Work is ready for final inspection and final acceptance, EklecCo, and such others as may be designated by a Tenant or Lender, will make such inspection.

     2. Neither Final Payment, nor any remaining retained percentage, shall become due until the Contractor submits to EklecCo the following:

     a. An affidavit or certificate that payrolls, bills for materials and equipment and other indebtedness connected with the Work have been paid or otherwise satisfied, including but not limited to "Payment Receipt and Waiver of Right to File Lien" from Sub-Contractors and suppliers, other releases or waivers of liens and claims, and releases of security interest or encumbrances arising out of the Contract, together with an executed agreement whereby Contractor indemnifies and holds harmless EklecCo and from any claim or matter which might arise from a breach of Contractor's representation of payment described herein, to the extent and in such form as may be designated by EklecCo;

     b. A one-year guarantee or warranty of the Work which runs from midnight of the day upon which all the Work was finally accepted;

     c. All guarantees, warranties and service manuals for equipment installed, in a form approved by EklecCo;

     d. Project  Record or "As-Built"  drawings  approved by EklecCo and Tenant;
and

     e. Final acceptance of the Work by the Owner, Construction Lender and Tenant, as applicable.


ARTICLE 7- PROTECTION OF PERSONS AND PROPERTY


          A.      SAFETY OF PERSONS AND PROPERTY

     1. The Contractor shall take all reasonable precautions for the safety of, and shall provide all reasonable protection to prevent damage, injury or loss to:

     (a) all employees of the Contractor or who are performing the Work, and all other persons who may be affected thereby; and

     (b) all the Work and all materials and equipment to be incorporated therein, whether in storage on or off the Site, under the care, custody or control of the Contractor or any of its Sub-Contractors; and

                                                                         EklecCo

     (c) other property at the Site or adjacent thereto, including trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction.

     2. Contractor shall comply with all applicable laws, ordinances, rules, regulations and lawful orders of any public authority having jurisdiction for the health and safety of the public, persons or property or to protect the public, persons or property from damage, injury or loss. Contractor shall erect and maintain, as required by existing conditions and progress of the Work, all necessary safeguards for health, safety and protection, including the erection and maintenance of barriers and the posting and maintenance of danger signs and other warnings against hazards, as promulgating safety regulations and notifying owners and users of adjacent utilities.

     3. When the use or storage of explosives or other hazardous materials or equipment is necessary for the execution of the Work, the Contractor shall exercise the utmost care and shall carry on such activities under the supervision of properly qualified personnel, and in compliance with all laws, rules and regulations;

     4. All damage or loss to any property referred to in Article 7 A-I (b) above, shall be remedied by the Contractor. All damage or loss to any property referred to in Article 7A-l (c) above, caused by the Contractor, its employees or agents shall be remedied by the Contractor, at Contractor's cost and expense.

     5. Contractor shall designate a responsible member of its organization at the Site whose duty shall be the prevention of accidents. This person shall be the Contractor's superintendent unless otherwise designated in writing to EklecCo by the Contractor.

     6. Contractor shall not load or permit any part of the Work to be loaded so as to endanger its safety.

     7. Contractor shall be responsible for identifying and giving EklecCo, in writing, Notice of any safety hazards immediately upon discovery.


B.       FIRE PROTECTION

     1. Contractor is to develop and follow a fire fighting program through out all phases of any construction and demolition Work involved. The program shall provide for Contractor to maintain at the Site of the Work effective fire fighting equipment (the "Fire Fighting Equipment") Sufficient to meet all fire hazards related to the Work as they occur.

     2. The Fire Fighting Equipment shall be conspicuously located and readily accessible at all times, and be maintained in operating condition. The Fire Fighting Equipment shall include, but is not limited to, a fire extinguisher of a type suitable for extinguishing all types of fire that may ignite from the combustible materials and equipment in the Contractor's scope of Work.


C.        EMERGENCIES

     1. In any emergency affecting the safety of persons or properly, Contractor shall act, using its discretion reasonably applied, to prevent threatened damage, injury or loss.



ARTICLE 8- INSURANCE


          A.       CONTRACTOR'S LIABILITY INSURANCE


     1. Original Certificates of lnsurance, in accordance with the requirements of the Contract Documents, acceptable to EklecCo shall be filed with EklecCo prior to commencement of the Work. These certificates shall contain a provision that coverages afforded under the policies will not be canceled until at least forty-five (45) days after written Notice has been given to EklecCo. Where required by Tenant or Lender, Tenant and/or Lender shall be named as an Additional Named Insured. In addition, where required by Tenant or Lender, Contractor shall purchase and keep in force, Contractor's Liability Insurance in Contractor's name insuring any of Contractor's Indemnification obligations to EklecCo under the Contract.

     2. In the event Contractor shall fail to obtain or maintain any Insurance required by the Contract, EklecCo shall have the right, but not the obligation, without notice immediately to purchase such Insurance, all of the costs of which shall be reimbursed to EklecCo by Contractor either directly, or through non-contestable Back charge, at EklecCo's option.


 ARTICLE 9- UNCOVERING AND CORRECTION OF WORK


         A.       UNCOVERING THE WORK

     1. If any Work should be covered by Contractor ("Covered Work"), (or by another as a result of Contractors direction, acts or omissions) prior to any necessary inspection, including an inspection by EklecCo, or any building inspector having appropriate jurisdiction, Contractor must, if required by EklecCo or such inspector, uncover the Covered Work for inspection, and recover it at the Contractor's sole expense, without Modification Agreement, and, if at all possible, without change in Contract duration or schedule.


         B.        CORRECTION OF WORK

     1. Contractor shall promptly correct all Work rejected by EklecCo, Tenant or Lender as defective or as failing to conform to the Contract Documents. Contractor shall bear all cost of correcting such rejected Work, including the cost of the architect's, engineer's, consultant's EklecCo's additional services thereby made necessary.

     2. If, within one year after the Date of Final Completion and Acceptance by EklecCo or within such longer period of time as may be prescribed by law or by the terms of any applicable conditions required by the Contract Documents, any of the Work is found to be defective or not in accordance with the Contract Documents, Contractor shall correct it promptly after receipt of a written notice from EklecCo to do so, unless EklecCo has previously given Contractor a specific written acceptance of such condition of defect or non-compliance.

     3. All defective or non-conforming Work shall be removed from the Site if necessary and the Work shall be corrected to comply with the Contract Documents without cost to EklecCo. The Contractor shall bear the cost of making good all work, including work of others destroyed or damaged as a result of such removal or correction.

     4.  If   Contractor   fails  to  remove  and  correct  such   defective  or
non-conforming work, EklecCo may remove and correct it, at the Contractor's expense, pursuant to the Contract Documents.


          C.       ACCEPTANCE OF DEFECTIVE OR NON-CONFORMING WORK


     1. If EklecCo prefers to accept defective or non-conforming work, it may do so instead of requiring removal and correction, in which case a Change Order will be issued to reflect an appropriate reduction in the Contract Sum, or, if the amount is determined after final payment, it shall be paid promptly by Contractor.


 ARTICLE 10-PERFORMANCE BOND


     A. Contractor shall indicate that it can furnish bonds covering the faithful performance of the Contract and the payment of all obligations arising thereunder, including performance of its Work, payment of its bills. removal of liens and warranty of work, if; and as required in the Contract Documents.


 ARTICLE 11 -TESTS


     A. If the Contract Documents, or any applicable laws, ordinances, rules, regulations, orders or permit or approval conditions of any public authority having jurisdiction require any Work to be inspected, tested or approved, Contractor shall give EklecCo and such public authority timely notice of readiness and of the date arranged, so EklecCo and such public authority may make such inspection, testing or approval. Unless the Contract Documents specifically provide otherwise, Contractor shall bear all costs of such inspections, tests and approvals, and any Work necessary after inspection, to gain any required approvals.

     B. If EklecCo reasonably determines that any Work requires special inspection, testing, or approvals which Article II, Subparagraph A above does not include, EklecCo will instruct Contractor to order such special inspection, testing or approval. If such special inspection or testing reveals a failure of the Work to comply (I) with the requirements of the Contract Documents or (2) with any applicable laws, ordinances, rules, regulations, orders or permit or approval conditions of any public authority having jurisdiction, Contractor shall bear all costs thereof; including any architect's, engineer's, consultant's or agent's additional services made necessary by such failure. If such special testing or inspection reveals that the Work complies with the Contract and applicable laws, EklecCo shall bear all costs thereof.

     C. Contractor shall timely provide to EklecCo all certificates of inspection and testing pursuant to its Scope of Work, based upon inspection of the Work; inspection to be done by others. EklecCo shall provide inspection and testing services, as outlined in Section 2.10 of this Contract.


     D. Neither an inspection, nor observations by EklecCo of inspections, tests or approvals by Contractor or any other persons shall relieve Contractor from its obligations to perform the Work in accordance with the Contract Documents.


     E. Contractor shall indemnify, defend and hold harmless EklecCo and its agents, employees, partners, representatives. successors, attorneys, insurers and assigns from any and all claim, causes of action, cross claims, counterclaims, third-party actions or matters, whether in law or in equity, arising from or relating to EklecCo's usage or reliance upon tests or documents required and secured under this section.


 ARTICLE 12- PROJECT MEETINGS


         A.       GENERAL PROVISIONS

     1. PURPOSE

     To provide a forum for the  Contractors  on the  Project to have an orderly daily review during progress of the Work, for systematic discussion of coordination, scheduling and details. EklecCo will require Contractors participation at project meetings throughout the construction period, to meet their contractual obligations and to take all necessary action to keep the Work, the Project and Site operating smoothly and efficiently, without delay or interruption, during construction of the Project.

     2. For those persons designated by the Contractor to attend and participate in project meetings. Contractor shall provide required authority to commit the Contractor to solutions agreed upon in the project meetings.


         B.        EXECUTION

                  1.       MEETING SCHEDULE

     a. Project meetings will be held daily at 6:30 a.m. or at such other or additional time as designated by EklecCo.

     b. Contractor will be subject to a fine of S200 for each missed meeting.


     2. MEETING LOCATION

     a. EklecCo will establish a meeting location. To the maximum extent practicable, meetings will be held on the job site, at a location to be determined by EklecCo.


     3. PROJECT MEETINGS

     a. Attendance

     i. Contractor's Superintendent is required to attend each and every meeting.

     ii. To the maximum extent practicable, Contractor will assign the same person or persons to represent the Contractor at project meetings throughout progress of the Work. Whoever is assigned is expected to be sufficiently
knowledgeable  and  experienced  to  provide  meaningful   participation.

     iii. Subcontractors, materials suppliers, and others may be invited to attend those project meetings in which their aspect of the Work is involved.

     b. Typical agenda

     i. Contractors' Review progress of the Work since last meeting, including status of submittals for approval.

     ii.  Contractors'  Review  coordination  of work with  other  trades.

     iii.  Contractors'  Review schedules.

     iv.  Contractors'  Identify  problems  which  impede  planned  progress.

     v Contractors' Develop corrective measures and procedures to regain planned schedule.

     vi.  Contractors'  Review  quality issues

     vii.  Contractors'  Review  safety  issues

     viii. Complete other current business.

     c. EklecCo's participation in Project meetings

     1. EklecCo may, but need not have a representative attend Project meetings. Such attendance at a Project meeting by a EklecCo representative shall be for informational purposes only unless intervention by EklecCo is required pursuant to the terms of the Contract.

         ARTICLE 13- SUBNTITTALS AND SUBSTITUTIONS


                  A.       GENERAL

     1. DESCRIPTION


     a. Work included: Create submittals required by the Contract Documents, and revise and resubmit as necessary to establish compliance with the specified requirements.

     b. Related Work:

     i.  Documents  affecting  work  of  this  Article  include,   but  are  not
necessarily limited to, the General Conditions, Supplementary Conditions, and Division I of these Specifications.

     ii. Individual requirements for submittals also may be described in pertinent Articles of the Specifications.

     iii. Contractor must submit Material Safety Data Sheets (MSDS) for all potentially hazardous chemicals or materials to be used in Contractor's scope of work.

     c. Work not included:

     i. Non-required submittals will not be reviewed by EklecCo or its Consultants.

     ii. The Contractor may require its subcontractor to provide drawings, setting diagrams and similar information to help coordinate the Work, but such data shall remain between the Contractor and its subcontractors and will not be reviewed by EklecCo or its Consultant.

     2. QUALITY ASSURANCE

     a. Coordination of submittals:

     i. Prior to each submittal, carefully review and coordinate all aspects of each item being submitted.

     ii. Verify that each item and the submittal for it conform in all respects with the specified requirements. Contractor is solely responsible for correctness of dimensions and quantities and fitting to other work; verification of physical interrelation of elements of the Work from plans and specifications and in the field; fabrication procedures; construction methods; techniques and sequences.


     iii. Contractor is to review, sign and stamp each submittal. By affixing the Contractor's signature and stamp to each submittal, Contractor certifies that coordination has been performed. Submittals will not be reviewed by EklecCo or Consultant without prior review by the Contractor.

     b. Substitutions:

     i. The Contract is based on the standards of quality established in the Contract Documents. EklecCo reserves the right to decline Substitutions which are not listed at time of bidding.

     ii. The following products do not require further approval except for interface with the Work:

     A) Products specified by reference to standard specifications such as ASTM and similar standards.

     B) Products specified by manufacturer's name and catalog model number.

     iii. Do not substitute materials. equipment. or methods unless such substitution has been specifically approved in writing, in advance, for this Work by EklecCo.

     c. "Or equal":

     i. Where the phrase "or equal", or "or equal as approved by the Consultant", occurs in the Contract Documents, do not assume that the materials, equipment, or methods will be approved as equal unless the item has been specifically so approved for this Work in advance, in writing by the Consultant, offer notice to EklecCo.

     ii. The decision of the Consultant as approved by EklecCo shall be final.

     SUBMITTALS

     a. Make submittals of Shop Drawings, Samples, substitution requests and other items in accordance with the provisions of this Section.

                                                                         EklecCo


     4. SUBSTITUTIONS

     a. All substitution recommendations will also require the submittal of a complete listing of all other work areas which may be affected by the substitution along with a list of costs savings potential before and after all affected areas have been factored. EklecCo will rely on such listing.


     B. PRODUCTS

     1. SHOP DRAWINGS

     a. Scale and measurements: Shop Drawings are to be made accurately to a scale sufficiently large to show all pertinent aspects of the item and its method of connection to the Work.

     b. Types of prints required:

     i. Submit Shop Drawings in the form of one sepia transparency of each sheet plus three blue line or black line prints of each sheet.

     ii. Blue prints alone will not be acceptable.

     c.  Review   comments  of  the  Consultant  will  be  shown  on  the  sepia transparency when it is returned to the Contractor. The Contractor may make and distribute such copies as are required for its purposes.


     2. MANUFACTURERS' LITERATURE

     a. Provide Sample(s) identical to the precise article proposed to be provided. Identify per Section C. I. below.

     b. Number of Samples required:

     i. Unless otherwise specified, submit Samples in the quantity which is required to be returned, plus two which will be retained by EklecCo and Consultant.

     ii. By written pre-arrangement in specific cases, a single Sample may be submitted for review and, when approved, be installed in the Work at a location agreed upon by EklecCo.

                             PRIVILEGED CONFIDENTIAL
                                   MEMORANDUM


TO:         E-076S File Steel Erection
FROM:       Jim Bold
DATE:       June 12, 1996
RE:         A meeting between Joe Polito, Ron Polito, and Jim Bold


     The purpose of the meeting was to discuss the US Bridge of New York, Inc proposal relating to Palisades Center

     Ron and Joe Polito presented their revised pricing, which reflected some revised union work rule changes and some additional aggressive pricing on their part from a management stand point. Their revised price at the on set of the meeting was $8,500,000.00. We continued the discussions relative to schedule, specifically discussing Tower I and our need for accelerating their proposed schedule for Tower I as it relates to the turn over of the Home Depot space. The issue of accelerating the Tower I schedule ended up as shift work using two shifts on Tower I of seven hours each with a make up day on Saturday. Joe discussed with both the Operating Engineer's union and the Iron Workers Union the proposed arrangement. They both agreed that the shift work for the steel would be at straight time, plus the make up on Saturday at straight time. The operating engineers agreed to man both shifts at straight time. We finalized the negotiation at $8 200.000.00. Joe responded that was agreeable, but with a two-week pay cycle. I took it back to the group and the group countered saying we would only be able to make one intermediate payment to US Bridge of New York, Inc. relating only to the Tower I portion.

     Our final agreement is $8,200,000.00 with one intermediate payment and our previously agreed upon payment terms that are invoice on the 25th, pay on the 15th with a 2% discount.

                                        MEMORANDUM

TO:          E-0765 File. Steel Erection

FROM:        Jason Teller

DATE:        June 12, 1996

RE:          A meeting between Ron and Joe Polito of US Bridge of New York, Inc.

ATTENDEES:

EklecCo:   Jason Teller
             Pete Teller
             Jim Bold
             Mike Barney


     Pete started the meeting by explaining that prior to this award we wanted to go through a few additional issues We may have covered some of those issues already and some may not have been, but we just wanted to clarify them. Once discussed, Jason will dictate a memorandum and this memorandum will be an exhibit to the contract should we award to US Bridge of New York, Inc.

     The first issue was the union situation. US Bridge of New York, Inc. is a union contractor and Pete Teller stated that we do not want any problems on the site, EklecCo does not want disharmony. EklecCo has no problem with US Bridge of New York, Inc. functioning as a union contractor, but did not want any problems with any of the other contractors on the site. For example, if US Bridge of New York, Inc. has a master mechanic on site, this will not effect any other contractors working there. This is not a union job, it is an open shop with a prevailing wage agreement. If there were any union trouble makers on the site, we would expect them to be removed. Joe Polito responded, "My workers on the site are iron workers, not organizers, so we will remove them if necessary". Joe also added, "There will be a two gate system in place if needed and my workers will honor a two-gate system and continue to work if necessary because my workers will use it if there are pickets."

     Pete Teller then explained he thought it was a good time to bring up the prevailing wage agreement that EklecCo has signed with the unions. The unions and EklecCo have agreed to work in harmony. Pete Teller stated that if the unions were to picket this job for any reason, it would then void this prevailing wage agreement. Joe responded, "I know how the agreement was put together."

     Pete Teller then asked Mike Barney to review his discussions on flexibility and schedule, realizing we have covered it several times but also this morning. Mike exclaimed that due to possible land problems in Phase lit may be necessary to do some of the erection, possibly area 7 and area 8, out of sequence or at a later date. Joe Polito agreed that they had discussed this earlier and whatever areas that EklecCo needs US Bridge of New York, Inc can adjust the timing on areas 7 and 8. He can do the other areas out of sequence as long as the fabricator can supply his two cranes that he will have in each area Joe also stated, "If necessary, we would shut down the cranes and remobilize

     Joe Polito then brought up the roadways he is expecting to see out on the site. He needs two strips down the pad. I noted that the entire building pad has a 3.5' lift of stone, geogrid, and fabric serving as a construction mat and this should be sufficient. Pete Teller brought up the soft area that we recently encountered near Tower 3, where the mud wave occurred, and that it would be a good idea to avoid this area when erecting. Joe Polito stated, "That is what Mike Stewart does out on the site and we can work around it."

     Pete Teller then asked Jim Bold to review the shift work that was negotiated earlier today for Tower 1. Jim explained that basically the agreement was that US Bridge of New York, Inc. would employ two seven hour back to back shifts each day and that they would have a make up day on Saturdays. This agreement went for iron workers as well as operators. Saturdays will serve as a rain day make up. This allows us to accelerate the Tower 1 schedule beyond what is shown in the contract schedule but we are unable to ascertain the effect it will have on the schedule at this point. Joe Polito agreed with this assessment. Joe stated, "I can only agree to durations at this point for schedule. Only after I meet with the foundation contractor, fabricators, and see the site progress can I nail down the exact dates."

     Pete Teller thought it was a good time to bring up the contract administrators that EklecCo has out in the field are basically out there to administer the contract. They really do not have a tremendous amount of knowledge of construction, so EklecCo is relying heavily on US Bridge of New York, Inc. as experts in the steel erection area." Joe stated, "I understand".

     Pete Teller stated, "I hope that I can say with a straight face that US Bridge of New York, Inc. has had adequate time to review the drawings as the negotiations have been going on since March." Everyone laughed and Joe Polito responded, "Yes. we have had plenty of time and we know the drawings very well."

     US Bridge of New York, Inc. has had plenty of time to review the plans, accepts them, and are comfortable with the plans. Joe Polito asked about the survey on the site, what would be provided. I explained to Joe Polito that EklecCo has provided a benchmark and two column lines that intersect at one column point. The foundation contractor then takes it to do all of his layout that US Bridge of New York, Inc. will then survey and continue. US Bridge has been told that the responsibility for the survey is theirs and the responsibility for the anchor bolts is handed from the foundation contractor to them and it is US Bridge of New York, Inc.'s responsibility to review and accept them if they are correct or work out any problems directly with the foundation contractor.

                            PRIVILEGED & CONFIDENTIAL


                                   MEMORANDUM



TO:          E-076S File: Steel Erection

FROM:        Mike Barney

DATE:        June 4,1996 (10:00 a.m.)

RE:          Phone conversation with Joe Polito of US Bridge

ATTENDEES:

EklecCo:     Jason Teller
             Mike Barney
             Jim Bold


     I asked Joe Polito to give us an update on his phone conversation with Gary Gaydos of the local union that was scheduled to take place earlier this morning. Joe went on to explain the phone conversation. The unions are very concerned that if they give special treatment for this project the entire prevailing wage for this entire region would be affected in the same manner. Jason Teller jumped in and explained that this job is not a prevailing rate wage job per say, but we have agreed to pay the prevailing wage rates. Joe went on to explain that the unions are not allowed to have two rates. If they were to give us favoritism on the rate then the State could go to court and get the same rate Joe then explained that Gary Gaydos said he is still thinking about the rate. I then reaffirmed our meeting with Joe at the site tomorrow at 3:00 p.m. with Jason and Pete Teller.

cc: Jason Teller
     Pete Teller
     Jim Bold
     Joe Mareane

                                   COMMITMENT
                                   MEMORANDUM


TO:                 Steel Erection File
FROM:               Chris Montrose
DATE:               May 31, 1996
RE:                 Meeting with US Bridge and EklecCo


     Present from US Bridge via teleconference are Vice President, Ron Polito, President, Joe Polito and on Site Supervision, Mike Stewart. Carolyn Frani and Chris Montrose are present from EklecCo. US Bridge representatives understand that they can interrupt the dictation of this memorandum at any time to make any additions and/or changes to the dictation.

     I started the meeting out by explaining to US Bridge that EklecCo is obtaining a Commitment Memo from the top three bidders for steel erection. Once the memos are complete they are presented to the group along with the bids. U.S. Bridge understands the Commitment Memo is evaluated seriously by the group in order to determine who will be awarded this Contract.

     I next asked US Bridge, putting price aside what can they offer EklecCo for the erection of steel that would convince EklecCo to award the steel erection contract to them9 Joe Polito stated "We are committed to service and coordination. We will handle all of the coordination for this Project." Joe also stated, "We have access to our own men. I have guys setup from Canada currently and I also have men from the local unions." Joe continued by stating, "I am the co-chairman of the union funds in the area".

     Joe stated, "If awarded this job, I would have Mike Stewart set up an Advance Shipment List which would be given to our fabricators." Joe stated, "We divide the building up into subdivided areas and we basically build the building on paper to give to the fabricator."

     Joe stated, "We continually check with the fabricator to make sure that he will be able to meet the schedule that we have given them. We order the steel from the fabricator."

     I asked Joe, Ron and Mike about their coordination with the fabricator and how would they handle any possible field conflicts. Joe stated, "We will coordinate very closely with the fabricator and detailer to get the job done in a fast time."

     Joe wanted to add to the memo, that he has requested if they are awarded this project that they want an immediate meeting with our fabricator and the detailer so they can be brought up to speed and put on the same page as one another and work together harmoniously.

                            PRIVILEGED & CONFIDENTIAL



     I explained to US Bridge that we have Contract Administrators on site and have no Construction Managers or General Contractors. I also explained that our Contract Administrators have no previous construction experience, and this was done purposely, so their opinions are unbiased. I asked US Bridge how they would handle filling in any gaps that would develop on site due to this condition. Joe stated, "We will coordinate with the other trades. We will also copy the Contract Administrators on any of the information that develops between this coordination to make them aware of what is happening." Joe also stated, "We are ready and willing to take on this responsibility." I explained to Joe that we have a morning meeting every morning at approximately 7.30 and at least one representative from each Scope of Work attends that meeting to put any issues on the table that they may have to coordinate the overall Project. Joe stated, "This would work good for us." He also said that they have a surveying crew that will continually be on site and one member from the survey crew will attend the meeting along with Mike Stewart.

     I next explained to US Bridge, that if EklecCo were to hire their company, it would be because of their expertise. EklecCo, as the Developer, looks to the people we hire to have all of the expertise. Joe stated, "The main thing we have to offer is our expertise. I have been trying to get this across for the past two months. One of our strongest suits is coordinating and getting the entire package together using our expertise." Joe then wanted to add, "The expertise is used best in the early part of the Project when the fabricator, detailers and erectors meet to get everyone on the same page and start the coordination process on the right foot."

     I next asked, "What is the last mall project that US Bridge worked on9" Joe stated, "It was the Concourse Plaza, and we used three cranes on this project and erected approximately 5,000 to 6,000 tons of steel." Joe stated, "We have built numerous buildings in the past and I have been in the business since 1956 and opened my own business in 1966, so I have a lot of experience under my belt."

     I next told Joe since he has worked on many projects in the past, he understands that flexibility is key in any project. Joe stated, "You have to be flexible. As long as the steel is not missing in the building and access is still available, we will be able to move around at your direction and be very flexible".

     If for some reason the Scope of Work changes and a Change Order becomes necessary, US Bridge is not to go ahead with any work without written authorization. Joe stated "we use what is called a DAN form. Which is a notification form given to EklecCo which shows any changes that have evolved, and if they affect or do not affect our project, we even flag any drawing changes and make EklecCo aware of the changes."

     In closing I asked US Bridge if they could sum up their overall commitment to us. Joe stated, "We are very, very interested in getting this work. We are the people for this Project. We are willing to give a full commitment for this work and do the best job for you."

                            PRIVILEGED & CONFIDENTIAL

                                   MEMORANDUM

TO'                Steel Erection File E-076(S)

FROM.              Mike Barney

DATE.              May 24,1996 at 2:00 p.m.

RE:                Phone Conversation with Joe Polito from US Bridge



     I opened the phone conversation by explaining that we would be sending U.S. Bridge the newest and most revised plans dated 5/22/96, two blue line copies, in addition to one set of sepias. Joe asked that they be delivered on Tuesday, May 28,1996 rather than Saturday.

     I explained to Joe that there are changes on these plans, however, we expect no cost impact from the changes. I explained that changes are really the nature of our business and I am sure that there will be more changes as tenancy progresses. I then explained to Joe that US Bridge's pricing and Contract are "in line" and the next step is to make sure that their Scope of Work is equal to their competitors.

     I then explained to Joe that it is EklecCo's intent when awarding the Scope of Work to include everything necessary to complete the structural steel and accessories. We are buying a Structural Erection package for all the steel required to erect the structure. As I said earlier, "Plans are in progress and there will be changes as design and tenancy progress."

     I then continued by reviewing a checklist of EklecCo's expectations from US Bridge and other steel erection bidders that we would award the work to.

     + The Erector would be responsible for accepting the anchor bolts from the foundation contractor. Joe explained that US Bridge has survey included in their price. US Bridge will survey the anchor bolts to make sure they are correct. If they are not correct, it will not be US Bridge's responsibility to fix them. l explained to Joe that it will not be US Bridge's responsibility to fix, however, it will be US Bridge's responsibility to coordinate with the foundation contractor to get the work completed correctly and Joe agreed.

     + I said, "As you know, Joe the plans are in progress and there may be additional changes. It will be the erector's responsibility to coordinate all changes at no additional cost." Joe explained, "I understand 100% and like I told you at the meeting in Syracuse, US Bridge will coordinate everything." Joe explained that once they are awarded the job, they will put together an entire schedule from the delivery of joist, deck and steel all the way out to

                            PRIVILEGED & CONFIDENTIAL



     completion of each section. Once the detailed schedule is agreed upon with EklecCo, they will coordinate and facilitate all deliveries of all material and accept all material on site and take responsibility for it. The only time EklecCo will get involved is after US Bridge has exhausted everything that they can do to make sure the suppliers respond and they don't. Joe agreed, and explained that he doesn't think that will happen on this job

     + It will be the erectors responsibility to relocate all x-bracing at no additional cost, as necessary Joe explained that he has no problem with that and for the record, it makes it a lot easier if we can give the erector a lead time with these relocation type issues.

     + It will be the Steel Erectors obligation to clean any mud off the steel before it is erected. Joe said, "That is no problem, before it goes up, they pick it up with a lift and hit the edge with a jammer, and all of the mud just falls off. " I explained to Joe that the steel will be painted after it is erected. If that is clean enough to paint, that's fine I explained.

     + I  explained  to Joe  that it  would be the  Erectors  responsibility  to schedule and coordinate with the joist supplier, deck supplier, steel fabricators and concrete column suppliers as well as many others. Joe said, "I thought I already took care of this back in Syracuse during our meeting, but we are very willing to coordinate with all suppliers." Joe explained that they will give a "pre-schedule". Then Joe explained the "pre-schedule" to me as a durational schedule and stated once the durational schedule is put together, US Bridge contacts all of the suppliers so they have plenty of lead time in order to deliver the needed material to site. Joe explained that they do this for each derrick right down to the truck and right down to the piece

     + I explained to Joe that access around the site will be the erectors responsibility whether it be on mats, a rock pad, or whatever is out there. Joe explained that US Bridge needs clear access to the building and once they have that they take care of the rest.

     + I explained to Joe that our schedule is paramount and EklecCo needs the capability to speed up or slow down the erection process. US Bridge's flexibility will include mobilization of additional cranes Joe said, "That is no problem, put it in the Contract." Joe continued by saying if the steel is ready, they could mobilize one or two more rigs in addition to the four they have scheduled. I explained to Joe in addition to mobilization of another crane, in order to meet the job schedule, it may be necessary for the erector to add shifts, or overtime in order to meet the schedule. Joe said, "That's fine and it is included in our Bid." I next explained to Joe that we are always looking for ways to speed up the schedule, but for any reason EklecCo chooses to slow down the schedule, they also need that flexibility. Joe said. "I am glad that you told me that up front so l can negotiate a price for this with his erectors (sub-contractors to US Bridge)." I explained to Joe that the speed or slow down will be at no cost to EklecCo. Joe said, "I can handle that."

     I asked Joe to explain the guide wire system for stability that they will be using. Joe started to explain the guide wire system and I interrupted Joe and explained to him that we would need additional guide wires from a normal job so we will have the capability to erect precast panels before the building is totally erected. Joe explained that once US Bridge gets the new structural plans, they will put together a guide drawing for EklecCo's approval. I concurred.


     I explained to Joe that there are changes on the plans. One of the changes that we know about is

                            PRIVILEGED & CONFIDENTIAL

     in Tower 1, BJ's. The changes are the BJ's TMA, which is a Tire Maintenance Area, the Loading Dock and the BJ's Entrance These will all be changing and I explained to Joe whatever erector gets this portion, we will have to erect something different than what is on the plans. Joe explained that he has no problem with that as long as they have access back to the point so they can get a Cherry Picker into that area. Joe also said there would be no cost to EklecCo for this change. Joe also said, "With all of the changes that are going to happen, it is all going to come down to communication and coordination and that is US Bridge's strong point."

     The erector will have to be responsible for sequencing the work. EklecCo will have the ability if they choose to dictate as to where the erector will be working. Joe explained that they are flexible and don't have a problem with moving around as long as they can access the portion of work Joe explained that they cannot bring in helicopters to erect the steel on the inside of the building at no cost, but as long as they can access it there are no problems.

     Joe then explained a discussion that we had in Syracuse in a prior meeting, in sequencing US Bridge is willing to take our derrick schedule and is willing to break it into smaller derricks that will be easier to work with. He will relabel the derrick schedule and coordinate with the fabricator so the derricks are sequenced and delivered correctly for erection.

     I explained to Joe that EklecCo wants a commitment from US Bridge that we don't want to be nickeled and dimed and no Change Orders for moving X-Braces, loading docks, or change in steel size. Joe explained the only time there is a Change Order, is if the change is significantly more work than the original work that was replaced. Joe also explained that the only cost associated with going with much heavier steel is the added connecting materials. Joe explained that a "pick is a pick," and it won't cost us any more.

     I explained to Joe that it is the erectors responsibility to include all coordination, facilitation of deliveries, coordination of erection drawings, derricking, deliveries and acceptance of deliveries. Joe explained that he has covered this several times, but agrees 100%.

     The last point Joe and I covered was safety cable. Joe explained that they will install one cable for their iron worker obligation at 60". The 60" inch cable or high cable is permanent and meant to stay in place for the future. Joe explained that if EklecCo wishes, we could tie all of our net into this wire and make it permanent, lift up the net when the slabs are poured and then tack it down. I explained to Joe that I did not understand this 100% and this issue along with several others that Jason and I will want to cover Tuesday morning, after Memorial Day weekend when Jason is back in the office. Joe said, "that is fine" and he expects a call along with Ron.

     Before we hung up, Joe asked how they looked for the job. I explained to Joe their pricing is in line and their Contract is now in line, the only things we have to put behind us on Tuesday are the remainder of the Scope of Work issues, and to finalize the unit prices and we will move on from there to the commitment memorandum. Joe said, "Great."


cc: Jason Teller
     Joe Polito
     Ron Polito
     Jim Bold

                            PRIVILEGED & CONFIDENTIAL
                                  Scope of Work
               Structural Steel Erection for the Palisades Center



     Contractor shall furnish and install all, but not limited to, necessary and appropriate labor, materials, equipment, supervision, coordination, mobilization, and taxes necessary to erect the structural steel for Palisades Center as per plans and specifications

     1. Contractor shall be responsible for all coordination with the structural steel fabricators, detailers, joist and deck suppliers, structural engineer, foundation contractors, precast column suppliers and all other contractors that affect the structural steel erection scope of work.

     2.  Contractor   shall  be  responsible  to  coordinate  and  schedule  all deliveries of the structural steel elements that are necessary for the structural steel erection scope of work.

     3. Contractor agrees to provide, all but not limited to, erection bolts, shear studs, welding material, etc. necessary to complete the structural steel erection scope of work.

     4. Contractor agrees to install all pour stop, deck closure, metal decking, and shear studs as necessary and indicated on the Contract plans.

     5. Contractor has provided a deduct price for the erection of areas 7 and 8 of $957,000.00 if EklecCo elects not to erect this portion of work.

     6. Contractor agrees to provide all necessary matting for the safe operation of a crane, if necessary

     7 Contractor has included in his lump sum contract price the coordination and erection of all precast columns.

     8. Contractor has included the erection of the joist, joist girders, and bridging as shown on the contract plans

     9. Contractor agrees to examine all delivered materials prior to accepting them to ensure that they are in proper condition after shipping and report any discrepancies in writing directly to the suppliers.

     10. Contractor agrees to coordinate all necessary testing and inspection and accommodate all scheduling necessary for any owner, state, local, or federal inspections as may be necessary

     11. Contractor understands that the intent of this contract is a 100% turn key erection package for Tower I and the entire mall.

                                   MEMORANDUM

TO:                E-076(S) US Bridge File
FROM:              Mike Barney
DATE:              May 23, 1996 5:40 p.m.
RE:                Phone Conversation with Ronnie Polito


     Ronnie Polito called to explain a couple of schedule changes and that they would be using four cranes starting on July 7,1996

     He also explained that he talked to Jason Teller earlier this afternoon and that they were hoping to get a Letter of Intent tomorrow I explained that I did not know the content of his and Jason's conversation, but in my opinion we have a lot of issues to work through before there is a Letter of Intent or Contract signed. Ronnie asked, "What things need to be complete9" I explained. "We have to go through all Unit Price Schedules and both need to be comfortable with the numbers as well as a business memo " I also explained to Ronnie that the business memo is what we expect from both parties once the Contract is signed. Ronnie replied by saying "Okay, what we will do is spend the whole day on it tomorrow and go through everything, and then we will go from there."

cc: Jason Teller
     Ron Polito

                            PRIVILEGED & CONFIDENTIAL


                                   MEMORANDUM

TO:          E-0765 File: Steel Erection

FROM:    Mike Barney

DATE:        May 23,1996

RE:          Phone Conversation with Ron Polito of U.S. Bridge

     Ron Polito called me and we proceeded to go through the schedule that I faxed him earlier this afternoon. He explained to me the dates that he would be expecting to be capable of obtaining.

Area                 Start               Finish

1                    6/3/96              7/7/96
2, 3, 4              7/10/96             9/12/96    (plus adding two weeks for deck and studs)
5, 6, 7,8            9/13/96             11/12/96 (deck an additional two weeks to final completion date of 11/25/96)

     I explained to Ron that these dates are promising, however there are areas that are subject to very strict scheduling. I explained to Ron these areas are Area 1, the beginning of Area 3, and the finish date for Areas 7 and 8. Ron said he understood and he would take a look at what he would have to do to get closer to our proposed schedule in these areas especially. I then explained to Ron that I had been going through picks and piece counts all day and I see that our schedule could be obtained with no less than five cranes. Ron explained that he would be using 3 cranes for his schedule. I stated that I was impressed that they could get that amount of work done in that short of time with only 3 cranes, I had expected them to use more. Ron explained that the only way they can accelerate the schedule is to actually add more man power and more cranes. The reason they are not willing to do that is because of cash flow. Ron explained if we could help them out with cash flow in the beginning of the job they can add more cranes and obtain our schedule. I told Ron I would go back to the group and explain this to them and we would go from there but until then we need to do the best we can with the 3 and 4 crane scenario that we have been moving and talking about the entire time. Ron said that is great.

     I then apologized to Ron for any misunderstandings that we may have had with the job in the past and I explained that there are several issues we must clear up before we can award the job. I told Ron that Jason and I would be contacting him tomorrow to work through all the open issues. Ron said there is no hard feelings and we will move forward tomorrow.


Ron Polito, U.S. Bridge (via facsimile)
Jason Teller, EklecCo

                                   MEMORANDUM

TO          E-076S File: Steel Erection
FROM.       Mike Barney
DATE:       May 22, 1996
RE:         Phone conversation with Joe Palito of U.S. Bridge


     In the phone conversation I explained to Joe that there are several open issues that we have to close before EklecCo can make the final decisions on the steel erection award. First of which is the price breakdown for Tower VII and Tower VIII. Joe explained that he has guys working on it and we will be getting it tomorrow. The second open issue is the area schedule breakdown for the job schedule. Joe then explained that I would need to send him our target dates for each area for him to evaluate whether or not our schedule is still realistic. I told him that I would send over our revised schedule breakdown and the sequencing that we were targeting today and he would evaluate it and have his revised schedule, or the agreement to our schedule, answered by tomorrow. The other two areas that we have to complete are the business memorandum. which is an outline of everything that is included and excluded in the entire business deal. I explained to Joe that both myself, him, and Ronnie would have to be included in that conversation and that it would have to be documented fully so that we can evaluate the bids "apples to apples". The memorandum we have to complete is the commitment memorandum, which is apart from the business deal and explaining and detailing what U.S. Bridge will be committing to in order to get this job. I explained to Joe that EklecCo weighs this commitment memorandum very heavily and all of these things have to be completed before we can make a final determination of who is awarded the Scope of Work.

                                  Target Dates
                           Job Schedule Area Breakdown


Area 1(commonly known as Tower I): includes Walmart, Sam's Club, and Home Depot. Start Date: June 3,1996
Finish Date: July 5,1996

Area 2: includes column lines 1 - 10
Start Date: June24, 1996
Finish Date: July 20,1996

Area 3: includes column lines 10 - 19
Start Date: June 17,1996
Finish Date: September 14,1996

Area 4: includes column lines 19 - 28
Start Date: July29, 1996
Finish Date: October 19,1996

Area 5: includes column lines 28 - 38 and column lines C - S,
        Excluding Tower 7 and Tower 8.
Start Date: August 26,1996
Finish Date: November 2,1996

Area 6: includes column lines 30 - 38 and column lines S - Z.
Start Date: September 16,1996
Finish Date: November 2, 1996

Area 7: includes Tower 7
Start Date: July 29,1996
Finish Date: August 31,1996

Area 8: includes Tower 8
Start Date: July 29,1996
Finish Date: August31. 1996

                                   MEMORANDUM

TO                  Steel Erection & Fabrication File
FROM:               Mike Barney
DATE;               4/9/96
RE:                 Meeting with US Bridge in Syracuse

     Present at the meeting were Jason Teller and Mike Barney of EklecCo and Joe and Ronnie Polito of US Bridge.

     The meeting started out with an introduction of EklecCo and the Project as well as the status. We then moved on to an explanation of US Bridge, the company. Joe explained that he has been on his own since 1966 doing this type of business. He was the largest steel erector in the City for several years.

     In the late 1980's, they did $45,000,000 a year in just erection. Joe explained that he is the cochairman of the union funds. He is also on the New York City's Safety Committee. He is also the Council President of the Building Congress and Chairman of the Steel Institute. He remains extremely active in these groups and in turn, allowing him to have no problem manning any size job. He can get as much manpower as he needs.

     Joe explained the key to the job is setting the job up in the beginning by making sure that steel is on site and making sure that steel gets to the site banded and derricked correctly.

     Joe  also   explained   his  company  has  always  liked  doing  their  own
coordination by making sure the steel is trucked and fabricated correctly and that details make sense up front and correctly.

     Joe continued by explaining his fabrication business. He showed us a brochure. It is 4.5 acres of building under the roof with a 13 acre yard. It is located in Waldorf, Maryland. It is approximately 6 hours from the site. They are very familiar with supplying the NY area.

     Their last largest erection job recently was in 1993, approximately 4,000 tons at the Manhattan Repair. It is very similar to our job, it was four levels. Seacrest did that job and the contact is Peter Vandershoot. They will provide us with the number so we can give them a call. They also did Concourse Shopping Plaza. There was approximately 7,000 tons and was completed in 1990. This was very similar to our Project as well. They ran 3 cranes on that Project. They will provide me with James Sella's number as well.

     Joe stated that they would man the job with a coordinator who would be their top guy, a surveying crew, a general foreman, walking boss, which Joe called the "whip", he just walks around making sure that everyone is on their toes, a foreman for each crane crew, a deck crew and they sub that out. They have done decking in the past themselves, but for this Project they would sub

     They pull from the union hall for a lot of their work and also get help from other workers as well.

     I asked what average picks they would get per crane crew per day. Joe explained it would most likely be 60 picks per day per rig. However, it depends on what they are erecting. Columns they average about 40 per day and Concrete columns they average about 15 a day.

     Joe then continued by explaining that their experience would save them time and a lot of steps. US Bridge estimated about 260,000 bolts while Harry Hillman estimated 225,000 although all of them are in their price.

     Jason then asked about schedule. Joe explained it is on 6 month schedule with approximately 150 working days, plus inclement weather, that is working with about 3 rigs. However, they said they have the capability, as long as the steel is there and there is room, to move up into more rigs to accomplish the schedule. Joe explained on the World Wide Project, they ran 6 rigs. US Bridge's key to success in erecting is coordination with the fabricator.

     Their insurance coverage is $2,000,000 up to $10,000,000.

     They do different types of work, bridges, lead and asbestos abatement and demolition.

     Jason asked if US Bridge was in litigation a jot. Joe responded, they have been in litigation with the schools that they did work for in the past.

     US Bridge is supplying us with several references after the meeting for us to call. They will be breaking down their bid into different categories and will get us a price on the fabrication of steel.

     Joe thought it was necessary to re-derrick and renumber the derricks in order to make the job run smoothly so they can erect two floors at a time.

     We looked at the possibility of some problems that we may have to overcome at the wall connections and beam to beam connections.

     Their cranes weigh about 168 tons each.

     They do all engineering in house on their own. They would put two trailers on site acting as air compressor and welding banks. They would also supply a welding bank for their deck installer.

     Jason reviewed our terms as well as payment terms of requisition on the 25th and payment on the 15th and the 2% discount and 10% retainage, 5% released after 30 days and the other 5% after 6 months.

     Joe continued to explain that for fabrication, they really could use a job quickly and we would have to make a decision quickly so they can respond in a timely fashion for fabrication.



     They did break down a price for us as follows:

            Phase 1 is $5,250,000
            Phase 2 is $4,139,000
            Tower 1, which they referred to as Phase 3 is $1,140,000

              Tower I, Phase I, & Phase II Structural Drawing List
                                Revised: 5/22/96


Engineer:       Thorson Baker & Associates. Inc.

Phase I & Phase II Structural (Palisades Center)

Drawing #                                            Drawing Date                          Latest Revision
---------                                            ------------                          ---------------
SG-1                                                  10/02/95                                    05/22/96
SD-1                                                  10/02/95                                    05/22/96
SD-2                                                  10/24/95                                    05/22/96
SF-1                                                  10/02/95                                    05/22/96
SF-2                                                  10/02/95                                    05/22/96
SF-3                                                  10/24/95                                    05/22/96
SF-4                                                  11/15/95                                    05/22/96
SF-5                                                  02/15/96                                    05/22/96
SF-6                                                  03/21/96                                    05/22/96
S-1                                                   10/02/95                                    05/22/96
S-2                                                   10/02/95                                    05/22/96
S-3                                                   10/02/95                                    05/22/96
S-4                                                   10/02/95                                    05/22/96
S-5                                                   10/02/95                                    05/22/96
S-6                                                   10/02/95                                    05/22/96
S-7                                                   10/02/95                                    05/22/96
S-8                                                   10/02/95                                    05/22/96
S-9                                                   10/24/95                                    05/22/96
S-10                                                  10/24/95                                    05/22/96
S-11                                                  10/02/95                                    05/22/96
S-12                                                  10/02/95                                    05/22/96
S-13                                                  10/02/95                                    05/22/96
S-14                                                  11/15/95                                    05/22/96
S-15                                                  01/08/96                                    05/22/96
S-15A                                                 05/08/96                                    05/22/96
S-16                                                  11/15/95                                    05/22/96
S-17                                                  05/08/96                                    05/22/96
S-18                                                  11/15/95                                    05/22/96
S-19                                                  11/15/95                                    05/22/96
S-20                                                  11/15/95                                    05/22/96
S-21                                                  11/15/95                                    05/22/96
S-22                                                  11/15/95                                    05/22/96
S-23                                                  02/15/96                                    05/22/96
S-24                                                  04/08/96                                    05/22/96
S-25                                                  01/18/96                                    05/22/96
S-26                                                  01/19/96                                    05/22/96
S-28                                                  02/06/96                                    05/22/96
S-29                                                  02/06/96                                    05/22/96
S-30                                                  02/08/96                                    05/22/96



Drawing #                                     Drawing Date                                   Latest Revision
---------                                     ------------                                   ---------------
S-31                                                 04/03/96                                     05/22/96
S-32                                                 04/03/96                                     05/22/96
S-33                                                 04/08/96                                     05/22/96
S-33A                                                04/08/96                                     05/22/96
S-34                                                 04/08/96                                     05/22/96
S-35                                                 04/08/96                                     05/22/96
S-36                                                 04/03/96                                     05/22/96
S-36A                                                05/22/96                                     05/22/96
S-37                                                 04/03/96                                     05/22/96
S-38                                                 05/08/96                                     05/22/96
S-39                                                 05/06/96                                     05/22/96
S-40                                                 05/06/96                                     05/22/96
S-41                                                 05/06/96                                     05/22/96
S-42                                                 04/08/96                                     05/22/96
S-43                                                 05/01/96                                     05/22/96
S-44                                                 05/08/96                                     05/22/96

                        Tower I, Structural Drawing List
                                 Revised: 6/5/96

                    Engineer Thorson Baker & Associates. Inc.

               Tower 1(Walmart.The Home Depot. Sams Club drawings)

Drawing #                                           Drawing Date                 Latest Revision
---------                                           ------------                 ---------------
SG-1                                                  01/24/96                           03/27/96
SF-1                                                  11/08/95                           06/05/96
SF-2                                                  08/11/95                           06/05/96
SF-3                                                  08/11/95                           06/05/96
S-1                                                   08/11/95                           06/05/96
S-2                                                   08/11/95                           06/05/96
S-3                                                   09/20/93                           06/05/96
S-4                                                   09/20/93                           06/05/96
S-5                                                   09/20/93                           06/05/96
S-6                                                   09/20/93                           01/24/96
S-7                                                   08/11/95                           01/24/96
S-8                                                   08/11/95                           06/05/96
S-9                                                   11/08/95                           06/05/96


   SECTION 05120 - -STRUCTURAL STEEL



     PART 1- GENERAL

    1.1      RELATED DOCUMENTS

             A.       Drawings and general  provisions  of  Contract,  including
                      General  and  Supplementary   Conditions  and  Division  1
                      Specification sections, apply to work of this Section.

    1.2      DESCRIPTION OF WORK

             A. Extent of structural steel work is shown on drawings, including schedules, notes and details to show size and location of members, typical connections, and type of steel required.

             B. Structural steel is that work defined in American Institute of Steel Construction (AJSC) "Code of Standard Practice" and as otherwise shown on drawings. It includes steel columns, base plates7 beams, and other steel items which are a part of the building structure.

             C. In addition, furnish to the installer involved, such items as bolts, anchor bolts, inserts, clip angles, and sleeves, required for attachment of items specified in this Section, together with placement drawings and tolerances. This includes all plates and beam anchorage.

         D.         Related Work Specified Elsewhere:

                         1. Section 03300 - Setting anchor bolts and embedded plates in concrete.

                         2. Section 05400 - Cold-formed metal framing.

                         3. Section 05500 - Loose steel lintels and other miscellaneous metal fabrications.

                         4. Section 07250 - Sprayed-on fireproofing.

                         5. Section 09900 - Painting - Touch up painting.

         E.         Work Provided by Others:

                         I. By the Owner -  Payment  of costs  for  testing  and
                    inspection as described hereinafter.

1.3      QUALITY ASSURANCE


     A. Source Quality Control: Materials and fabrication procedures are subject to inspection and tests in mill, shop, and field, conducted by a qualified inspection agency. Such inspections and tests will not relieve Contractor of responsibility for providing materials and fabrication procedures in compliance with specified requirements. Promptly remove and replace materials or fabricated components which do not comply.

                         1. The  structural  steel  supplier  shall certify that
                    high strength bolts have been manufactured in the United States and meet the designated ASTM specifications.

                         2. High strength bolts without the manufacturer's identifying symbol shall not be used.

     B. Design of Members and Connections: Details shown are typical; similar details apply to similar conditions, unless otherwise indicated.

     C. Codes and Standards: Comply with provisions of the following:

                         1. AISC "Code of Standard  Practice for Steel Buildings
                    and Bridges".

                         2. AISC  "Specifications  for the Structural  Steel for
                    Buildings",   including  the  "Commentary"  and  Supplements
                    thereto as issued.

                         3. AISC  "Specifications  for  Structural  Joints using
                    ASTM A 325 or A 490 Bolts" approved by the Research Council on Riveted and Bolted Structural Joints of the Engineering Foundation.

                         4. AWS D1.1 "Structural Welding Code".

                         5. ASTM A 6 "General Requirements for Delivery of Rolled Steel Plates, Shapes, Sheet Piling and Bars for Structural Use".

                         6. AISC "Architecturally Exposed Structural Steel".

     D. Qualifications for Welding Work: Qualify welding processes and welding operators in accordance with AWS "Standard Qualification Procedure". Provide certification that welders to be employed in work have satisfactorily passed AWS qualification tests. If recertification of welders is required, retesting will be Contractor's responsibility.

     A. Product Data: Upon Engineer's request submit producer's or manufacturer's specifications and installation instructions for following products. If requested, submit laboratory test reports and other data to show compliance with specifications, including specified standards.

                         1.   Structural    steel   and   high   strength   bolt
                    certification as noted in quality assurance.

                         2. Structural  steel (each type),  including  certified
                    copies of mill reports covering chemical and physical properties.

                         3. High strength bolts (each type),  including nuts and
                    washers.

                         4. Structural steel primer paint.

                         5. Shrinkage-resistant grout.

     B. Shop Drawings:

                         1.Submit shop drawings  prepared under supervision of a
                    registered structural engineer, including complete details and schedules for fabrication and assembly of structural steel members, procedures and diagrams. Include details of cuts, connections, camber, holes, and other pertinent data.

                         2. Indicate welds by standard AWS symbols, and show size, length, and type of each weld. Provide setting drawings, templates, and directions for installation of anchor bolts and other anchorages to be installed by others. Provide calculations used for designing connections.

                         3. AISC standard double angle connection  details shall
                    be used for all connections that are not otherwise detailed on the drawings. Where the reactions of beams and girders are not shown on the drawings, the connections shall be designed to support the maximum allowable uniform load as indicated in the load tables of the AISC Manual of Steel Construction for the given beam size and span.

                         4. Shop drawings shall indicate the date of the structural drawings that were used to prepare the shop drawings.

                         5. Shop drawing  submittals  shall  consist of a direct
                    reading transparency plus 2 prints of each drawing.

           PRIME CONTRACT PRE-CONTRACT MEMORANDUM


PROJECT:            Palisades Center               MEETING DATE:     Syracuse
OWNER:              EklecCo                        MEETING PLACE:    Model Room
DEVELOPER:          EklecCo                        PEOPLE PRESENT:   Mike Barney
CONTRACTOR: US Bridge                                                Jim Bold
                                                                     Joe Polito
                                                                     Ron Polito

1.       DISCUSSION ON PURPOSE OF MEETING
         AND MEMORANDUM                                             X__YES __ NO

          Discussion: (see attached)

2.        CHECKLIST ON DISCUSSION OF NATURE AND CONTENT OF CONTRACT



X YES NO            (A) LUMP SUM CONTRACT (6.1 and 6.2)
----- -----

X YES NO            (B) THE DOCUMENTS THAT CONSTITUTE THE CONTRACT
(1.1)

X YES NO            (C) SCOPE OF WORK

                    (D) INDEPENDENT CONTRACTOR DILIGENCE IN EXAMINING (2.1):

X YES __ NO

                         (i) the site


X YES __ NO

                         (ii) plans and specifications


X YES __ NO

                         (iii) EklecCo review and acceptance of plans & specs revised


X YES __ NO

                         (iv) local,  state,  federal laws,  rules,  ordinances,
                    codes  (zoning,  building,  health,  electrical,   plumbing,
                    sanitary,  etc.)

X YES __ NO

                         (v) environmental laws ----- X YES NO (vi) other (see attached) ---- -----

X   YES __ NO         (E)    WORK MUST BE DONE TO EKLECCO'S SATISFACTION (2.2.1)
---
X   YES __ NO

                         (i) All disputes resolved by EklecCo's judgment ---

             C. Test Reports: Submit copies of reports of tests conducted on shop and field bolted and welded connections. Include data on types of tests conducted and test results.

             D. Certification: Where sprayed fireproofing is required on steel surfaces to be painted, coordinate with fireproofing installer by providing certification of compatibility and performance of primer paint used relative to the fireproofing material.

    1.5      DELIVERY, STORAGE AND HANDLING

             A. Deliver materials to site at such intervals to insure uninterrupted progress of work. Deliver anchor bolts and anchorage devices, which are to be embedded in cast-in-place concrete or masonry, in ample time to not delay work.

             B. Store materials to permit easy access for inspection and identification. Keep steel members off ground, using pallets, platforms, or other supports. Protect steel members and packaged materials from corrosion and deterioration.

             C. Do not store materials on structure in a manner that might cause distortion or damage to members or supporting structures. Repair or replace damaged materials or structures as directed.

PART 2- PRODUCTS

2.1   MATERIALS

               A. Metal Surfaces, General: For fabrication of work which will be exposed to view, use only materials which are smooth and free of surface blemishes including pitting, seam marks, roller marks, rolled trade names and roughness. Remove such blemishes by grinding, or by welding and grinding, before cleaning, treating and applying of surface finishes.

               B. Structural Steel Shapes, Plates and Bars: ASTM A 36 or ASTM A 572, grade 50 as noted on drawings.

               C. Cold-Formed Steel Tubing: ASTM A 500, Grade B.

               D. Steel Pipe: ASTM A 53, Type B or S, Grade B, black, except where indicated to be galvanized. Provide Type S (seamless) where exposed to view.

               E. Anchor Bolts: ASTM A 36, nonheaded type unless otherwise indicated.

               F. High Strength Threaded Fasteners: Heavy hexagon structural bolt, heavy hexagon nuts, and hardened washers, of quenched and tempered medium carbon steel, complying with ASTM A 325. All bolts shall be marked with the manufacturer's identifying symbol.

               G. Electrodes for Welding: Comply with AWS Code.

               H. Structural Steel Primer Paint:

               1.Fabricator's  standard,   fast-curing,   lead-free,   universal
          primer, selected for good resistance to normal atmospheric corrosion, for compatibility with finish paint systems indicated and for capability to provide a sound foundation for field-applied topcoats despite prolonged exposure; complying with performance requirements of FS TT-P-645.

               2.  Where   prime   painted   steel  is  to  receive   sprayed-on
          fireproofing, steel shall be furnished un-primed.

               3. Primer paint shall be compatible with finish coats on architecturally exposed steel.

     I. Nonmetallic Shrinkage-Resistant Grout: Pre-mixed, noncorrosive, nonstaining product containing selected silica sands, portland cement, shrinkage compensating agents, plasticizing and water reducing agents, complying with CE-CRD-C62 1.

2.2      FABRICATION

         A. Shop Fabrication and Assembly: Fabricate and assemble structural assemblies in shop to greatest extent possible. Fabricate items of structural steel in accordance with AISC Specifications and as indicated on final shop drawings. Provide camber in structural members where indicated. Properly mark and match-mark materials for field assembly. Fabricate for delivery sequence which will expedite erection and minimize field handling of materials.

         B.         Connections:

                    1.      Weld or bolt shop connections, as indicated.

                        2. All field connections shall be bolted. Only use field welded connections where detailed on structural drawings. Each field welded connection shall be fully detailed on erection drawings.

                       3. Provide high strength threaded fasteners for all bolted connections.

               C. High Strength Bolted Construction: Install in accordance with AISC "Specifications for Structural Joints using ASTM A 325 or A 490 Bolts".

               D. Welded Construction: Comply with AWS Code for procedures, appearance and quality of welds, and methods used in correcting welding work.

               E. Equipment Supports and Mechanical Opening Framing: Framing shown on structural drawings is for general arrangement only and may require modification to suit the actual purchased equipment. Coordinate with mechanical trades for necessary certified drawings before starting fabrication. Steel Fabricator shall provide a complete job ready for installation of equipment, and Contract price shall cover this requirement regardless of subsequent modifications to framing shown on drawings, at no extra cost to the Owner.

               F. Holes for Other Work: Provide holes required for securing other work to structural steel framing, and for passage of other work through steel framing members, as shown on final shop drawings. Provide threaded nuts welded to framing, and other specialty items as indicated to receive other work. Cut, drill, or punch holes perpendicular to metal surfaces. Do not flame cut holes or enlarge holes by burning. Drill holes in bearing plates.

2.3          SHOP PAINTING

               A. General: Shop prime structural steel exposed to view which is not to be spray fire proofed, except those members or portions of members to be embedded in concrete or mortar. Paint embedded steel which is partially exposed on exposed portions and initial 2" of embedded areas only.

                    1. Do not paint surfaces which are to be welded or high-strength bolted with friction-type connections.

               B. Surface Preparation: After inspection and before shipping, clean steelwork to be painted. Remove loose rust, loose mill scale, and spatter, slag or flux deposits. Clean steel in accordance with Steel Structures Painting Council (SSPC) as follows.

                    1. All interior steel exposed to view 5P6  commercial  blast cleaned.

                    2. All  exterior  steel  exposed to weather  SPIO near white blast cleaned.

                    3. All other steel 5P3 power tool cleaned.

               C.  Painting:   Immediately  after  surface  preparation,   apply
          structural steel primer paint in accordance with manufacturer's instructions and at a rate to provide dry film thickness of not less than 2.0 mils. Use painting methods which result in ~l] coverage of joints, corners, edges and exposed surfaces.

               D. Paint Systems: Review painting specifications for finish paint systems. Coordinate surface preparations of steel and type of primer used with specifications and the manufacturer's recommendations to insure compatibility.

   PART 3 - EXECUTION

  3.1      INSPECTION

           A. Before starting erection of structural steel, verily all bearing elevations and anchor bolt locations. Report any discrepancies to the Engineer. Do not proceed until corrections have been made.

  3.2      ERECTION

           A. Temporary Shoring and Bracing: Provide temporary shoring and bracing members with connections of sufficient strength to bear imposed loads. Remove temporary members and connections when permanent members are in place and final connections are made. Provide temporary guy lines to achieve proper alignment of structures as erection proceeds.

           B.  Temporary  Planking:   Provide  temporary  planking  and  working
platforms as necessary to effectively complete work.

           C. Anchor Bolts: Furnish anchor bolts and other connectors required for securing structural steel to foundations and other in-place work. Furnish templates and other devices as necessary for presetting bolts and other anchors to accurate locations.

         D.         Setting Bases and Bearing Plates:

                    1.  Clean   concrete   and  masonry   bearing   surfaces  of
               bond-reducing materials and roughen to improve bond to surfaces

                              Clean bottom surface of base and bearing plates. Set loose and attached base plates and bearing plates for structural members on wedges or other adjusting devices.

                       2. Tighten anchor bolts after supported members have been positioned and plumbed. Do not remove wedges or shims, but if protruding, cut off flush with edge of base or bearing plate before packing with grout.

                       3. Pack grout solidly between bearing surfaces and bases or plates to ensure that no voids remain. Finish exposed surfaces, protect installed materials, and allow to cure. For proprietary grout materials, comply with manufacturer's instructions.

           E.       Field Assembly:

                    1. Set structural frames accurately to lines and elevations indicated. Align and adjust various members forming a part of a complete frame or structure before permanently fastening. Clean bearing surfaces and other surfaces which will be in permanent contact before assembly Perform necessary adjustments to compensate for discrepancies in elevations and alignment.

                    2. Level and plumb individual members of structure within specified AISC tolerances. For beams which support steel joists, maintain such tolerances as will assure specified minimum joist bearing. Tolerances shall not be accumulative. Temperature corrections shall be applied so that the structure will be plumb and will have clearances specified at 70 degrees F.

                    3.  Splice  members  only  where   indicated  on  structural
drawings or as accepted on shop drawings.

                    4. Tighten friction bolts in accordance with AISC by the turn-of-the-nut method, by the direct tension indicator or by properly calibrated wrenches.

                    5. Bearing bolts shall be tightened such that all plies of connecting material have been brought into snug contact with a minimum torque of 75 to 100 if-lbs.

         F. Erection Bolts: on exposed welded construction, remove erection bolts, fill holes with plug welds and grind smooth at exposed surfaces.

               G. Comply with AISC Specifications for bearing, adequacy of temporary connections, alignment, and removal of paint on surfaces adjacent to field welds. Do not enlarge unfair holes in members by burning or by use of drift pins. Ream holes that must be enlarged to admit bolts.

               H. Cutting and Fitting: Should any difficulties be encountered, the Contractor shall request written instructions from the Engineer, before proceeding with the work. No cutting of sections, either flanges, webs, stems or angles shall be done without permission of the Engineer, unless cutting is shown.

               I. Touch-Up Painting: All touch-up painting of steel to receive finish paint shall be by painting contractor. Touch-up of steel not receiving finish paint is not required.

    3.3      QUALITY CONTROL

             A. An independent testing and inspection agency shall be engaged to inspect high-strength bolted connections and welded connections and to perform tests and prepare test reports. Testing agency shall conduct and interpret tests and State in each report whether test specimens comply with requirements, noting any deviations therefrom.

           B. Testing work shall be done under supervision of a registered engineer. After completion of the work of this Section, testing agency shall certify that work conforms to structural drawings. This certification shall bear registered engineer's seal.

           C. Provide access for testing agency to places where structural steel work is being fabricated or produced so that required inspection and testing can be accomplished. Testing agency may inspect structural steel at plant before shipment; however, Engineer reserves right, at any time before final acceptance, to reject material not complying with specified requirements.

           D. Correct deficiencies in structural steel work which inspections and laboratory test reports have indicated to be not in compliance with requirements. Perform additional tests, at Contractor's expense, as may be necessary to reconfirm any noncompliance of original work, and as may be necessary to show compliance of corrected work.




                E. Field Bolted Connections: Inspect in accordance with AISC specifications. Check at least one bolt on every connection. Bearing Bolts tightened to a snug fit condition only require a visual inspection. Friction bolts require a turn of the nut or calibrated wrench method inspection.

                F. Shop and Field Welding: Inspect and test during fabrication and/or erection of structural steel. Certify welders and conduct inspections and tests as required. Record types and locations of defects found in work. Record work required and performed to correct deficiencies. Perform visual inspection of all welds, and perform ultrasonic tests of full penetration welds in accordance with ASTM E 164.



                                 END OF SECTION

SECTION 05210- STEEL JOISTS

95130  030496



PART 1- GENERAL

1.1 RELATED DOCUMENTS

               A.     Drawings and general provisions of the Contract, including
                      General  and  Supplementary   Conditions  and  Division  1
                      Specification sections, apply to work of this Section.

1.2 DESCREPTION OF WORK

               A. Extent of steel joists is shown on drawings, including basic layout and type of joists required. The work includes steel joists, bridging, headers, erection bolts and joist end anchors.

               B. Definition: The term "Steel Joists" as used herein includes not only the applicable Series units as classified by Steel Joist Institute, but also joist girder units, all as indicated.

               C.    Related Work Specified Elsewhere:

                         1. Section  05120 - Structural  steel  including  loose
                    individual or continuous bearing plates, and bolts or anchors for such plates.

         D.  Work Provided by Others:

                         1. By the Owner -  Payment  of costs  for  testing  and
                    inspection as described herein.

1.3      QUALITY ASSURANCE

          A. Standards: Provide joists fabricated in compliance with Steel Joist Institute (STI) Standard Specifications, Load Tables and Weight Tables for types of joists indicated, and as herein specified.

          B. Qualification of Field Welding:

                    1. Quality welding processes and welding operators in accordance with the American Welding Society (AWS) Standard Qualification Procedure.

                    2. Joists welded in place are subject to inspection and testing. Expense of removing and replacing any portion of steel joists for testing purposes will be borne by Owner if welds are found to be satisfactory. Remove and replace work found to be defective and provide new acceptable work.

1.4            SUBMITTALS

               A. Product Data: Upon Engineer's request submit manufacturer's specifications and installation instructions for each type of joist and accessories. Include manufacturer's certification that joists comply with SJI Specifications.

               B.     Shop Drawings:

                    1. Submit detailed  drawings  showing layout of joist units, special connections, jointing and accessories. Include mark, number, type, location and spacing of joists and bridging. Provide design calculations and section properties for all joist girders and for joists with special loading requirements.

                    2 Provide templates or location drawings for installation of anchor bolts and/or bearing plates.

                    3. Shop drawings  shall  indicate the date of the structural drawings that were used to prepare the shop drawings.

                    4. Shop drawing submittals shall consist of a direct reading transparency plus 2 prints of each drawing.

1.5      DELIVERY, STORAGE AND HANDLING

         A. Deliver, store and handle steel joists as recommended in SJI Specifications. Handle and store joists in a manner to avoid deforming members and to avoid excessive stresses.

PART 2 - PRODUCTS

2.1      MATERIALS

         A.  Steel: Comply with SJI Specifications.

              B.     Bolts:


                     1. High strength threaded fasteners shall conform to ASTM A325.

                     2. All erection bolts shall conform to ASTM A325.

               C. Steel Primer Paint: Comply with SJI Specifications; asphalt type coating not permitted. Primer paint shall be compatible with finish coats on architecturally exposed joists. See Architectural Specification's for additional requirements.

2.2 FABRICATION

                    A. General:  Fabricate  steel joists in accordance  with SJI
               Specifications. Joists in place shall be capable of resisting uplift loads as indicated on drawings.

                    B. Holes in Chord  Members:  Provide  holes in chord members where shown for securing other work to steel joists; however, deduct area of holes from the area of chord when calculating strength of member per AISC Section 1.14.

                    C. Extended Ends: Provide extended ends on joists where shown, complying with manufacturer's standards and requirements of applicable SJI Specifications and load tables.

                    D. Bridging:  Provide  horizontal and diagonal type bridging for open web joists, complying with SJI Specifications. Provide bridging anchors for ends of bridging lines terminating at walls or beams. (For joist girders, provide bottom chord bracing as shown or as required by manufacturer.)

                    E. End Anchorage: Provide end anchorages to secure joists to adjacent construction, complying with SJI Specifications.

                    F. Header Units: Provide header units to support tail joists at openings in floor or roof system not framed with steel shapes.

                    G. See Architectural Specifications for surface preparation, and required primer for compatibility with the final paint finish. Paint system shall be in strict accordance with Architectural Paint Specifications.

                    H. Identification: Use manufacturer's standard method to identify steel joists before leaving shop, attached in manner to be visible alter erection. Show identification code on shop drawings.


PART 3 - EXECUTION

3.1       INSPECTION

          A. Before starting erection of steel joists, verily all bearing elevations and that minimum bearing tolerances specified by SJI are provided. Report any discrepancies to the Architect/Engineer. Do not proceed until corrections have been made.

3.2       ERECTION

                    A. General: Place and secure steel joists in accordance with
               SJI Specifications, final shop drawings, and as herein specified.

                    B. Placing Joists:

                         1. Do not start placing  steel joists until  supporting
                    work is in place and secured. Place joists on supporting work, adjust and align in accurate locations and spacing before permanently fastening.

                         2. Provide minimum 2-1/2" bearing for K-series joist on
                    steel.

                         3. Provide minimum 4" bearing for K-series joist on masonry or concrete.

                         4. Provide minimum 4" bearing for LH and DLH series joist and joist girders on steel.

                         5. Provide minimum 6" bearing for LH and DLH series joist and joist girders on masonry or concrete.

                         6. Provide temporary bridging, connections, and anchors
                    to ensure lateral stability during construction. Where open web joist lengths are 40 feet and longer, install a center row of bolted bridging to provide lateral stability before slackening of hoisting lines.

         C. Bridging: Install bridging simultaneously with joist erection, before construction loads are applied. Anchor ends of bridging lines at top and bottom chords where terminating at walls or beams.

         D.         Fastening Joists:

                     1. Field weld joists to supporting steel framework in accordance with SJI Specifications for type of joists used.


     Coordinate welding sequence and procedure with placing of joists.

          E.          Touch-Up  Painting  For Joist That Receive  Finish  Coats:
                      After joist installation, paint field bolt heads and nuts, and welded areas, abraded or rusty surfaces on joists and steel supporting members. Wire brush surfaces and clean with solvent before painting. Use same type of paint as used for shop painting.

3.3       QUALITY CONTROL

          A. An independent testing and inspection agency shall be engaged to inspect welded connections and to certify that the work is in accordance with structural drawings. Testing agency shall conduct and interpret tests and state in each report whether test specimens comply with requirements, noting any deviations therefrom.

          B. Testing work shall be done under supervision of a registered engineer. After completion of the work of this Section, testing agency shall certily that work conforms to structural drawings. This certification shall bear registered engineer's seal.



                                      END OF SECTION

SECTION 05300 - METAL DECKING

PART l - GENERAL

1.1  RELATED DOCUMENTS

     A. Drawings and general provisions of the Contract, including General and Supplementary Conditions and Division 1 Specification sections, apply to work of this Section.

1.2 DESCRIPTION OF WORK

     A. Extent of metal decking is indicated on drawings, including basic layout and type of deck units required.

     B. Related Work Specified Elsewhere:

          1. Section 09900 - - Field painting of underside where exposed.

     C. Work Provided by Others:

          1. By the Owner - Payment of costs for testing and inspection as described hereinafter.

1.3 QUALITY ASSUAANCE

     A. Codes and Standards: Comply with provisions of the following codes and standards, except as otherwise indicated or specified:

          1. MSI 'Specification for the Design of Cold-Formed Steel Structural Members".

          2. AWS Dl.3 "Structural Welding Code"

          3. SDI "Design Manual for Floor Decks and Roof Decks".

     B. Qualification of Field Welding: Quality welding processes and welding operators in accordance with AWS "Welder Qualification" procedures of AWS Dl.1.

     C. Testing: Welded decking and shear connectors in place are subject to inspection and testing. Remove work found to be defective and replace with new acceptable work.

     E. Composite Floor Deck Units: Fabricate deck units with integral embossing or raised pattern to furnish mechanical bond with concrete slabs. Fabricate open beam deck units with fluted section having inter locking side laps; of metal gauge and depth as shown.

2.4 ACCESSORIES

     A. Roof Sump Pans: Fabricate from single piece of 14 gage galvanized sheet steel with level bottoms and sloping sides to direct water flow to drain. Provide sump pans of adequate size to receive roof drains and with bearing flanges not less than 4" wide. Recess pans not less than 4" below roof deck surface, unless otherwise required by deck configuration. Holes for drains will be cut in the field.

     B. Metal Closure Strips: Fabricate metal closure strips, for openings between decking and other construction, of 13 gage sheet steel. Form to provide tight-fitting closures at open ends of flutes and sides of decking.

     C. Provide metal pour stop at all edges of concrete construction (including floor openings) except where edge angle is detailed. Pour stop shall be of gage as recommended by manufacturer for specific conditions with a minimum of 20 gage.

2.5 SHOP PAINTING

     A. Chemically clean and phosphate treat (nongalvanized) metal roof deck units and accessories, and apply 1 coat of paint baked-on by manufacturer's standard method. Paint primer shall be in strict conformance with architectural specifications.

PART 3 - EXECUTION

3.1      INSTALLATION

     A.  General:   Install  deck  units  and  accessories  in  accordance  with manufacturer's recommendations and final shop drawings, and as specified herein.

     B. Placing Deck:

                    1. Place deck units on supporting steel framework and adjust to final position with ends accurately aligned and bearing on supporting members before being permanently fastened. Do not stretch or contract side lap interlocks.

                     2. Coordinate and cooperate with structural steel erector in locating decking bundles to prevent overloading of structural members.

                     3. Do not use deck units for storage or working platforms until permanently secured

               C.     Fastening Deck:

                     1. Fasten deck units to steel supporting members by welding as noted on drawings.

                     2. Comply with AWS requirements and procedures for manual shielded metal arc welding, appearance and quality of welds, and methods used in correcting welding work. Use welding washers where indicated on drawings.

                     3. Mechanically fasten side laps of adjacent deck units as noted on drawings.

               D.     Cutting  and  Fitting:  Cut and  neatly fit deck units and
                      accessories   around  other  work  projecting  through  or
                      adjacent to the decking, as shown.

               E.     Reinforcement  at  Openings:   Provide   additional  metal
                      reinforcement and closure pieces as required for strength, continuity of decking and support of other work shown.

               F. Roof Sump Pans: Place over openings provided in roof decking and weld to top decking surface. Space welds not more than 12" oc with at least one weld at each corner.

               G. Hanger Slots or Clips: The use of hanger slots or clips to receive hangers for support of ceiling construction, air ducts, diffusers or lighting fixtures, is not permitted.

               H. Closure Strips: Provide metal closure strips at open uncovered ends and edges of decking, and in voids between decking and other construction. Weld into position to provide a complete decking installation.

               I. Touch-Up Painting: Alter decking installation, wire brush, clean and touchup scarred areas, welds and rust spots on top and bottom surfaces of decking units and supporting steel members. Use same type as shop paint.

3.2      QUALITY CONTROL

100295            STRUCTURA~5S1T20EEL9 F

             A. An independent testing and inspection agency shall be engaged to inspect deck installation including deck welding, and to certify that the work is in conformance with Contract Documents.

             B. Inspection work shall be done under supervision of a registered engineer. After completion of the work of this Section, testing agency shall certify that work conforms to Contract Documents. This certification shall bear registered engineer's seal.


                                        END OF SECTION

                                      PC-38

----------------------------------------------------------
----------------------------------------------------------
Area 1: (Tower I):                                        $ 1,049,222.0O     $        73,00000    $        7,778.00    $1,130,000.00

Includes Walmart, BJ's and Home Depot
----------------------------------------------------------
----------------------------------------------------------
General Conditions                                        $  100,00000                            $                    $  100,000.00
----------------------------------------------------------
----------------------------------------------------------
Area 2: (Phase I) includes column lines 1 - 28 inclusive. $ 3,683,894        $234,000.00          $        18,106.00   $3,936,000.00
----------------------------------------------------------
----------------------------------------------------------
General Conditions                                        $  300,000.00      $        -           $        -           $  300,000.00
----------------------------------------------------------
----------------------------------------------------------
Area 3: (Phase II) Includes column lines 28-45 inclusive. $ 2,441,88400      $        180,00000   $        12,11600    $2,634,000.00
----------------------------------------------------------
----------------------------------------------------------
General Conditions                                        $  100,00000       $        -           $        -           $  100,000.00
----------------------------------------------------------
----------------------------------------------------------
TOTALS:                                                   $ 7,675,000 GO     $        481,00000   $        38,000 GO   $8,200,000.00
----------------------------------------------------------

U.S. BRIDGE OF N.Y., INC. PALISADES P0WER MALL:
May 29 1996
                              UNIT PRICES E-076(S)

                              Revision I - 5/24/96


                        Revision 2 - Added price 5129/96



                Floor Deck  Erection                                      $ 0.58          Per Sq. ~.
                Roof Direct Erection                                      S 0.15          Per Sq. Ft
                Joint Erection                                           $125.00          Per Piece
                                                                         -------
                Steel Erection                                           $268.00          Per Ton
                                                                         -------
                Precast Column Erection                                  $300.00          Per Piece
                Added X. Brace Erection                                  s790.00          Per X Brace (wind brace 2 pcs. Angles)



                Hourly Rate
                                                          Standard                        Overtime
                Foreman                                     $ 80.00    Per Hour              $115.00    Per Hour @     Ii
                                                            -----------                      -----------
                Crane & Operator                            $225.00    Per Hour              $420.00    Per Hour @     D.T.
                                                            -----------                      -----------
                Welder                                    S 85.00  Per Hour                $125.00 Per Hour @ 11/2
                                                          ---------                        --------
                Iron worker                               S 77.50  Per Hour                S~10.00 Per Hour 1 1/2
                                                          ---------                        --------



Shear Stud                 $1.30

Roof Frame lnstallation    250.00
(HVAC Unit Frame)
Roof Drain Frame)

U.S.  Bridge of N.Y., Inc.

[Graphic]

U.S.  Bridge of N.Y., Inc.

[Graphic]

                     EXHIBIT "G~ - CERTIFICATE OF INSURANCE
                                      PC-38



     Contractor acknowledges and agrees that they will provide to EklecCo an original Certificate of Insurance with all terms in accordance with the attached Sample Certificate of Insurance no later than Wednesday, June 19,1996.

[Graphic]

                                     EKLECCO
                                 HOW TO GET PMD

FIRST PAYMENT:

1. Included in the Contract is a sample of the "Contracror Requisition for Payment Form", annexed as Exhibit N, which you will use to invoice each month. This sample form will contain the "Schedule of Values" for the Scope of Work to be completed.

2. Within ten (10) days afier execution of the Contract, you will receive an actual "Contractor's Requisition for Payment Form" completed with the Schedule of Values which were agreed to in the Contract. You should fill-in the values completed to date, percent completed to date and the gross amount claimed due with cash requisition. Return to EklecCo ("EkiecCo") by the 25th of the month for processing.

3. Be certain that an authorized officer of the company signs and has the signature notarized. In addition, if an architect's or engineer's certification or approval is required, be certain that this is also done. The submitted Requisition constitutes Contractor's sworn certification of the amount and value of Work it claims it has completed to the date of the Requisition.

4. This Requisition will be reviewed and processed by EklecCo personnel.

5. Along with each payment check, EklecCo will prepare a "Contractor Waiver of Lien" form. This form must be signed and notarized prior to EklecCo releasing your check on or about the 15th of the month.

6. Additional amounts added to the Requisition will be paid for the Work completed, ONLY if a Change Order, in compliance with Section 4.2.1 of the Contract, has been executed.

7. Any time the 25th falls on a weekend or holiday, the due date for "Contractor Requisition for Payment Form" will be the next business day. Likewise, the due date for checks will be the next business day if the 15th falls on a weekend or holiday.

NEXT AND EVERY ADDITIONAL PAYMENT:

1. Prior to the 25th of each month, you will receive from EklecCo a new "Contractor Requisition for Payment Form". The form will show current contract values, as well as prior payments.

2. You will need to fill in the blank Requisition form and then the cycle described above will start again.

FIRST RETAINAGE PAYMENT:

1. Prior to issuance of the first Retainage payment on the Contract, Contractor must sign and submit a "Job Completed Memorandum of Understanding", a "Written Guarantee" and a completed "Punch List" to be signed by an authorized EkiecCo representative. The first retention payment cannot be requested at the same time as the final payment. EklecCo will not issue the "Contractor Requisition for Payment Form" for retention payment. Please request retention on your o~vn invoice form, showing project, contract number, scope of work, date completed and amount requested.

                                R E M E M B E R ~

1. YOU MUST NAVE YOUR REQUISITION FILLED OUT, SIGNED, NOTARIZED AND IN EKLECCO'S HANDS AT THE ADDRESS STATED BELOW BY 4:00 PM, THE 25TH OF THE MONTH, IN ORDER TO BE PAID ON THE 15th OF THE FOLLOWING MONTH.

2. PAYMENT WILL BE MADE ONLY ON CHANGE ORDERS IN COMPLIANCE WITH SECTION 4.2.1 OF THE CONTRACT AND TIMELY SUBMITTED BY THE 25TH OF THE MONTH.

3. YOU MUST SIGN AND HAVE NOTARIZED THE "CONTRACTOR'S WAIVER OF LIEN" FORM AND ALL RELATED DOCUMENTS PRIOR TO RECEIVING YOUR CHECK.

4.        ONLY ORIGINALS WILL BE ACCEPTED. FAX COPIES WILL NOT BE ACCEPTED.

Mail to:          EklecCo
                  4 Clinton Square
                  Syracuse, New York 13209
                  Attn:    Financing Department


                  Questions should be addressed to EklecCo at the above address or phone (315) 422-0090.

                     PARTIAL PAYMENT RECEIPT, GUARANTEE AND
                          WAIVER OF RIGHT TO FILE LJEN


                                                                    CONTRACT NO:
                                                                  CONTRACT DATE:
                                                                 CONTRACT SCOPE:
                                                                        PROJECT:
                                                               REQUISITION DATE:
                                                                   PAYMENT DATE:

FROM:
TO:

     Original Contract Amount Total Contract Adjustments to Date Revised Contract Amount to Date

     Amount Paid to Date Including this Payment Total Net Amount Paid to Date


The undersigned Contractor, Subcontractor or Supplier hereby acknowledges receipt this date of _______________ and the aggregate payments received to date as stated above.

The undersigned hereby certifies that the amounts set forth above are true and correct. The undersigned also represents, warrants and certifies that: all of its employees, Suppliers and Vendors have been paid all amounts which are due and owing as of the date hereof, that there are no liens filed and/or lien rights claimed by any Suppliers, Vendors or Subcontractors; and all necessary executed lien waivers and/or releases have been obtained by Contractor.

In consideration for the amount paid to the undersigned to date, on account of all Work, labor, equipment, material or services furnished or performed pursuant to the above Contract and relating to EklecCo and the Project, the undersigned WAIVES and RELEASES, to the extent allowed by Law, all liens or rights of liens the undersigned now has or may be entitled to claim or assert, arising from or in any way relating to the Work to date in connection with Contract No. as of the date of execution of this instrument.

The undersigned hereby CERTIFIES that;

1. For the period above, the Contractor or its Supplier and/or Subcontractors performed no Work on the Project beyond the Scope of Work set forth in the Contract or for which Contractor or its Suppliers and/or Subcontractors are or may be entitled to claim additional compensation from EklecCo, nor did Contractor or its Suppliers or Subcontractors make any changes in, or additions to the Work to be performed and material to be furnished or installed by the Contractor under the Contract, and

                                    [Graphic]

                                   EXHIBIT "J"
                                 COST BREAKDOWN


This document may be requested from EklecCo's Construction Lender at a later date, and Contractor understands that they may be required to supply such information.

                                   EXHIBIT "K"
                         ASSIGNMENTOF PROJECT DOCUMENTS


This document may be requested from EklecCo's Construction Lender at a later date, and Contractor understands that they may be required to supply such information

                                   EXHIBIT "L
                            CONSTRUCTION CONSENT FORM


This document may be requested from EklecCo's Construction Lender at a later date, and Contractor understands that they may be required to supply such information

[Graphic]

                                   MEMORANDUM

TO:          E-0765 File: Steel Erection

FROM:        Jason Teller

DATE:        June 12, 1996

RE:          A meeting between Ron and Joe Polito of US Bridge of New York, Inc.

ATTENDEES:

EklecCo:     Jason Teller
             Pete Teller
             Jim Bold
             Mike Barney


Pete started the meeting by explaining that prior to this award we wanted to go through a few additional issues. We may have covered some of those issues already and some may not have been, but we just wanted to clarify them. Once discussed, Jason will dictate a memorandum and this memorandum will be an exhibit to the contract should we award to US Bridge of New York, Inc.

The first issue was the union situation. US Bridge of New York, Inc. is a union contractor and Pete Teller stated that we do not want any problems on the site, EklecCo does not want disharmony. EklecCo has no problem with US Bridge of New York, Inc. functioning as a union contractor, but did not want any problems with any of the other contractors on the site. For example, if US Bridge of New York, Inc. has a master mechanic on site, this will not effect any other contractors working there. This is not a union job, it is an open shop with a prevailing wage agreement. If there were any union trouble makers on the site, we would expect them to be removed. Joe Polito responded, "My workers on the site are iron workers, not organizers, so we will remove them if necessary. Joe also added, There will be a two gate system in place if needed and my workers will honor a two-gate system and continue to work if necessary because my workers will use it if there are pickets."

Pete Teller then explained he thought it was a good time to bring up the prevailing wage agreement that EklecCo has signed with the unions. The unions and EklecCo have agreed to work in harmony. Pete Teller stated that if the unions were to picket this job for any reason, it would then void this prevailing wage agreement. Joe responded, ~l know how the agreement was put together."

Pete Teller then asked Mike Barney to review his discussions on flexibility and schedule, realizing we have covered it several times but also this morning. Mike explained that due to possible land problems in Phase lit may be necessary to do some of the erection, possibly area 7 and area 8, out of sequence or at a later date.
Joe Polito agreed that they had discussed this earlier and whatever areas that EklecCo needs US Bridge of New York. Inc. can adjust the timing on areas 7 and 8. He can do the other areas out of sequence as long as the fabricator can supply his two cranes that he will have in each area Joe also stated, "If necessary, we would shut down the cranes and remobilize

Joe Polito then brought up the roadways he is expecting to see Out on the site. He needs two stripes down the pad. I noted that the entire building pad has a 3.5' lift of stone, geogrid, and fabric serving as a construction mat and this should be sufficient. Pete Teller brought up the soft area that we recently encountered near Tower 3, where the mud wave occurred, and that it would be a good idea to avoid this area when erecting. Joe Polito stated, "That is what Mike Stewart does out on the site and we can work around it."

Pete Teller then asked Jim Bold to review the shift work that was negotiated earlier today for Tower 1. Jim explained that basically the agreement was that US Bridge of New York, Inc. would employ two seven hour back to back shifts each day and that they would have a make up day on Saturdays. This agreement went for iron workers as well as operators. Saturdays will serve as a rain day make up. This allows us to accelerate the Tower 1 schedule beyond what is shown in the contract schedule but we are unable to ascertain the effect it will have on the schedule at this point. Joe Polito agreed with this assessment. Joe stated, "I can only agree to durations at this point for schedule. Only after I meet with the foundation contractor, fabricators, and see the site progress can I nail down the exact dates."

Pete Teller thought it was a good time to bring up the contract administrators that EklecCo has out in the field are basically out there to administer the contract. They really do not have a tremendous amount of knowledge of construction, so EklecCo is relying heavily on US Bridge of New York, Inc. as experts in the steel erection area." Joe stated, "I understand".

Pete Teller stated, ~l hope that I can say with a straight face that US Bridge of New York, Inc. has had adequate time to review the drawings as the negotiations have been going on since March." Everyone laughed and Joe Polito responded, "Yes, we have had plenty of time and we know the drawings very well."

US Bridge of New York, Inc. has had plenty of time to review the plans, accepts them, and are comfortable with the plans. Joe Polito asked about the survey on the site, what would be provided. I explained to Joe Polito that EklecCo has provided a benchmark and two column lines that intersect at one column point. The foundation contractor then takes it to do all of his layout that US Bridge of New York, Inc. will then survey and continue. US Bridge has been told that the responsibility for the survey is theirs and the responsibility for the anchor bolts is handed from the foundation contractor to them and it is US Bridge of New York, Inc.'s responsibility to review and accept them if they are correct or work out any problems directly with the foundation contractor.

                                        1
                                MEMORANDUM _____
                                                              An EklecCo Project
TO:                 Joe Polito, Ron Polito, Mike Stewart
                    Peter Teller, Jason Teller and Dave Mistretta
FROM:               Tom Valenti
DATE:               June 18, 1996
RE:                 U.S. Bridge - PC-38
                    Steel Erection




We are sitting with Joe & Ron Polito and Mike Stewart of U.S. Bridge. Jason Teller, Peter Teller and Dave Mistretta of EklecCo and Tom Valenti is dictating the memo, but everyone understands they can jump in at any point and make a correction or addition or subtraction. When we started out this morning Mike was not able to be with us because he was on another job. Ron and Joe were kind enough to wait until 12:00 p.m. to get started. I was late even for that appointment. I explained to Joe, Ron and Mike that this was my only project and that I had invested ten years of my life in it. I further explained that if we were to sign with U.S. Bridge we would be paying more than we would for another contractor and we had to make sure that we had their full commitment. I stated that it was especially important to have Mike, U.S. Bridge's superintendent at the meeting.

During some light conversation, we got some unfortunate news and found out that Ron could have been a doctor but chose to be a steel erector and we are questioning his entire decision making process and everything he has said so far today, we are not sure if it is true. Of course we are kidding. Joe's background is as a civil engineer and so is Ron's. Joe got in the steel erection business in the late fifties and has had several companies and, his latest U.S. Bridge, is a publicly owned company. Joe well understands the problems with the banking industry today and that was one of the reasons he went public. Going public made it much easier for him to raise capital.

I explained to Joe that one of our problems is that since 1991, the banks and real estate developers have a little bit of a different relationship than they did in the 1980v5 and the banks are not so liberal anymore with change orders. In addition I explained to Joe, that we were looking at this to be a no-change order job. Joe stated that he has looked at the plans and doesn't see any problems with the plans. He looks at this as a repetitive job that is no problem and doesn't see the need for any change orders. Of course the exceptions to that would be if there were any material tenant changes.

Mike who has been with Joe since 1968, is going to be the supervisor on site, he will be here everyday. Mike runs the job from top to bottom. Basically he builds the job first on paper. One of the things Mike said was that as soon as possible he needs Derrick plans so that he can get his schedules together. He showed us an example of the schedule that he produces for the erection procedure. In effect, he puts the project together on paper from beginning to end. Mike says that he likes to keep guys doing one kind of work for a period of time so that they improve on the job. That gives him an opportunity to determine whether or not he has any bad eggs. Joe stated that they have a mule driver named Mario who comes in and determines whether or not people are working up to par and if not Mario fires them. Joe stated that typically they fire and rehire about 20% of the work force. Mike stated that the biggest issue for him is making sure that he gets sequencing down correctly and as he said earlier getting the plan down on paper so that the job proceeds smoothly. Mike also said he works very well with other trades, union and non-union. He said that he would rather cooperate than fight.

The next thing we talked about was coordination. Joe understands that we are dealing with two fabricators, a deck supplier, and a joint supplier, and also a supplier of precast columns. Joe says that U.S. Bridge will take the responsibility for all coordination with those suppliers, such that, U.S. Bridge will be sending shipping lists to the fabricators stating the pieces that they need and the rough schedule that they need them from beginning to end. Joe stated that Dave will be copied on all of the correspondence.

Mike will also be at the morning meeting every morning with the other contractors. Mike also requested, and Jason and Peter agreed, that both fabricators should be at the morning meetings. Dave agrees and he will see to it that they are present. Joe stated that they are used to dealing with the fabricators and often times they have a job where they will be the fabricators. He said that this job will be treated in the same manner. Joe stated that in looking at potential problems that can come up with the fabricator that minor mistakes would be handled by U.S. Bridge in the field such as where there is a mispunched hole in a piece they would either cut in another hole or rough hang it. He stated that he cannot take the financial responsibility for major problems, but will take the responsibility for making sure the fabricator corrects any major problems. Overall Joe understands that U.S. Bridge is going to take overall responsibility for making sure that the fabricator gets the steel On-site in the proper sequencing and at the proper time.

Joe stated that he needs a hammer in order to enforce that the fabricator produces on time and properly. Pete said that we would have U.S. Bridge put together a schedule and have everybody including the fabricators agree to it and then after that if the fabricators were off schedule, U.S. Bridge could impose penalties on the fabricators that are stated within our contract with the fabricators. EklecCo will empower U.S. Bridge to impose the penalties on the fabricators if they do not live up to their obligations.

Again we talked about the fact that we were looking at this as a no-change order job. Again Joe reiterated he didn't see any reasons for change orders and further said that he was the expert and we were not and we were also looking for a no problem job. (Joe said that I was the one who said I wasn't an expert and I'm willing to testify in court that I am not.)

We talked about the fact that there was going to be a potential for relocating X-braces. Joe said that as long as we were moving the X-braces prior to installation that wasn't a problem. Other more significant changes that would result because of a material change from a tenant or a change that we make would result in a change order.

We talked about flexibility and the fact that often with a retail development there are situations that result either because of government, a lender, or a tenant, that might require priorities changing from one area to another. Joe did not believe that was going to be a problem. We also talked about the potential for slow downs. Joe believed that slow-downs were a problem and that rather than slowing down he would rather stop he stated that there would not be a problem if we had to stop for a week and then come back.

We then talked about the start-up and Joe stated in talking to the Tower 1 foundation contractor it looked like there was a problem that would result in not being able to start until two weeks from Wednesday. On further discussion about this we have concluded that by the middle of next week the precast columns could start in the middle of the building and we were going to see if we could further affect the foundation contractor to make that start date move up.

Not later than Monday the Tower 1 delivery list for the fabricator would be prepared. Ron talked about doing that in pieces and getting parts of that fabrication & shipping list done sooner. The list that would be ready on Monday would be just for Tower 1 and the rest of the job would go in sequence building by building based on EklecCo's schedule. Joe talked about the fact that he would like to have sixty men on the job as optimum in terms efficiency. He said that works well with the unions having giving them the concession on the "four tens" and the make up day on the fifth day.

In that regard we talked about past memos and Joe said that the commitments that were made in the prior memos were still all good except the only issue in one of the previous memos dealt with shift work and that would have to change. Joe feels that doing it this way would work better because he feels that working with the sixty men would be a lot better than working with one

Joe would like to thank us for the job. I reminded him that I didn't sign it yet. hundred and twenty because of the time it would take to build up to one hundred and twenty.

We talked about schedule and Mike stated that they were looking at something between a six to an eight week schedule with the last two weeks being "clean up" without the crane (X-bracing, etc.), but Mike needed the Derrick plans in order to finalize this. Jason said that the drawings would get out to them as soon as possible along with a list of contacts from the suppliers. Joe stated that if we needed an extra rig as long as they got a weeks worth of work out of the rig, there would be no problem providing the extra crane. Joe stated that he had spoken to the site contractor and Joe and Mike were aware of site conditions. Joe said that certainly the Tower 1 area presented no problem and he was aware of the site conditions out on the rest of the property and that he understood that there was a soft spot that could be worked around in the Tower 3 area. I mentioned I wanted to make sure that we were not going to be hit for extras for matting or other problems related to the site conditions. Joe said that he didn't see that as a problem. Joe stated that he will coordinate with the site contractor and be able to work around the site contractor and with the site contractor. They have already had discussions with the site contractor and both Mike and Joe think that he is doing a very good job and believe that they can work with them.

Joe also understands that we may have a timing problem with the lumber yard and agrees that they might have to come back and complete the steel erection on the lumber yard properly.

As far as weather is concerned if it becomes an issue in later months in November the contract provides for a make-up day when weather does not permit them to work. Joe educated me that you can't do iron work in the rain or the snow at all.

We talked a little bit about the union situation, Joe says that he has been having good cooperation from the operators and the iron workers and his men should be no problem in terms of working along with non-union contractors.

                            PRIVILEGED & CONFIDENTIAL



                                   COMMITMENT
                                   MEMORANDUM

TO:                 Steel Erection File
FROM:               Chris Montrose
DATE:               May 31,1996
RE.                 Meeting with US Bridge and EklecCo


Present from US Bridge via teleconference are Vice President, Ron Polito, President, Joe Polito and on Site Supervision, Mark Stewart. Carolyn Frani and Chris Montrose are present from EklecCo US Bridge representatives understand that they can interrupt the dictation of this memorandum at any time to make any additions and/or changes to the dictation.

I started the meeting out by explaining to US Bridge that EkelcCo is obtaining a Commitment Memo form the top three bidders for steel erection. Once the memos are complete they are presented to the group along with the bids. U.S. Bridge understands the Commitment Memo is evaluated seriously by the group in order to determine who will be awarded this Contract.

I next asked US Bridge, putting price aside what can they offer EklecCo for the erection of steel that would convince EklecCo to award the steel erection contract to them? Joe Polito stated ~We are committed to service and coordination. We will handle all of the coordination for this Project." Joe also stated, "We have access to our own men. I have guys set up from Canada currently and I also have men from the local unions." Joe continued by stating, -~ am the co-chairman of the union funds in the area

Joe stated, "If awarded this job, I would have Mike Stewart set up an Advance Shipment List which would be given to our fabricators." Joe stated, "We divide the building up into subdivided areas and we basically build the building on paper to give to the fabricator."

Joe stated, "We continually check with the fabricator to make sure that he will be able to meet the schedule that we have given them. We order the steel from the fabricator."

I asked Joe, Ron and Mike about their coordination with the fabricator and how would they handle any possible field conflicts. Joe stated. "We will coordinate very closely with the fabricator and detailer to get the job done in a fast time."

Joe wanted to add to the memo, that he has requested if they are awarded this project that they want an immediate meeting with our fabricator and the detailer so they can be brought up to speed and put on the same page as one another and work together harmoniously.

I explained to US Bridge that we have Contract Administrators on site and have no Construction Managers or General Contractors. I also explained that our Contract Administrators have no previous construction experience, and this was done purposely, so their opinions are unbiased. I asked US Bridge how they would handle filling in any gaps that would develop on site due to this condition. Joe stated, "We will coordinate with the other trades. We will also copy the Contract Administrators on any of the information that develops between this coordination to make them aware of what is happening.~ Joe also stated,- We are ready and willing to take on this responsibility." I explained to Joe that we have a morning meeting every morning at approximately T30 and at least one representative from each Scope of Work attends that meeting to put any issues on the table that they may have to coordinate the overall Project. Joe stated, "This would work good for us." He also said that they have a surveying crew that will continually be on site and one member from the survey crew will attend the meeting along with Mike Stewart.

I next explained to US Bridge, that if EklecCo were to hire their company, it would be because of their expertise. EklecCo, as the Developer, looks to the people we hire to have all of the expertise. Joe stated, "The main thing we have to offer is our expertise. I have been trying to get this across for the past two months. One of our strongest suits is coordinating and getting the entire package together using our expertise." Joe then wanted to add, "The expertise is used best in the early part of the Project when the fabricator, detailers and erectors meet to get everyone on the same page and start the coordination process on the right foot."

I next asked, "What is the last mall project that US Bridge worked on?" Joe stated, "It was the Concourse Plaza, and we used three cranes on this project and erected approximately 5,000 to 6,000 tons of steel." Joe stated, "We have built numerous buildings in the past and I have been in the business since 1956 and opened my own business in 1966, so I have a lot of experience under my belt."

I next told Joe since he has worked on many projects in the past, he understands that flexibility is key in any project. Joe stated, "You have to be flexible. As long as the steel is not missing in the building and access is still available, we will be able to move around at your direction and be very flexible".

If for some reason the Scope of Work changes and a Change Order becomes necessary, US Bridge is not to go ahead with any work without written authorization. Joe stated "we use what is called a DAN form. Which is a notification form given to EklecCo which shows any changes that have evolved, and if they affect or do not affect our project, we even flag any drawing changes and make EklecCo aware of the changes."

In closing I asked US Bridge if they could sum up their overall commitment to us. Joe stated, "We are very, very interested in getting this work. We are the people for this Project. We are willing to give a full commitment for this work and do the best job for you.

                                  Scope of Work
               Structural Steel Erection for the Palisades Center



Contractor shall furnish and install all, but not limited to, necessary and appropriate labor, materials, equipment, supervision, coordination, mobilization, and taxes necessary to erect the structural steel for Palisades Center as per plans and specifications.

     1. Contrac~or shall be responsible for all coordination with the structural steel fabricators, detailers, joist and deck suppliers, structural engineer, foundation contractors, precast column suppliers and all other contractors that affect the structural steel erection scope of work.

     2.  Contractor   shall  be  responsible  to  coordinate  and  schedule  all deliveries of the structural steel elements that are necessary for the structural steel erection scope of work.

     3. Contractor agrees to provide, all but not limited to, erection bolts, shear studs, welding material, etc. necessary to complete the structural steel erection scope of work.

     4. Contractor agrees to install all pour stop, deck closure, metal decking. and shear studs as necessary and indicated on the Contract plans.

     5. Contractor has provided a deduct price for the erection of areas 7 and 8 of $957,000.00 if EklecCo elects not to erect this portion of work.

     6. Contractor agrees to provide all necessary matting for the safe operation of a crane if necessary

     7. Contractor has included in his lump sum contract price the coordination and erection of all precast columns.

     8. Contractor has included the erection of the joist, joist girders, and bridging as shown on the contract plans.

     9. Contractor agrees to examine all delivered materials prior to accepting them to ensure that they are in proper condition after shipping and report any discrepancies in writing directly to the suppliers.

     10. Contractor agrees to coordinate all necessary testing and inspection and accommodate all scheduling necessary for any owner, state, local, or federal inspections as may be necessary.

     11. Contractor understands that the intent of this contract is a 100% turn key erection package for Tower I and the entire mall.

X YES __ NO (ii) Contractor will be held to highest standards

X YES __ NO (iii) EkiecCo's rights on Contractor's failure to satisfy ( ), including liquidated damages (2.2.3) Supplementation (2.2.3(a)) and termination (2.4.1)

X YES __ NO (F)RISKS TO CONTRACTOR OF LUMP SUM BID (2.6)

X YES __ NO (G) TIME OF THE ESSENCE FOR COMPLETION OF THE WORK (3.1)

X YES __ NO (H) MODIFICATIONS TO THE WORK

          (i)     By written agreement in advance only (4.0)
          (ii)    Basis for payment (4.1.2)


                        (I) CONTRACTOR'S REPRESENTATION

X YES __ NO(i)      Experience and capacity (5.2(a))

X YES __ NO(ii)     Financial Solvency (5.2(b))

X YES __ NO(iii)     Quality of Work (5.1)

X YES __ NO(iv)  Compliance with all laws (5.2(c))

                             (J) PAYMENT PROCEDURE

X YES __ NO(i)      Timing (7.2.1)

X YES __ NO(ii)     Requisition documents (7.8)

X YES __ NO(iii)  Payment (or part) withheld (7.3.1, 7.32, 7.4, 7.5)

X YES __ NO (K) FINAL ACCEPTANCE AND PAYMENT (Art. 8)

X YES __ NO (L) INSURANCE AND PAYMENT (Art. 9)

X YES __ NO  (M) IDA PROJECT/SALE AND USE TAX EXEMPTION (Art. 10)

X YES __ NO  (N)   LEGALLY BINDING CONTRACT/STRICTLY ENFORCED

                                   DISCUSSION

1.        Purpose of Meeting and Memorandum:



2.        Nature and Content of Contract:

Read and Understood Agreed:


Contractor               Date


EKLECCO                  Date

                                NOTICE TO PROCEED


DATE:                               June 12,1996

PROJECT:                            Palisades Center

CONTRACTOR:                         U.S. Bridge of New York Inc.

CONTRACT NO.:                       PC-38

CONTRACT AMOUNT:                    $8,200,000


CONTRACTOR SHALL PROCEED WITH ITS WORK IN ACCORDANCE WITH AND SUBJECT TO THE ABOVE CONTRACT UPON RECEIPT OF THIS NOTICE TO PROCEED.



Dated:

                                   Thomas J. Valenti, Partner